SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, for Use of the              240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                            SUCCESS BANCSHARES, INC.
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[x]  Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously Paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________


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                     100 TRI-STATE INTERNATIONAL, SUITE 300
                                  P.O. BOX 1499
                           LINCOLNSHIRE, IL 60069-1499

To the Stockholders of Success Bancshares, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Success Bancshares, Inc. ("Success") to be held on October 24, 2001 at 10:00 a.m., local time, in the auditorium at 200 Tri-State International, Lincolnshire, Illinois 60069 (the "Annual Meeting").

     At the Annual Meeting, you will be asked to consider and vote upon the Agreement and Plan of Reorganization by and among BankFinancial Corporation ("BankFinancial"), Financial Federal MHC, Inc., BFIN Acquisition Corporation and Success, dated as of May 21, 2001 (the "Agreement"), pursuant to which Success will be acquired by BankFinancial (the "Merger"). A copy of the Agreement is attached to the accompanying Proxy Statement.

     In connection with the Merger, you will be entitled to receive $19.00 in cash for each share of common stock of Success that you own.

     Consummation of the Merger is subject to the satisfaction of certain conditions, including the receipt of all required stockholder and regulatory approvals. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AGREEMENT AND THE MERGER, WHICH THE BOARD BELIEVES IS IN THE BEST INTEREST OF SUCCESS' STOCKHOLDERS. The Board has received the opinion of Keefe, Bruyette & Woods, Inc., Success' financial advisor, to the effect that, as of the date of such opinion and based on the considerations described therein, the price per share to be paid to the stockholders of Success in the Merger is fair to the stockholders from a financial point of view.

     At the Annual Meeting, you will also be asked to vote on the election of two directors to the Board of Directors and to transact such other business as may properly come before the meeting or any adjournment thereof.

     We have enclosed a Notice of the Annual Meeting, the Proxy Statement containing a discussion of the Agreement and the Merger, and information regarding the director nominees and a proxy card to record your vote on the matters submitted for stockholder action at the Annual Meeting. YOUR PARTICIPATION IN THE ANNUAL MEETING, IN PERSON OR BY PROXY, IS ESPECIALLY IMPORTANT. AN ABSTENTION OR FAILURE TO VOTE AT THE ANNUAL MEETING OR FAILURE TO SUBMIT A PROXY WITH RESPECT TO THE AGREEMENT AND THE MERGER WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE AGREEMENT AND THE MERGER. ACCORDINGLY, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE THAT HAS BEEN PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

     Promptly after the Merger, a letter of transmittal will be mailed to each holder of record of shares of our common stock to be used for the surrender of your stock certificates. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

                                            Sincerely,


                                            Wilbur G. Meinen, Jr.
                                            Chairman of the Board
September 17, 2001

                     100 TRI-STATE INTERNATIONAL, SUITE 300
                                  P.O. BOX 1499
                           LINCOLNSHIRE, IL 60069-1499

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 24, 2001

To the Stockholders of Success Bancshares, Inc.

     Notice is hereby given that the Annual Meeting of Stockholders of Success Bancshares, Inc. ("Success") will be held on October 24, 2001 at
10:00 a.m., local time, in the auditorium at 200 Tri-State International, Lincolnshire, Illinois 60069, for the following purposes, as more fully described in the accompanying Proxy Statement:

     1. To consider approval of the Agreement and Plan of Reorganization by and among BankFinancial Corporation ("BankFinancial"), Financial Federal MHC, Inc., BFIN Acquisition Corporation and Success, dated as of May 21, 2001 (the "Agreement"), pursuant to which Success will be merged with BFIN Acquisition Corporation, a subsidiary of BankFinancial (the "Merger"), and the outstanding common stock of Success will be converted into the right to receive $19.00 per share in cash. A copy of the Agreement is attached to this Proxy Statement as Annex B;

     2. To elect two directors to serve for a three-year term as Class I Directors or until their successors are elected and qualified; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on September 10, 2001, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof, also as more fully described in the Proxy Statement.

                                            For the Board of Directors,




                                            Wilbur G. Meinen, Jr.
                                            Chairman of the Board

September 17, 2001

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. THOSE WHO CANNOT ATTEND ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AGREEMENT AND THE MERGER. PROXIES MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Summary........................................................................1
Questions and Answers About the Merger.........................................7
Annual Meeting of Stockholders................................................10
         Solicitation of Proxies; Votes Required..............................10
         Revocability of Proxies..............................................11
         Annual Report........................................................11
         Security Ownership of Principal Holders and Management...............11
         Section 16(a) Beneficial Ownership Reporting Compliance..............12
The Proposed Merger...........................................................13
         The Companies........................................................13
         Background of the Merger.............................................13
         Reasons for the Merger and the Recommendation of the
           Board of Directors.................................................17
         Opinion of KBW.......................................................19
         BankFinancial's Financial Ability to Consummate the Merger...........25
         Interests of Certain Persons and Management in the Merger............25
         Certain Material U.S. Federal Income Tax Consequences of the Merger..27
         Accounting Treatment of the Merger...................................27
         Trust Preferred Securities to Remain Outstanding.....................28
Proposal 1:  Approval of the Agreement and the Merger.........................29
         Overview of the Transaction Structure................................29
         What Success Stockholders will Receive in the Merger.................29
         Conditions of the Merger.............................................29
         Effective Date.......................................................30
         Payment of Merger Consideration and Surrender of Stock Certificates..31
         Fees and Expenses of the Merger......................................32
         Appraisal Rights.....................................................32
         Regulatory Approvals and Other Consents..............................35
         Other Material Provisions of the Merger Agreement....................35
         Option Agreement.....................................................42
Proposal 2:  Election of Directors............................................45
         Executive Officers...................................................47
         Executive Compensation...............................................49
         Compensation Committee Report on Executive Compensation..............52
         Audit Committee Report...............................................54
         Stock Performance Graph..............................................55
Independent Accountants.......................................................56
Other Matters.................................................................56
Stockholder Proposals.........................................................57
ANNEX A - AUDIT COMMITTEE CHARTER............................................A-1
ANNEX B - AGREEMENT AND PLAN OF REORGANIZATION...............................B-1
ANNEX C - OPTION AGREEMENT...................................................C-1
ANNEX D - FAIRNESS OPINION OF KEEFE, BRUYETTE & WOODS, INC...................D-1
ANNEX E - GENERAL CORPORATION LAW OF THE STATE OF DELAWARE-- SECTION 262.....E-1


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                                     SUMMARY

     This summary term sheet highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to in this document, which will give you a more complete description of the matters being considered at the Annual Meeting. We have included page references in this summary term sheet to direct you to other places in this Proxy Statement where you can find a more complete description of the topics we discuss below.

INFORMATION ABOUT SUCCESS AND BANKFINANCIAL (SEE PAGE 13)

     o SUCCESS BANCSHARES, INC. Success Bancshares, Inc., a Delaware corporation incorporated in 1984 (which we refer to as Success or the company), is a bank holding company headquartered in Lincolnshire, Illinois, with total assets of over $571 million at June 30, 2001. Our common stock is quoted on the NASDAQ National Market System under the symbol "SXNB." Through our wholly-owned subsidiary, Success National Bank, which was founded in 1973 (the "Bank"), we engage in full service community banking. The Bank is also headquartered in Lincolnshire, Illinois, located approximately 35 miles north of downtown Chicago, and, in addition to its headquarters, has seven additional branch offices. These banking facilities are located in Deerfield, Libertyville (2), Lincolnwood, Lincolnshire, Chicago-Lincoln Park and Northbrook. Our principal address is 100 Tri-State International, Suite 300, Lincolnshire, Illinois 60069-1499, and our phone number is (847) 279-9000.

     o BANKFINANCIAL CORPORATION. BankFinancial Corporation ("BankFinancial") is a federally-chartered subsidiary savings and loan holding company and is a wholly-owned subsidiary of Financial Federal MHC, Inc., a federally-chartered mutual holding company. The principal subsidiary of BankFinancial and Financial Federal MHC, Inc. is BankFinancial, F.S.B. BankFinancial, F.S.B. is an FDIC-insured federal savings association that has been serving banking needs in the Chicago market since 1924. It is the fifth largest thrift institution headquartered in Illinois. In recent years, BankFinancial, F.S.B. has focused on strengthening and expanding its commercial banking capabilities. As of June 30, 2001, BankFinancial, F.S.B. had total consolidated assets of approximately $1.2 billion, total deposits of approximately $830 million and shareholders' equity of approximately $100 million. Its principal offices are located at 21110 South Western Avenue, Olympia Fields, Illinois 60461. It has eight Illinois branches located in Olympia Fields, Orland Park, Schaumburg, Joliet, Chicago Ridge, Hazel Crest, Calumet Park and Calumet City. A ninth branch is scheduled to open in Naperville later this year. Financial Assurance Services, Inc., a subsidiary of BankFinancial, F.S.B., is a full-service insurance and investment firm that offers a variety of non-FDIC insured investment products, including annuities, mutual funds, stocks and bonds.

ANNUAL MEETING INFORMATION (SEE PAGE 10)

     DATE, TIME, PLACE AND MATTERS TO BE CONSIDERED

     The Annual Meeting will be held in the auditorium at 200 Tri-State International, Lincolnshire, Illinois, on October 24, 2001 at 10:00 a.m., local time. At the Annual Meeting, you will be asked to vote on the approval and adoption of the Agreement and the Merger and to elect two directors to our Board of Directors. A copy of the Agreement is attached as Annex B to this Proxy Statement.

     RECORD DATE FOR VOTING

     You may vote at the Annual Meeting if you owned shares of our common stock at the close of business on September 10, 2001. On that date, there were 2,442,874 shares of our common stock outstanding. Each share of common stock entitles the holder to cast one vote at the Annual Meeting.

     PROCEDURES RELATING TO YOUR VOTE AT THE ANNUAL MEETING

     o In order to have a quorum at the Annual Meeting, a majority of all outstanding shares of common stock as of the record date must be present, in person or by proxy.

     o In order to approve and adopt the Agreement and the Merger under Delaware law, we must obtain the affirmative vote of the holders of a majority of the shares of outstanding common stock. Abstentions and broker non-votes will have the effect of a vote "AGAINST" the approval and adoption of the Agreement and the Merger.

     o A plurality of the votes cast at the Annual Meeting, in person or by proxy, will determine the election of the two Class I director nominees. Abstentions and broker non-votes will not have any effect on the outcome of the election of directors.

     o You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares are represented at the meeting, even if you plan to attend the meeting in person. Unless you specify to the contrary, all of your shares represented by valid proxies will be voted "FOR" the approval and adoption of the Agreement and the Merger and "FOR" the election of the director nominees.

     o If your shares are held in "street name" by your broker, your broker will vote your shares, but only if you provide instructions on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares.

     o Until voting occurs at the meeting, you can revoke your proxy and change your vote in any of the following ways:

          (1) by delivering written notification to our Chief Financial Officer at our executive offices;

          (2)  by delivering a proxy of a later date by mail;

          (3) if you have instructed your broker to vote your shares, by following the directions received from your broker to change those instructions; or

          (4) by attending the meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting.

     o For additional information regarding the procedure for delivering your proxy, see "The Annual Meeting of Stockholders -- Solicitation of Proxies; Votes Required."

MERGER CONSIDERATION TO BE RECEIVED BY SUCCESS STOCKHOLDERS (SEE PAGE 29)

     If we complete the Merger, our stockholders will be entitled to receive $19.00 in cash for each share of Success common stock that they own. In addition, each outstanding option to acquire shares of Success common stock will be converted into the right to receive the amount by which the merger consideration exceeds the applicable option exercise price (the "Option Spread"). After the Effective


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


Date of the Merger, each outstanding share of Success common stock will represent only the right to receive the merger consideration.

     YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

OUR BOARD OF DIRECTORS RECOMMENDS STOCKHOLDER APPROVAL (SEE PAGES 17 THROUGH
18)

     Our Board of Directors believes that the transactions contemplated by the Agreement are advisable and in the best interests of Success and our stockholders. Many factors support this conclusion. The Board has unanimously approved the Agreement and unanimously recommends that you vote "FOR" approval of this proposal.

OUR FINANCIAL ADVISOR SAYS THE MERGER CONSIDERATION IS FAIR FROM A FINANCIAL POINT OF VIEW TO OUR STOCKHOLDERS (SEE PAGES 19 THROUGH 25)

     Our financial advisor, Keefe, Bruyette & Woods, Inc. ("KBW"), has given our Board of Directors a written opinion dated September 17, 2001 that states the cash consideration to be paid to our stockholders is fair from a financial point of view. A copy of the opinion is attached to this Proxy Statement as Annex D. You should read it completely to understand the assumptions made, matters considered and limitations on the review performed by KBW in issuing its opinion. We have agreed to pay KBW a financial advisory fee of $50,000 upon the signing of our engagement letter with KBW and a fee of $100,000 payable on the delivery of its fairness opinion. We have also agreed to pay KBW a fee of $350,000 at the time the Merger closes.

THE MERGER IS EXPECTED TO BE COMPLETED IN THE FOURTH QUARTER OF 2001 (SEE PAGE
30)

     The Merger will only occur after all the conditions to its completion have been satisfied or waived. Currently, we anticipate that the Merger will be completed in the fourth quarter of 2001.

REGULATORY APPROVALS (SEE PAGE 35)

     To complete the Merger, BankFinancial must obtain approvals from the Office of Thrift Supervision ("OTS"). BankFinancial has filed the necessary regulatory applications and notices with the OTS. We cannot assure you that BankFinancial will receive regulatory approval or that any regulatory approvals received will satisfy the conditions set forth in the Agreement.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGER (SEE PAGES 25 THROUGH 27)

     In considering the recommendation of our Board of Directors to vote in favor of the adoption and approval of the Agreement and the Merger, you should be aware that some of our executive officers and members of our Board of Directors have interests in the Merger that may be different than the interests of our stockholders generally. These interests include:

     o The consummation of the Merger will result in substantial payments being made and/or benefits being provided to our executive officers under various employment agreements and compensation plans and arrangements.

     o Pursuant to the Agreement, BankFinancial has agreed, following the Merger, to appoint certain directors of Success to the Board of Directors of BankFinancial, BankFinancial, F.S.B., Financial Federal MHC, Inc. and Financial Assurance Services, Inc.


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


     o BankFinancial has also agreed, under the Agreement, to continue to indemnify the officers and directors of Success and the Bank for events that occurred prior to the Merger or that arise from the Agreement or any transaction contemplated by it.

     Our Board of Directors was aware of these interests and considered them in its decision to approve the Agreement and the transactions contemplated by it.

BANKFINANCIAL'S FINANCIAL ABILITY TO CONSUMMATE THE MERGER (SEE PAGE 25)

     BankFinancial will pay the aggregate cash merger consideration estimated to be $46.3 million, and the Option Spread, estimated to be $1.8 million, prior to the Merger. In connection with the Merger transaction, BankFinancial has also agreed to pay certain liabilities of Success at the time of closing, including certain change of control payments to our executive officers and amounts outstanding under our line of credit with a commercial bank. The funds BankFinancial will use to satisfy its obligations will be obtained from (1) a capital distribution from the Bank to Success, or through a capital distribution from BankFinancial, F.S.B. to BankFinancial, and (2) funds borrowed by BankFinancial from a commercial bank. The specific amounts that will be obtained from capital distributions and from borrowings will be determined after the Closing Date is established and will depend, among other things, on the earnings of BankFinancial, F.S.B. and the Bank and the mark-to-market adjustments that will be required in connection with the consummation of the transaction.

WHAT IS REQUIRED TO COMPLETE THE MERGER (SEE PAGES 35 THROUGH 42)

     The completion of the Merger depends on the satisfaction or waiver of a number of conditions, including the following:

     o we must obtain the affirmative vote of the holders of a majority of all shares of common stock outstanding on the record date at the Annual Meeting;

     o on the closing date, our adjusted stockholders' equity and our allowance for loan and lease losses must each not be less than certain minimum dollar amounts specified in the Agreement;

     o the employment agreements of certain of our executive officers, as the agreements were amended in connection with the Merger, must be in full force and effect and no breach shall have occurred under any such agreement;

     o if any of our stockholders vote against the adoption and approval of the Agreement and the Merger and seek appraisal rights under Delaware law, the aggregate number of such dissenting shares cannot exceed 10% of our outstanding shares on the Effective Date;

     o BankFinancial must obtain the regulatory approvals, consents or waivers necessary to complete all of the transactions contemplated in the Agreement and those approvals, consents or waivers must be in full force and effect;

     o    no legal prohibition to completion of the Merger may be in effect;

     o our and BankFinancial's respective representations and warranties in the Agreement and any other documents executed or provided by us or BankFinancial in connection with the Merger must be true and correct in accordance with the requirements set forth in the Agreement; and


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


     o Success and BankFinancial must each have performed and be in compliance in all material respects with its respective obligations, agreements and covenants as set forth in the Agreement.

SUCCESS EMPLOYEE BENEFIT PLANS AND STOCK OPTION AWARDS (SEE PAGE 41)

     In connection with the Merger, certain of our employees may be eligible to receive severance pay equal to a certain portion of their salary in the event their employment is terminated as a result of the Merger.

     Our stock option plan will terminate on the Effective Date of the Merger. Stock options to purchase Success common stock made pursuant to our stock option plan will become immediately vested and holders of these options and awards will receive a cash payment equal to the Option Spread, in accordance with the Agreement. We are amending our employee stock ownership plan so that employees will become fully vested in their accounts under the plan at the Effective Time, and shares held in employee accounts will be converted into cash in the Merger for the benefit of employees under the plan.

     The Agreement provides that BankFinancial will assume each of the employee benefit plans of Success. BankFinancial will have all the powers, rights, duties, obligations and liabilities of Success under these plans. Each such plan will continue in effect after the Merger but BankFinancial has the right to amend or terminate the plan. After the Merger, BankFinancial will provide employees of Success and the Bank the opportunity to participate in each employee benefit plan and program it or BankFinancial, F.S.B. maintains for their similarly situated employees. Our employees will be given credit for their service to Success or the Bank in determining eligibility for and vesting in benefits under such plans.

SUCCESS TRUST PREFERRED SECURITIES WILL REMAIN OUTSTANDING (SEE PAGE 28)

     Our trust preferred securities, which we issued through our subsidiary Success Capital Trust I, will remain outstanding after the Merger and holders of the trust preferred securities will not receive cash in the Merger for these securities. After the Effective Date, the debentures held by Success Capital Trust I, and the guarantees related to the trust preferred securities, will be obligations of BankFinancial. This treatment is consistent with the terms of those instruments.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 27)

     Our stockholders will generally recognize gain for federal, and possibly state and local, income tax purposes, on the exchange of their shares of common stock for cash. You will recognize gain equal to the difference between the amount of cash you receive and your tax basis in your common stock. You should determine the actual tax consequences of the exchange to you. It will depend on your specific situation and factors not within our control. You should consult your personal tax advisor for a full understanding of the transactions contemplated by the Agreement and their specific tax consequences to you.

ACCOUNTING TREATMENT (SEE PAGE 27)

     BankFinancial intends to account for the Merger transaction as a "purchase" for accounting and financial reporting purposes.

YOU HAVE APPRAISAL RIGHTS (SEE PAGES 32 THROUGH 35)

     Stockholders who do not wish to accept the $19.00 per share cash consideration payable pursuant to the Merger have the right under Delaware law to have their shares appraised by the Delaware Court of


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


Chancery. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things:

     o    you must NOT vote in favor of the Agreement; and

     o you must make a written demand for appraisal in compliance with Delaware law BEFORE the vote on the Agreement.

     Merely voting against the Agreement will not preserve your right of appraisal under Delaware law. Also, since a submitted proxy not marked "against" or "abstain" will be voted for the adoption of the Agreement, the submission of a proxy not marked "against" or "abstain" will result in the waiver of appraisal rights. Annex E to this Proxy Statement contains the Delaware statute relating to your right of appraisal. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fail to follow all of the steps required by the statute, you will lose your appraisal rights.

AMENDMENT OR TERMINATION OF THE AGREEMENT (SEE PAGES 36 THROUGH 37, AND PAGES 41 THROUGH 42)

     Success and BankFinancial may mutually agree to terminate the Agreement and elect not to complete the Merger at any time before the Effective Date of the Merger. In the event the Agreement is terminated by either Success or BankFinancial in certain cases as provided in the Agreement, Success or BankFinancial, as the case may be, must pay to the other, termination fees, ranging between $350,000 and $1.6 million, depending on the reason for such termination. The parties also may terminate the Merger if other circumstances occur, which are described in the Agreement, including the failure to complete the Merger by January 31, 2002. The Agreement may be amended by the written agreement of Success and BankFinancial.

OPTION AGREEMENT WITH BANKFINANCIAL (SEE PAGES 42 THROUGH 44)

     In connection with the Agreement, we also entered into an option agreement with BankFinancial. Upon the terms of and subject to the conditions set forth in the option agreement, we have granted to BankFinancial the option to purchase, after the occurrence of a triggering event (as defined in the agreement) and subject to all necessary regulatory approvals, an aggregate of up to 19.9% (605,989 shares) of our outstanding common stock at an exercise price of $17.50 per share. The option is intended to make it more likely that the Merger will be completed on the agreed terms and to compensate BankFinancial for its efforts and costs in the event the Merger is not completed under circumstances generally involving a third party proposal for a business combination with us. The option may therefore discourage proposals for alternative business combinations with us, even if a third party were prepared to offer our stockholders consideration with a higher value than the value of the merger consideration being paid by BankFinancial to our stockholders in exchange for their Success common stock.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:   WHAT AM I BEING ASKED TO VOTE ON? WHAT IS THE PROPOSED TRANSACTION?

A: We are asking you to vote on the approval and adoption of an agreement that provides for the merger of Success into BankFinancial. As a result of the Merger, we will cease to be an independent, publicly traded company.

Q:   WHAT WILL I BE ENTITLED TO RECEIVE IN THE MERGER?

A: If we complete the Merger, each of your shares of common stock will be converted into the right to receive $19.00 in cash, without interest. After we complete the Merger, you will no longer own Success common stock.

Q:   WHAT DOES THE SUCCESS BOARD OF DIRECTORS RECOMMEND?

A: Our Board of Directors recommends that you vote "FOR" approval and adoption of the Agreement and the Merger. Our Board of Directors has determined that the Agreement and the Merger are fair to and in the best interests of Success and its stockholders. To review the background and reasons for the Merger in greater detail, see pages 13 to 18.

Q:   WHAT VOTE IS REQUIRED TO ADOPT THE AGREEMENT?

A: Delaware law requires that the Agreement be adopted by holders of a majority of the outstanding shares of our common stock.

Q:   WHAT DO I NEED TO DO NOW? HOW DO I VOTE?

A: After you have carefully read and considered the information contained in this Proxy Statement, please complete, sign and date your proxy card and mail your signed proxy card in the enclosed return envelope as soon as possible. This will enable your shares to be represented at the Annual Meeting. You may also vote in person at the meeting. If you do not return a properly executed proxy card and do not vote at the Annual Meeting, this will have the same effect as a vote against the adoption of the Agreement. If you sign, date and send in your proxy card, but you do not indicate how you want to vote, your proxy will be voted in favor of the proposals to approve the Agreement and elect the director nominees.

Q:   WHAT IF I OPPOSE THE MERGER? DO I HAVE APPRAISAL RIGHTS?

A: Stockholders who oppose the Merger may seek judicial appraisal of the fair value of their shares, but only if they do not vote in favor of the Agreement and the Merger and otherwise comply with all of the procedures of Delaware law, as explained in Annex E to this Proxy Statement. This value could be more or less than or the same as the merger consideration of $19.00 in cash per share.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER AUTOMATICALLY VOTE MY SHARES FOR ME?

A: No. Your broker will not be able to vote your shares without instructions from you. You should provide written instructions to your broker on how to vote, following the directions provided by your broker regarding how to instruct it to vote your shares. Without instructions, your shares will not be voted by your broker and the failure to vote will have the same effect as a vote against the approval and adoption of the Agreement and the Merger.

Q: CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. Until exercised at the Annual Meeting, you can revoke your proxy and change your vote in any of the following ways:

     o by delivering written notification to our Chief Financial Officer at our executive offices;

     o    by delivering a proxy of a later date by mail;

     o if you have instructed a broker to vote your shares, by following the directions received from your broker to change those instructions; or

     o by attending the Annual Meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting.

          You may request a new proxy card by calling our Chief Financial Officer at (847) 279-9000.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: The receipt of cash in exchange for common stock surrendered in the Merger will constitute a taxable transaction for U.S. federal income tax purposes. In general, a stockholder who surrenders common stock pursuant to the Merger will recognize a gain or loss equal to the difference, if any, between $19.00 per share and the stockholder's adjusted tax basis in that share. We urge you to consult your own tax advisor regarding the specific tax consequences that may result from your individual circumstances as well as the foreign, state and local tax consequences of the disposition of shares in the Merger.

Q:   SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A: No. Shortly after the Merger is completed, BankFinancial's paying agent will send you a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent. You should use the letter of transmittal to exchange stock certificates for the merger consideration of $19.00 in cash per share. DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

Q:   WHEN DO WE EXPECT THE MERGER TO BE COMPLETED?

A: We will try to complete the Merger as soon as possible. Before that happens, the Agreement must be approved and adopted by our stockholders and we must obtain specified governmental and regulatory approvals. Assuming stockholders vote at least a majority of our outstanding shares of stock in favor of adoption of the Agreement and we obtain the other necessary approvals, we expect to complete the Merger during the fourth quarter of 2001.

Q: I AM A SUCCESS EMPLOYEE AND I HOLD MY SHARES IN AN EMPLOYEE BENEFIT PLAN. WILL I BE ABLE TO VOTE THOSE SHARES?

A: The Success employee stock ownership plan and the Success employee stock purchase plan permit each plan participant to direct the trustee how to vote shares attributable to the participant's plan account and, in the case of the employee stock ownership plan, a proportional number of shares held by the plan but not as yet allocated to participants' plan accounts. If you are a plan participant, you will receive information concerning the procedures for submitting a proxy card with your voting directions.

Q:   WHO CAN ANSWER MY OTHER QUESTIONS?

A: If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, you should contact our Chief Financial Officer at our executive offices at 100 Tri-State International, Suite 300, Lincolnshire, Illinois 60069-1499, or by telephone at (847) 279-9000.

                            SUCCESS BANCSHARES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

     The following information is being provided in connection with the solicitation of proxies for the Annual Meeting of Stockholders of Success Bancshares, Inc., a Delaware corporation, and any adjournment thereof (the "Annual Meeting"), for the purposes stated in the attached Notice of Annual Meeting of Stockholders. The Annual Meeting is to be held on October 24,
2001 at 10:00 a.m., local time, in the auditorium at 200 Tri-State International, Lincolnshire, IL 60069. Success anticipates mailing this Proxy Statement and the enclosed proxy to stockholders on or about September 17, 2001.

SOLICITATION OF PROXIES; VOTES REQUIRED

     A form of proxy for use at the Annual Meeting is being furnished with this Proxy Statement by Success to each stockholder of record and is solicited on behalf of the Board of Directors. The Board of Directors has fixed September 10, 2001 as the record date (the "Record Date") for the Annual Meeting. Only stockholders of record on the books of Success at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 2,442,874 shares of Success's common stock, par value $0.001 per share, were outstanding, each of which entitles the holder thereof to one vote on all matters to be considered at the Annual Meeting.

     The shares represented by proxies duly executed and returned by stockholders and received by Success before the Annual Meeting will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted "FOR" approval and adoption of the Agreement and the Merger, and "FOR" the election of the director nominees specified herein. As to the other matters, if any, to be voted upon at the Annual Meeting, the persons designated as proxies in the accompanying form of proxy (each of whom was selected by the Board of Directors) will take such action as they, in their discretion, may deem advisable.

     Representation at the Annual Meeting, in person or by proxy, by the holders of a majority of the outstanding shares of common stock entitled to vote on the Record Date will constitute a quorum. Votes for and against, abstentions by stockholders who are present at the Annual Meeting in person or by proxy and shares held of record by a broker or nominee who returns the proxy but withholds voting because the broker or nominee has not received instructions from his, her or its customers or lacks voting authority ("Broker Non-Votes"), will each be counted as present for purposes of determining the presence of a quorum. The affirmative vote of the holders of a majority of the shares at the Annual Meeting, in person or by proxy, will be required to approve and adopt the Agreement and the Merger. Abstentations and Broker Non-Votes will have the effect of voting against adoption and approval of the Agreement and the Merger. A plurality of the votes cast at the Annual Meeting, in person or by proxy, will determine the election of the two Class I Directors. Accordingly, abstentions and Broker Non-Votes will not have any effect on the outcome of such election.

     The cost of soliciting proxies will be borne by Success. Solicitation will be made by mail, and may also be made personally or by telephone or facsimile by directors, officers and regular employees of Success, but these persons will not be separately compensated for such solicitation services. Success will reimburse brokerage houses and other nominees and fiduciaries for their expenses in forwarding proxy solicitation materials to beneficial owners of our common stock.

REVOCABILITY OF PROXIES

     Execution of the enclosed proxy will not affect your right as a stockholder to attend the Annual Meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by: (1) delivering a written notification sent to and received by our Chief Financial Officer at our executive offices prior to the Annual Meeting; (2) delivering a proxy of a later date by mail; (3) if you have instructed a broker to vote your shares, by following the directions received from your broker to change those instructions; or (4) by attending the Annual Meeting and voting in person. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his, her or its proxy; you must vote in person at the meetings.

ANNUAL REPORT

     A copy of Success's Annual Report to Stockholders for the fiscal year ended December 31, 2000, which contains audited financial statements, accompanies this Proxy Statement.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of our common stock as of September 5, 2001 by (1) each person or entity known by us to be the beneficial owner of more than 5% of our outstanding common stock, (2) each executive officer named in the Summary Compensation Table below, (3) each director and (4) all of our directors and executive officers as a group.


                                                                 NUMBER OF SHARES
          NAME AND ADDRESS OF BENEFICIAL OWNER(1)               BENEFICIALLY OWNED      PERCENT OF CLASS
---------------------------------------------------------       ------------------      ----------------
Wilbur G. Meinen, Jr.....................................           57,385(2)                 2.3%
Kurt C. Felde............................................           10,804(3)                 *
Christa N. Calabrese.....................................           13,594(4)                 *
Craig J. Love............................................            7,083(5)                 *
Laurie K. Breitenstein...................................            6,772(6)                 *
Avrom H. Goldfeder.......................................           12,000(7)                 *
Sherwin Koopmans.........................................           12,000(8)                 *
Norman D. Rich...........................................           29,699(9)                 1.2
Glen Wherfel.............................................           20,294(10)                *
Joseph A. Cari, Jr.......................................            3,000(11)                *

All directors and executive officers as a group
   (11 persons)..........................................          185,748(20)                7.2%

George M. Ohlhausen (12).................................          248,806(13)               10.2
Jeffrey L. Gendell (14)..................................          139,300(15)                5.7
Financial Institution Partners II, L.P. (16).............          250,850(17)               10.3
Michael E. Kelly (18)....................................          238,500(19)                9.8

------------------
*    Less than 1%
(1) The address of each person listed above, unless noted otherwise in the footnotes, is c/o Success Bancshares, Inc., 100 Tri-State International, Suite 300, Lincolnshire, IL 60069-1499.
(2) Includes 12,500 shares subject to currently exercisable options with an exercise price of $11.50, 3,000 shares subject to currently exercisable options with an exercise price of $12.00 per share and 33,000 shares subject to currently exercisable options with an exercise price of $11.00 per share.
(3) Mr. Felde shares voting and investment power over such shares with his spouse. Includes 5,000 shares subject to currently exercisable options with an exercise price of $14.00 per share and 1,500 shares subject to currently exercisable options with an exercise price of $11.50 per share and 3,333 shares subject to currently exercisable options with an exercise price of $11.375 per share.
(4) Ms. Calabrese shares voting and investment power over 3,594 of such shares with her spouse. Includes 7,500 shares subject to currently exercisable options with an exercise price of $13.875 per share and 2,500 shares subject to currently exercisable options with an exercisable price of $11.375 per share.

(5) Includes 2,500 shares subject to currently exercisable options with an exercise price of $10.125 per share and 1,250 shares subject to currently exercisable options with an exercise price of $11.94 per share and 3,333 shares subject to currently exercisable options with an exercise price of $11.375 per share.
(6) Includes 2,500 shares subject to currently exercisable options with an exercise price of $10.125 per share and 4,000 shares subject to currently exercisable options with an exercise price of $11.375 per share.
(7) Includes 5,000 shares subject to currently exercisable options with an exercise price of $14.50 per share, 3,000 shares subject to currently exercisable options with an exercise price of $12.00 per share and 3,000 shares subject to currently exercisable options with an exercise price of $10.75 per share.
(8) Mr. Koopmans shares voting and investment power over 1,000 of such shares with his spouse. Includes 5,000 shares subject to currently exercisable options with an exercise price of $14.50 per share, 3,000 shares subject to currently exercisable options with an exercise price of $12.00 per share and 3,000 shares subject to options with an exercise price of $10.75 per share.
(9) Includes 3,896 shares held in trust with respect to which Mr. Rich's spouse has voting and dispositive power and 2,210 shares beneficially owned by Mr. Rich's spouse. Also includes 5,000 shares subject to currently exercisable options with an exercise price of $14.50 per share, 3,000 shares subject to currently exercisable options with an exercise price of $12.00 per share and 3,000 shares subject to currently exercisable options with an exercise price of $10.75 per share.
(10) Includes 5,100 shares beneficially owned by Mr. Wherfel's spouse and 5,494 shares held by a pension plan with respect to which Mr. Wherfel has sole voting and dispositive power. Also includes 5,000 shares subject to currently exercisable options with an exercise price of $14.50 per share, 3,000 shares subject to currently exercisable options with an exercise price of $10.75 per share and 3,000 shares subject to currently exercisable options with an exercise price of $12.00 per share.
(11) Includes 3,000 shares subject to currently exercisable options with an exercise price of $12.00 per share.
(12) Mr. Ohlhausen's address is 9801 Gross Point Road, Skokie, IL 60076.
(13) Includes 108,485 shares held in trust which respect to which Mr.
     Ohlhausen has sole voting and dispositive power, 41,275 shares held in an individual retirement account with respect to which Mr. Ohlhausen has sole voting and dispositive power and 68,000 shares held in trust with respect to which Mr. Ohlhausen shares voting and dispositive power with his spouse.
(14) Mr. Gendell's address is 200 Park Avenue, Suite 3900, New York, New York 10166.
(15) According to Schedule 13D filed with the SEC on November 12, 1999. Includes 139,300 shares with respect to which Mr. Gendell shares voting and dispositive power with Tontine Financial Partners, L.P. and Tontine Management, L.L.C.. Mr. Gendell and each of such entities are a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
(16) The address of Financial Institution Partners II, L.P. is 1826 Jefferson Place, N.W., Washington, D.C. 20036.
(17) According to Schedule 13D filed with the SEC on July 12, 2000. Includes 238,850 shares with respect to which Financial Institution Partners II, L.P. shares voting and dispositive power with Hovde Capital, L.L.C., Eric
     D. Hovde and Steven D. Hovde. Additionally, Eric D. Hovde owns 12,000 shares with sole voting and dispositive power. Financial Institution Partners II, L.P. and each of such individuals or entities are a "group" as defined in Section 13(d)(3) of the Exchange Act.
(18) Mr. Kelly's address is 11 West Madison Street, Oak Park, IL 60302.
(19) According to Schedule 13G filed with the SEC on June 12, 2000, Mr. Kelly has sole voting and dispositive power with respect to these shares.
(20) Includes an aggregate of 138,166 currently exercisable options with exercise prices ranging from $10.125 to $14.50.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     As a public company, our directors, executive officers and 10% beneficial owners are subject to the reporting requirements under Section 16(a) of the Exchange Act. Under such Act, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Success are required to be filed with the Securities and Exchange Commission (the "SEC").

     To our knowledge, based solely upon a review of the copies of such reports furnished to us, or of written representations from certain reporting persons, we believe that, with respect to reports required to be filed in 2000, all reports were timely filed.

                               THE PROPOSED MERGER

THE COMPANIES

     BUSINESS OF SUCCESS BANCSHARES, INC. Success Bancshares, Inc., a Delaware corporation incorporated in 1984, is a bank holding company headquartered in Lincolnshire, Illinois with total assets of over $571 million at June 30, 2001. Our common stock is quoted on the Nasdaq National Market under the symbol "SXNB." Through our wholly-owned subsidiary, Success National Bank, which was founded in 1973, we engage in full service community banking. The Bank is also headquartered in Lincolnshire, Illinois, located approximately 35 miles north of downtown Chicago, and, in addition to its headquarters, has seven additional branch offices. These banking facilities are located in Deerfield, Libertyville
(2), Lincolnwood, Lincolnshire, Chicago-Lincoln Park and Northbrook.

     We provide community banking services to individuals, small-to-medium sized businesses, local governmental units and institutional clients primarily in the northern Chicagoland area. These services include traditional checking, NOW, money market, savings and time deposit accounts, as well as a number of other deposit products targeted to specific market segments. The Bank offers home equity, home mortgage, commercial real estate, commercial and consumer loans, safe deposit facilities and other services specially tailored to meet the needs of customers in its target markets. Our goal is to continue to offer innovative, attractive financial products to businesses and individuals in our target markets. The Bank maintains a website on the World Wide Web (http://www.successbank.com) which enables our consumers to access information regarding branch locations, deposit and loan rates, our financial reports, press releases and economic forecasts. The Bank's principal business activities are competitive with other financial services providers offering a wide array of financial products and services. These competitors include other banks, savings and loan associations, credit unions, brokerage firms, finance companies, insurance companies, mutual funds and mortgage bankers. Competition is generally in the form of interest rates and points charged on loans, interest rates paid on deposits, service charges, banking hours and other service-related products.

     Our principal executive offices are located at 100 Tri-State International, Suite 300, Lincolnshire, Illinois 60069-1499, and our telephone number is (847) 279-9000.

     BUSINESS OF BANKFINANCIAL. BankFinancial is a federally-chartered subsidiary savings and loan holding company and is a wholly-owned subsidiary of Financial Federal MHC, Inc., a federally-chartered mutual holding company. The principal subsidiary of BankFinancial and Financial Federal MHC, Inc. is BankFinancial, FSB. BankFinancial, F.S.B. is an FDIC insured federal savings association that has been serving banking needs in the Chicago market since 1924. It is the fifth largest thrift institution headquartered in Illinois. In recent years, BankFinancial, F.S.B. has focused on strengthening and expanding its commercial banking capabilities. As of June 30, 2001, BankFinancial, F.S.B. had total consolidated assets of approximately $1.2 billion, total deposits of approximately $830 million and shareholders' equity of approximately $100 million. Its principal offices are located at 21110 South Western Avenue, Olympia Fields, Illinois 60461. It has eight Illinois branches located in Olympia Fields, Orland Park, Schaumburg, Joliet, Chicago Ridge, Hazel Crest, Calumet Park and Calumet City. A ninth branch is scheduled to open in Naperville later this year. Financial Assurance Services, Inc., a subsidiary of BankFinancial, F.S.B., is a full-service insurance and investment firm that offers a variety of non-FDIC insured investment products, including annuities, mutual funds, stocks and bonds.

BACKGROUND OF THE MERGER

     With the untimely death of our former CEO in July, 1998, our Board of Directors was faced with the decision to either sell the company or retain new management and remain independent. In September and October 1998 Success met with Keefe, Bruyette & Woods, Inc., a nationally-recognized investment banking firm specializing in banks and thrifts to assess our strategic alternatives. At that time a consensus conclusion was reached that any decision regarding the long term strategic options of the company, including our possible sale, needed to be predicated on a formal strategic plan.

     In December 1998, we hired Wilbur G. Meinen as our President and Chief Executive Officer. Shortly thereafter, Mr. Meinen also became Chairman of our Board of Directors. In February 1999, we retained KBW to provide advice in the development of our strategic plan and the tactical elements supporting plan implementation. The planning process continued throughout 1999. Various strategic initiatives were analyzed and pursued, including a possible reconfiguration of our branch structure, the centralization and relocation of business and back-office functions to the Bank's new corporate center in Lincolnshire, and closer focus on key asset and liability management issues.

     By the fourth quarter of 1999 management, assisted by KBW, had concluded this strategic planning process and began reviewing strategic growth alternatives including the acquisition of branch banking facilities in selected communities. We also entertained and had preliminary discussions, assisted by KBW, with certain comparably-sized community banks regarding a possible merger of equals affiliation ("MOE"). None of these preliminary discussions resulted in any specific affiliation proposals and were ultimately concluded without formal affiliation proposals being exchanged.

     At the Board of Directors meeting following the 2000 Annual Meeting of Stockholders, our directors reviewed with KBW a report on the progress on the company's strategic plan and again considered our strategic options, including various forms of stockholder value enhancement. We had been pursuing a two-pronged strategy: (1) pursuing an internal growth strategy of emphasizing de novo bank branching, new product and service developments and new delivery channels for our products and services; and (2) an external strategy of evaluating potential strategic affiliations. At that time we began to focus more on other important elements of our strategic plan involving the previously-initiated rationalization of our branch office system and the potential restructuring of our overall asset/liability mix.

     During the second quarter of 2000, Morgan Gasior, the CEO of BankFinancial, approached management with an indication of interest, informally expressed, whereby BankFinancial, as part of its proposed initial public offering and conversion to stock ownership, would acquire Success for stock and cash at a price per share in the $16-18 range. At a meeting on June 28, 2000, KBW explored with the Board of Directors the concept of the BankFinancial stock conversion and strategic merger with BankFinancial.

     During the second quarter of 2000, three additional community bank organizations headquartered in the greater Chicagoland area approached us and/or KBW expressing interest in preliminary affiliation discussions with us. Sensing that interest in a strategic affiliation with the company by potential partners was growing, the Board of Directors, at a meeting held on August 1, 2000 with KBW and outside counsel in attendance, decided to undertake a strategic review which involved assessing the company's "stand alone potential" coupled with a confidential and controlled process of identifying and contacting possible affiliation candidates to request indications of interest. Assisted by KBW, a number of potential affiliation partners were considered at this meeting and approximately 10-15 possible candidates were analyzed by the Board of Directors. From this group, four potential affiliation partners were identified based on the perceived commonality of core business and operating characteristics and values with us which, coupled with financial and managerial strengths, could make a merger with us of potential benefit to our stockholders, customers and employees.

     At a special meeting of the Board on August 1, 2000, the Board formally retained KBW to focus on the company's review of strategic alternatives, and to compensate it if a merger affiliation were to occur. Later in August, BankFinancial and three other potential merger partners received, following their execution of a confidentiality and standstill agreement, significant information concerning the company, including our forecasts/assumptions contained in our strategic plan, soliciting indications of interest regarding a possible affiliation with us.

     BankFinancial and the other three potential merger partners each responded and submitted non-binding indications of interests. BankFinancial submitted two proposals. The first proposal, valuing our shares at $14-16 per share payable in a combination of stock and cash, was essentially the same as its earlier merger conversion proposal. BankFinancial's second proposal was for an all-cash purchase valuing our shares at $18-20 per share. BankFinancial indicated its clear preference for the second proposal, citing its desire to delay the mutual-to-stock conversion process until some time in the future.

     Both of these proposals provided us with membership on each of BankFinancial's holding company boards, as well as the board of its thrift subsidiary, BankFinancial, F.S.B. Both proposals provided for Mr. Meinen and our management team to retain key commercial lending and related responsibilities in the combined organization.

     The second company submitted a proposal for an all-stock transaction valuing our common stock in the range of $16.50-$19.00 per share. The proposal did not address issues such as board seats or management positions for our management team. The indication of interest did stipulate that consideration could be paid on a cash/stock mix if preferred by us.

     The third company offered a 50% stock/50% cash mixture of consideration for our outstanding shares, valuing our common stock at $15.00 per share. This proposal was cast as a merger of equals structure, but the details of proposed corporate governance and other considerations were not provided, although the management of that bidder verbally indicated the possibility of two seats on its board of directors.

     The fourth company offered a stock and cash package for our common stock, payable two-thirds in stock and the balance in cash. The indicated price range was $16.85-$17.99 per share and was based on that bidder's then current trading range of its common equity. This potential merger partner anticipated that the Bank's branches would be restructured and several branches would be combined with other banking affiliates of the potential partner. It was proposed that our management and the Bank's board would continue to oversee operations of a refocused bank following the merger.

     Thereafter, management, assisted by KBW, engaged in additional preliminary affiliation discussions with each of the four interested parties.

     The Board of Directors asked KBW to analyze our 2001 earnings forecast and to compare and contrast the proposals received, using various discount rates and price earning ratio assumptions, against our net present value as an independent entity. Thereafter, both BankFinancial and the second potential merger partner began to refine their initial price ranges and we, or KBW on our behalf, engaged in further discussions with them. The Board determined that two of the proposals were not as favorable as the proposals of BankFinancial and one of the other interested parties, in large part due to the prices offered to Success stockholders in the proposals taking into account uncertainty as to shareholder value inherent in market valuations of the stock consideration offered, so discussions with them were discontinued.

     At this time, the Board of Directors, based upon the recommendation of management and KBW, undertook substantive discussions with BankFinancial management on various pricing, strategic and due diligence issues. In response, on November 13, 2000, BankFinancial submitted a written refinement to their initial price range of $18-20 per share by submitting a non-binding indication of interest of $19.00 per share, payable in cash. This proposal was subject to a number of significant conditions, including satisfactory completion of due diligence regarding Success and the Bank and that our trust preferred securities would remain outstanding and remain entitled to their favorable "Tier I" capital treatment by bank regulators.

     Thereafter, management, assisted by KBW, began even more intensive discussions with BankFinancial management and Sandler, O'Neill & Partners, L.P., the financial advisor to BankFinancial, with the intent of having BankFinancial raise its cash offer for the company.

     In early November 2000, the CEO of the other potential merger partner again contacted Mr. Meinen in writing expressing continuing interest in potential affiliation, suggesting that their original offer would be withdrawn by November 17 if the company did not engage in more substantive discussions with that party. With the advice of KBW, discussions were not pursued, based primarily on shareholder value considerations and the expectation and belief that BankFinancial was willing and capable of paying more than $19.00 per share for our common stock.

     On December 18, 2000, BankFinancial improved its proposed purchase price to $19.50 per share after a meeting with executive management in early December. In late December 2000, the executive management teams of both organizations met again to discuss the minimum price expectations of our Board of Directors. The Board of Directors was interested in the possibility of achieving a $20.00 per share cash price for the common stock from BankFinancial. This price was offered by BankFinancial in writing on January 23, 2001, subject to execution of an exclusivity agreement, performance of additional due diligence on Success and the Bank, and commencement of the preparation of a draft of a merger agreement. The parties promptly signed the exclusivity agreement dated February 1, 2001, and BankFinancial began a second, more intense phase of its due diligence. Preparation and negotiation of the definitive merger agreement also commenced.

     At its meeting on December 20, 2000, the Board of Directors received the analysis by KBW of our "stand alone value." It included a sensitivity analysis of our projected 2001 earnings on an "unstressed basis," and then reconsidered our value after factoring in the impact of possible reduced interest rate margins, reduced loan volumes, increased loan charge-offs, and decreased operating ratios. Using our managements' earning-per-share forecasts, tested with various discount rates and price earning multiple-assumptions, KBW determined that the net present value of our common stock were we to remain independent was $18.28 per share, and on a "stressed basis" was $16.34 per share. At this meeting the Board of Directors was updated by management and KBW on the discussions with BankFinancial and the Board authorized further discussions with BankFinancial.

     On or around February 2, 2001, management informed BankFinancial of a downgrade to nonaccrual status of one large credit and, near the end of February, informed BankFinancial of the downgrade of another large credit, both aircraft finance related (the "Credits"). BankFinancial's concern over the Credits resulted in a proposed downward adjustment to the purchase price to $19.25 which was presented on March 11, 2001. Intense negotiations ensued assisted by the company's and BankFinancial's legal and financial advisors. Key to these discussions was the issue of possible further deterioration of the carrying values of the Credits, the allocation between the parties of the risks associated with any such deterioration, and the possible effects of such deterioration on the purchase price and BankFinancial's obligations to close the merger. On March 19, 2001, in exchange for an additional $0.25 per share reduction in the purchase price, the problem Credits were excluded from creating any further negative effect on the price to be paid, or on the minimum equity capital, loan loss reserve and certain other closing condition provisions in the BankFinancial proposal.

     At its meeting on March 21, 2001, the Board of Directors reviewed the negotiations with BankFinancial, particularly with respect to the Credits and how any further deterioration in the status of the Credits had been isolated with respect to BankFinancial's obligation to close the transaction and pay our stockholders $19.00 per share. The Board of Directors agreed to move forward with the merger discussions.

     At its April 25, 2001 meeting, the Board of Directors again considered BankFinancial's revised proposal of $19.00 per share--for a total consideration of approximately $48 million. The Board of Directors assisted by management, KBW and outside counsel, determined to proceed with the negotiations on the revised terms. KBW provided an updated financial analysis of the proposed merger and provided its informal conclusion and view that the terms offered were fair to our stockholders. Also, because BankFinancial had advised in a letter dated April 10, 2001 that it would not proceed with the merger unless satisfactory contractual protections in this regard were included in the definitive merger documentation, it was recommended that Success offer BankFinancial its proposed Option. We proposed an option exercise price of $19.00 per share (the same as the merger price), with a "cap" feature (which would include any stock option profit and all related merger termination fees) of approximately $2.4 million. This amount would be the total amount a third-party bidder would have to pay to BankFinancial under certain circumstances if the proposed merger were terminated.

     A special meeting of the Board of Directors was held on May 10, 2001, to provide an update on the progress of the negotiation of the definitive agreements. The Board of Directors was advised of the terms of the contractual arrangements between BankFinancial and Mr. Meinen, as well as certain other officers of the company who would be retained by BankFinancial post merger. At the meeting on May 10, KBW updated the Board of Directors on the market for strategic sales of community banks, and provided its opinion, in definitive form, to the Board of Directors that the consideration to be received by our stockholders from BankFinancial was fair from a financial point of view. The Board of Directors thereupon authorized execution of the Merger Agreement and the Option, pending resolution of certain minor legal matters.

     Following the May 10 board approval and the pending resolution of minor legal matters (primarily involving required regulatory approvals), further negotiations led to an exercise price of the Option to $17.50 per share or approximately 8% below the merger price, but preserving the $2.4 million cap.

     At a special meeting held on Friday, May 18, the revised definitive Agreement and the revised Option Agreement were approved by the Board of Directors after KBW confirmed that its fairness opinion conclusion remained unchanged. On May 21, 2001 the definitive transaction agreements were executed and the public announcement of the Merger was made as of close of business on that date.

REASONS FOR THE MERGER AND THE RECOMMENDATION OF THE BOARD OF DIRECTORS

     As indicated under "Background of the Merger," our Board of Directors unanimously determined on May 10, 2001 and May 18, 2001, that the terms of the Agreement were in the best interests of the company and our stockholders.

     In the course of reaching its decision to approve the Agreement and the Merger and not to remain as an independent company, the Board of Directors consulted with its legal and financial advisors, as well as senior management, and considered numerous factors. The following are the material factors considered by the Board:

     (1) The opinion of KBW that the merger consideration consisting of cash in the amount of $19.00 per share of common stock is fair to our stockholders from a financial point of view, as more fully discussed below under the caption "Opinion of KBW."

     (2) The calculation by KBW, using a 14% discount rate and market multiples ranging from 9 to 11 times earnings based upon publicly available information and the current company forecasts on both an unstressed and stressed basis, that if Success were to remain independent, the net present value per share of common stock was $18.28 and $16.34, respectively.

     (3) The relationship of the merger consideration and the historical and then current market prices for the shares of common stock, including the fact that the merger consideration represented premiums of approximately 46.15%, 43.39% and 43.39% over the closing market prices of the common stock at 30 days, 60 days and 90 days, respectively, prior to the execution and delivery by Success and BankFinancial of the Agreement.

     (4) The prices and premiums paid in comparable acquisition transactions involving other financial institutions of which the Board of Directors was aware, based, among other things, on information supplied by KBW. With respect to this factor, the Board noted that the price offered by BankFinancial compared favorably with similar transactions involving other comparable financial institutions.

     (5) A review of the terms of the proposal by BankFinancial, including the form of consideration to be paid, cash, which the Board believed would be desired by the holders of a majority of the shares of our common stock because it provided a fixed value to stockholders and not a security that would be subject to possible decline in value due to factors affecting the stock market. The tax impact of the proposals on our stockholders was also considered.

     (6) The results of the process that had been undertaken over a period of several months to identify and solicit proposals from third parties to enter into a strategic transaction with us.

     (7) The Board's familiarity with and review of our business, results of operations, financial condition and prospects, as well as community banking industry conditions generally and the changing environment for banking and financial services, as presented at its meetings on April 25, May 10 and May 18, 2001.

     (8) The Board's view, based on advice received from both outside counsel and KBW, that the terms of the Agreement, including the termination fee provisions and the Option Agreement, contain provisions customary for this type of transaction and allow the Board to continue to fulfill its fiduciary duties.

     (9) The effect of the proposed Merger on the customers and employees of the Bank and the communities in which the Bank operates.

     In reaching its determination to approve and recommend the Merger, the Board of Directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the Merger and the other transactions contemplated by the Agreement, considering, among other things, the matters discussed above and the opinion of the KBW referred to above, the Board of Directors unanimously approved the Agreement and unanimously recommends our stockholders vote in favor of the approval and adoption of the Agreement and the Merger.

OPINION OF KBW

     On August 10, 2000, Success retained KBW as its financial advisor in connection with its consideration of a possible business combination with a third party and to render an opinion with respect to the fairness from a financial point of view of the consideration to be received by the stockholders of Success. KBW was selected to act as Success' financial advisor based upon its qualifications, expertise and reputation. KBW specializes in rendering a range of investment banking services to banking enterprises and regularly engages in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     On May 10, 2001, the meeting at which our Board of Directors reviewed the Agreement with BankFinancial, KBW rendered its oral opinion to the Board that, as of such date, the consideration to be received by Success stockholders pursuant to the Merger was fair to such stockholders from a financial point of view. KBW reconfirmed its opinion of May 10, 2001 by delivering a written opinion to the Board dated as of September 17, 2001 to the effect that, as of the date thereof, the consideration to be received by the common stockholders of Success was fair to such stockholders from a financial point of view.

     THE FULL TEXT OF THE OPINION OF KBW, WHICH SETS FORTH A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH SUCH OPINION, IS ATTACHED TO THIS DOCUMENT AS ANNEX D AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. KBW'S OPINION IS DIRECTED TO OUR BOARD AND RELATES ONLY TO THE FAIRNESS OF THE CONSIDERATION PROVIDED FOR IN THE MERGER AGREEMENT FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH A STOCKHOLDER SHOULD VOTE AT THE ANNUAL MEETING WITH RESPECT TO THE MERGER. THE FOLLOWING SUMMARY OF THE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In rendering its opinion, KBW reviewed, analyzed and relied upon the following material relating to the financial and operating condition of Success and BankFinancial:

     o Preliminary drafts as well as the final Merger Agreement dated May 21, 2001;

     o Annual Reports to stockholders and Annual Reports on Form 10-K of Success for the three years ended December 31, 2000;

     o Recent interim reports to stockholders and Quarterly Reports on Form 10-Q of Success;

     o    Other recent communications from Success to its stockholders;

     o Other financial information concerning the businesses and operations of Success and BankFinancial furnished to KBW by Success and BankFinancial for the purpose of KBW's analysis, including certain internal financial analyses and forecasts for Success prepared by senior management of Success;

     o Certain publicly available information concerning the trading of, and the trading market for, the common stock of Success; and

     o Certain publicly available information with respect to publicly traded companies and the nature and terms of certain other transactions that KBW considered relevant to its inquiry.

     Additionally, in connection with its written opinion attached as Annex D to this document, KBW reviewed a draft of this document in substantially the form hereof. KBW also held discussions with senior management of Success and BankFinancial concerning their past and current operations, financial condition and prospects and regulatory relationships. KBW also considered such financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of financial institutions, including banks, bank and thrift holding companies, thrifts and finance companies generally. KBW's opinion was based upon conditions as they existed on the date of the opinion and could only be evaluated on the date thereof. In addition, the opinion was based upon information made available to KBW through the date thereof.

     In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and KBW did not attempt to verify such information independently. KBW relied upon the management of Success as to the reasonableness and achievability of the financial and operating forecasts (the assumptions and basis therefore) provided to KBW and assumed that such forecasts reflected the best available estimates and judgments of such management and that such forecasts will be realized in the amounts and in the time periods estimated by management. KBW also assumed, without independent verification, that the aggregate allowances for loan losses for Success and BankFinancial are adequate to cover such losses. KBW did not make or obtain any evaluations or appraisals of the property of Success and BankFinancial, nor did KBW examine any individual loan credit files. In addition, KBW assumed, based on conversations with Success and BankFinancial, that the Merger will be accounted for as a purchase transaction under generally accepted accounting principles.

     The following summary, which includes the financial and market performance of peer groups for Success, selected merger transactions and net present value analysis along with summaries relating to the transaction overview, contains the material financial analyses employed by KBW in connection with providing its opinion. For purposes of such analysis, the financial information used by KBW for Success and BankFinancial and the comparable companies was as of and for the quarter ended March 31, 2001 and market price information was as of May 9, 2001, unless otherwise noted. Additionally, estimated earnings per share data was as reported by KBW's Research Department where available, otherwise the Institutional Broker's Estimate System ("IBES") was used. This summary does not purport to be a complete description of all analyses employed by KBW.

     TRANSACTION PRICING MULTIPLES. In providing an overview of the Merger, KBW noted that the offer value of $19.00 per share of Success common stock had an implied aggregate value of approximately $48.1 million. KBW also noted that the consideration price represented a 46.15% one-month premium to the closing price of the common stock of Success. KBW further calculated the following multiples inherent in the consideration of $19.00 per Success common share:

                       SUCCESS BASIS                          MULTIPLE
        ------------------------------------------------      --------

        Last 12 months operating earnings per share.....       19.39x
        2001 management earnings per share estimate.....       12.26x
        Book value per share............................        1.53x
        Tangible book value per share...................        1.53x

     SELECTED PEER GROUP ANALYSIS. KBW compared the financial and market performances of Success to a peer group reviewing various financial measures, including earnings performance, operating efficiency, capital adequacy and asset quality, and various measures of market performance, including: price to last twelve months operating earnings, price to estimated earnings, price to book values, price to tangible book values and dividend yield. KBW uses these measurements to determine relative value of the respected companies within the financial services industry.

     The set of comparable companies used as peers of Success was comprised of 13 midwestern banking companies having assets between $500 million and $900 million. These companies are listed as follows, along with the state in which each is headquartered:

Cass Information Systems (MO)         Mercantile Bank Corporation (MI)
CoVest Bancshares, Inc. (IL)          Northern States Financial Corporation (IL)
Exchange National Bancshares,         Oak Hill Financial, Inc. (OH)
  Inc. (MO)                           PrivateBancorp, Inc. (IL)
Franklin Bank, N.A. (MI)              UnionBancorp, Inc. (IL)
LNB Bancorp, Inc. (OH)                Wayne Bancorp, Inc. (OH)
Macatawa Bank Corporation (MI)
Mahaska Investment Company (IA)

     The following table compares the financial performance of Success to its peer group as of March 31, 2001:

                                                                     MIDWESTERN
                                                       SUCCESS      PEERS MEDIAN
                                                       -------      ------------

Operating return on average assets...............       0.45%           0.99%
Operating return on average equity...............       8.87           11.27
Net interest margin..............................       3.35            3.68
Efficiency ratio.................................      76.51           57.73
Equity/Assets ratio..............................       5.12            8.36
Loan Loss Reserves/Total Loans...................       1.04            1.31
Non-performing assets/Total loans+REO ratio......       1.52            0.67

     KBW also compared the market performance ratios of Success' peer group to the May 9, 2001 market performance ratios for Success. In addition, KBW analyzed earnings per share growth rates of Success and its peers. KBW's analysis showed the following concerning the median market performance multiples and earnings per share growth rates of Success and its peer group.

                                                                     MIDWESTERN
                                                      SUCCESS       PEERS MEDIAN
                                                      -------       ------------
Market Performance Ratios
Price to:
   Last 12 months operating earnings per share...      14.29x          11.78x
   2001 earnings per share estimate..............       9.03x          10.67x
   Book value per share..........................       1.13x           1.20x
   Tangible book value per share.................       1.13x           1.32x
EPS Growth Rates
   LTM EPS Growth................................       0.00%          17.90%
   LTM Operating EPS Growth......................      66.10           11.00

     RELATIVE PRICE PERFORMANCE. KBW further analyzed and compared (as set forth in the following tables) the price performance of the common stock of Success from October 1997 to May 2001 to that of select indices. The results of its findings are as follows:

                                                   PRICE
                                                PERFORMANCE
                                                -----------
        Success Bancshares, Inc...........        (12.20)%
        KBW Bank Index....................          4.35
        Nasdaq Bank Index.................         (0.54)
        Russell 2000 Financial Index......         (1.92)
        S&P 500 Index.....................         34.51

     SELECTED MERGER TRANSACTIONS. KBW also analyzed the Merger by comparing it against selected bank merger transactions. The analysis was based upon the acquisition price of these transactions relative to the last 12 months operating earnings, current earnings estimates, stated book value, stated tangible book value and franchise premium to core deposits. The information analyzed was compiled by KBW from both internal sources and a data firm that monitors and publishes transaction summaries and descriptions of mergers and acquisitions in the financial services industry.

     KBW analyzed 17 bank transactions across the United States with total transaction values at announcement ranging from $35 million to $250 million announced between January 1, 2000 and May 9, 2001.

        ACQUIRING INSTITUTION                    SELLING INSTITUTION
    ------------------------------          ----------------------------
    Allegiant Bancorp, Inc.                 Southside Bancshares Corp.
    Marshall & Ilsley Corp.                 National City Bancorporation
    Mid-State Bancshares                    Americorp
    First Virginia Banks, Inc.              James River Bankshares, Inc.
    WesBanco, Inc.                          American Bancorporation
    Hancock Holding Company                 Lamar Capital Corporation
    United Parcel Service, Inc.             First International Bancorp
    Trustmark Corporation                   Barret Bancorp, Inc.
    SouthTrust Corporation                  Bay Bancshares, Inc.
    PBOC Holdings, Inc.                     BYL Bancorp
    BB&T Corporation                        BankFirst Corporation
    BOK Financial Corporation               CNBT Bancshares, Inc.
    Niagara Bancorp, Inc. (MHC)             Iroquois Bancorp, Inc.
    State National Bancshares, Inc.         Independent Bankshares, Inc.
    Huntington Bancshares Inc.              Empire Banc Corporation
    Wells Fargo & Company                   1st Choice Financial Corp.
    Mercantile Bankshares Corp.             Union National Bancorp, Inc.

     The following table compares information derived by KBW with respect to the selected merger transactions.

                                                   BANKFINANCIAL/    ACQUISITION
                                                      SUCCESS        PEER MEDIAN
                                                   --------------    -----------
ACQUISITION PRICE TO:
Last 12 months operating earnings per share....        31.67x           16.96x
Current earnings per share estimate............        12.26x           16.71x
Book value per share...........................         1.53x            1.82x
Tangible book value per share..................         1.53x            2.13x
Franchise premium to core deposits.............         4.21%           11.27%
One-month premium to market....................        46.15%           45.50%

     NET PRESENT VALUE PER SHARE ANALYSIS. KBW provided two separate net present value analyses that analyzed two different streams of cash flows. The first cash flow stream was based on management's earnings forecast while the second was a reduced growth scenario based on 25% reduction in the growth rate of management's earnings forecast. These cash flow streams were applied to both (i) what the general market would deem appropriate for an independent institution and (ii) what an acquiror may be willing to pay in a control-sale transaction to determine theoretical valuation ranges. The analysis assumed the following:

     o Two separate net income projections from 2001 to 2005 using annual growth rates of 18.05% for the management forecast case and 13.59% for the reduced forecast case;

     o Market multiples (applicable multiples for Success if it were to remain an independent institution) ranging from 9 to 11 times earnings and control-sale multiples (applicable multiples that Success would achieve if the company were sold at December 31, 2005) of 13 to 15 times for the fifth fiscal year;

     o    No dividend payout; and

     o    Discount rates of 13%, 14% and 15%.

     Based on such assumptions, KBW's analysis implied the following theoretical range of values per share of Success common stock, on an independent basis assuming market multiples and a control-sale basis at control-sale multiples:

                                   MARKET MULTIPLES       CONTROL-SALE MULTIPLES
                                   ----------------       ----------------------
Management Forecast Case
Low valuation.................          $13.47                    $19.45
High valuation................           17.97                     24.51

Reduced Forecast Case
Low Valuation.................          $11.54                    $16.68
High Valuation................           15.40                     21.00

     KBW also stated that the net present value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis does not purport to be indicative of the actual values or expected values of Success common stock.

     INTERNAL RATE OF RETURN ANALYSIS. KBW estimated rates of returns, using present value analysis over a five-year period, which BankFinancial may realize from the Merger given the following assumptions:

     o    Management net income forecast through 2005;

     o    After-tax one time charges of approximately $6.2 million;

     o Percentage cost savings of Success' non-interest expenses to be achieved in the Merger of 10% in 2001 and 20% thereafter; and

     o    Terminal price-to-earnings ratios ranging from 9.0x-15.0x in 2005.

     Based on these assumptions, KBW projected rates of returns ranging from 15.55% to 25.18%, which KBW deemed adequate thresholds for BankFinancial. KBW stated that the internal rate of return analysis is a widely-used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, cost savings, perpetuity values and discount rates. This analysis does not purport to be indicative of the actual returns or expected returns which BankFinancial may achieve from the Merger.

     The summary contained herein provides a description of the material analyses prepared by KBW in connection with the rendering of its opinion. The summary set forth above does not purport to be a complete description of the analyses performed by KBW in connection with the rendering of its opinion. The preparation of the fairness opinion is not necessarily susceptible to partial analysis or summary description. KBW believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part of the above summary without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in KBW's presentations and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be KBW's view of the actual value of Success. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analyses.

     In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Success. The analyses performed by KBW are not necessarily indicative of actual values or actual future results which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of KBW's analysis of the fairness, from a financial point of view, and were provided to our Board of Directors in connection with the delivery of KBW's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, KBW's presentation to the Board was just one of many factors taken into consideration by the Board in unanimously approving the Agreement.

     Pursuant to the engagement letter, Success agreed to pay KBW a financial advisory fee of $50,000 upon signing the engagement letter and a fee of $100,000, payable on the delivery of its fairness opinion. In addition, Success also agreed to pay KBW a fee ("contingent fee") of $350,000 at the time of the close of the Merger. Success has also agreed to reimburse KBW for its reasonable out-of-pocket expenses, including the fees and expenses of legal counsel and any other advisor retained by KBW. Success has also agreed to indemnify KBW, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the Federal securities laws. In addition, KBW has provided, and may provide in the future, certain investment banking services to Success from time to time, for which it has received, and will receive, customary compensation, including acting as financial advisor for Success in connection with the Agreement.

     In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Success and BankFinancial, and as a market maker in securities, KBW may, from time to time, have a long or short position in, and buy or sell, equity securities of Success for its account and for the accounts of its customers. To the extent that KBW has any such position as of the date of the fairness opinion attached as Annex D hereto, it has been disclosed to Success.

BANKFINANCIAL'S FINANCIAL ABILITY TO CONSUMMATE THE MERGER

     BankFinancial will pay the aggregate cash merger consideration estimated to be $46.3 million, and the Option Spread, estimated to be $1.8 million, prior to the Merger. In connection with the Merger transaction, BankFinancial has also agreed to pay certain liabilities of Success at the time of closing, including certain change of control payments to our executive officers and amounts outstanding under our line of credit with a commercial bank. The funds BankFinancial will use to satisfy its obligations will be obtained from (1) a capital distribution from the Bank to Success (subject to approval of the OCC to make such distribution), or through a capital distribution from BankFinancial, F.S.B. to BankFinancial, and (2) funds borrowed by BankFinancial from a commercial bank. The specific amounts that will be obtained from capital distributions and from borrowings will be determined after the Closing Date is established and will depend, among other things, on the earnings of BankFinancial, F.S.B. and the Bank and the mark-to-market adjustments that will be required in connection with the consummation of the transaction.

INTERESTS OF CERTAIN PERSONS AND MANAGEMENT IN THE MERGER

     Pursuant to the conditions of the Agreement, Success entered into amendments (the "Amendments") to the employment agreements of five executive officers of the company, Wilbur G. Meinen, Kurt Felde, Christa N. Calabrese, Craig Love and Laurie Breitenstein, which Amendments will become effective when and if the Merger is completed. In the event the Merger is not consummated, the Amendments are null and void. In addition, certain other officers of Success will be entitled to change of control payments in consideration for similar amendments to their respective employment agreements.

     With respect to the employment contract of Mr. Meinen, the applicable Amendment provides that, in consideration for (a) elimination of Mr. Meinen's right to receive severance payments equal to two times his current annual salary in the event that he either is terminated (other than for reasons of employee misconduct or negligence) within 12 months of a change in control (a "Change in Control") or voluntarily resigns within six months of a Change in Control; (b) elimination of all obligations with respect to Mr. Meinen's previously-awarded equity-based compensation or right to receive such compensation in the future;
(c) changes in Mr. Meinen's title, duties and reporting authorities and (d) changes in the non-solicitation provision to lengthen the non-solicitation period from six months to 18 months after the end of employment, Mr. Meinen will receive a lump sum payment at the closing of the Merger equal to two times his current annual salary and payment of the Option Spread applicable to his outstanding stock options, whether or not such options were vested prior to the Effective Date. Based on his current salary and options outstanding, at closing Mr. Meinen will be entitled to receive a total payment(s) in the amount of $945,000.

     In addition, the Amendment modifies Mr. Meinen's incentive/bonus compensation to provide for the opportunity to earn incentive compensation in an amount not exceeding $60,000, based on Mr. Meinen's role in the completion of the Merger in addition to his continuing post-merger role in certain transition issues, and payable in monthly installments at the end of each of the first six full calendar months after the Effective Date. In addition, Mr. Meinen will have a one-time right to terminate his employment for any reason upon notice to BankFinancial, which termination would be effective, at Mr. Meinen's option, (a) 30 days after Mr. Meinen gives such notice, or (b) December 16, 2002. This termination right must be exercised and such notice must be given to BankFinancial within a 30-day period which commences 180 days following the Effective Date and ends 210 days following the Effective Date. In the event that Mr. Meinen gives such notice, he will become entitled to receive a severance payment of $170,000 on the termination date given in his notice, provided that he continues to be employed by BankFinancial through the notice date.

     With respect to the employment contracts of Mr. Felde, Mr. Love and Ms. Breitenstein, the applicable Amendments provide that, in consideration for (a) elimination of the officers' right to receive severance payments equal to one times their current annual salary in the event that they either are terminated (other than for reasons of employee misconduct or negligence) within 12 months of a Change in Control of Success or voluntarily resign within six months of a Change in Control; (b) elimination of all obligations with respect to the officers' previously-awarded equity-based compensation or right to receive such compensation in the future; (c) changes in the title, duties and reporting authorities of the officers, (d) changes in geographical relocation restrictions to allow BankFinancial to relocate the officers to its main office in Woodridge, Illinois, and (e) changes in the non-solicitation provision to lengthen the non-solicitation period from six months to 12 months after the end of employment, Mr. Felde, Mr. Love and Ms. Breitenstein will each receive a lump sum payment at the closing of the Merger equal to one times their current annual salary and payment of the Option Spread applicable to the respective outstanding stock options held by each officer, whether or not such options were vested prior to the Effective Date. Based on current salaries and options outstanding, at closing Mr. Felde will be entitled to receive payment(s) in the amount of $256,050, Mr. Love payment(s) in the amount of $300,537 and Ms. Breitenstein payment(s) in the amount of $273,687.

     With respect to the employment contract of Ms. Calabrese, the applicable Amendment provides that, in consideration for (a) elimination of Ms. Calabrese's right to receive severance payments equal to two times her current annual salary in the event that she either is terminated (other than for reasons of employee misconduct or negligence) within 12 months of a Change in Control or voluntarily resigns within six months of a Change in Control; (b) elimination of all obligations with respect to Ms. Calabrese's previously-awarded equity-based compensation or right to receive such compensation in the future; (c) changes in Ms. Calabrese's title, duties and reporting authorities and (d) changes in the non-solicitation provision to lengthen the non-solicitation period from six months to 18 months after the end of employment, Ms. Calabrese will receive a lump sum payment at the closing of the Merger equal to two times her current annual salary and payment of the Option Spread applicable to her outstanding stock options, whether or not such options were vested prior to the Effective Date. Based on her current salary and options outstanding, at closing Ms. Calabrese will be entitled to receive payment(s) in the amount of $386,688. As amended, the term of Ms. Calabrese's employment agreement has been extended until August 1, 2004.

     In connection with the execution of the Agreement, our Board of Directors adopted a Transition Compensation Plan to provide financial incentives to our employees to remain in our employ through the Effective Date and to encourage those employees to consider opportunities which may be available with BankFinancial. Only employees who do not have an employment or severance contract with the company or the Bank are eligible to participate in the plan. In general, employees who are involuntarily terminated within 12 months after the Effective Date will be eligible to receive severance pay equal to four weeks of that employee's salary plus one week of salary for every year of service, up to a maximum of 12 weeks of salary. Employees who are terminated more than 30 days but less than 12 months after the Effective Date will also receive an additional "stay bonus" equal to two weeks of salary for each full 30 day period worked after the thirtieth day following the Effective Date and before the twelfth month following the Effective Date. However, the maximum amount of severance payable under the plan is the amount equal to 26 weeks of salary. Employees may choose to receive these plan payments in one lump sum or in installments corresponding to regular payroll installments. Employees opting for installment payments may qualify for 90 days of continued health insurance coverage. Employees not involuntarily terminated within the 12 months following the Effective Date may qualify for a bonus equal to 5% of their salary.

     Under the terms of the Agreement, BankFinancial has also agreed that, at the Effective Date, it will appoint one director of Success to become a director of BankFinancial and of Financial Federal MHC, Inc., another director of Success to become a director of BankFinancial, F.S.B., and another director of Success to become a director of Financial Assurance Services, Inc., a wholly-owned subsidiary of BankFinancial, F.S.B. These individuals have not yet been selected by BankFinancial.

     BankFinancial has also agreed, under the Agreement, to continue to indemnify the officers and directors of Success and the Bank for events that occurred prior to the Merger or that arise from the Agreement or any transaction contemplated by it.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The exchange of our common stock for cash pursuant to the terms of the Agreement will be a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. A stockholder of Success will recognize gain or loss equal to the difference between the amount of cash received by the stockholder in the exchange and the tax basis in his or her common stock.

     Gain or loss recognized by the stockholder exchanging his or her shares of common stock pursuant to the Agreement will be capital gain or loss if such common stock is a capital asset in the hands of the stockholder. If the Success common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual stockholder generally will be subject to U.S. federal income tax at capital gain rates applicable to the stockholder (up to a maximum of 39.6% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder generally will be subject to U.S. federal income tax at a maximum rate of 35%.

     Neither Success nor BankFinancial has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to our stockholders of the transactions discussed in this Proxy Statement.

     The U.S. federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax consequences of the exchange to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code. We also note that any stock held in an individual retirement account or other tax-deferred account may not be subject to immediate taxation upon receipt of the cash consideration to be received pursuant to the Agreement.

ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be accounted for under the purchase method of accounting. Under this method of accounting, Success and BankFinancial will be treated as one company as of the date of completion of the Merger, and BankFinancial will record the fair market value of Success's assets less liabilities on its consolidated financial statements. Acquisition costs in excess of the fair values of the net assets acquired, if any, will be recorded as an intangible asset. The reported consolidated income of BankFinancial will include the operation of Success after the completion of the Merger.

TRUST PREFERRED SECURITIES TO REMAIN OUTSTANDING

     Through our subsidiary, Success Capital Trust I (the "Trust"), we have issued and outstanding trust preferred securities in an aggregate principal amount of $15 million, and have issued a related subordinated debenture to the Trust in an equivalent principal amount. The Agreement obligates BankFinancial to take such actions as may be necessary for it to assume all of our obligations under the Trust Agreement, the Indenture and the Guarantee Agreement governing the trust preferred securities. This treatment is consistent with the terms of the trust preferred securities. BankFinancial is also obligated under the Agreement to maintain the trading of the trust preferred securities in the secondary market in the most liquid form reasonably available under the circumstances until one year after the Merger closes, and in any event, arrange for the trust preferred securities to be quoted on the over-the-counter pink sheets for at least one year after closing. Accordingly, the trust preferred securities will remain outstanding and holders of the trust preferred securities will not be entitled to receive any cash in the Merger for these securities.

              PROPOSAL 1: APPROVAL OF THE AGREEMENT AND THE MERGER

     The following information describes information pertaining to the transactions contemplated by the Agreement. This description does not provide a complete description of all the terms and conditions of the Agreement. This description is qualified in its entirety by the Annexes attached to this Proxy Statement, including the text of the Agreement which is attached as Annex B. The Annexes are incorporated herein by reference. You are urged to read the Annexes in their entirety.

OVERVIEW OF THE TRANSACTION STRUCTURE

     As soon as possible after the conditions to completing the Merger described below have been satisfied or waived, and unless the Agreement has been terminated, the Merger will be effected as follows:

     o BFIN Acquisition Corporation will be merged with and into Success, with Success being the surviving corporation;

     o immediately thereafter, Success will be dissolved and all of its assets and liabilities will become the assets and liabilities of BankFinancial; and

     o in connection with the liquidation and dissolution of Success, Success National Bank will be merged with and into BankFinancial, F.S.B.

     Upon consummation of the Merger, BankFinancial will continue to be a federally-chartered corporation and wholly-owned subsidiary of Financial Federal MHC, Inc., and BankFinancial, F.S.B. will continue to be a federal stock savings bank and a wholly-owned subsidiary of BankFinancial.

WHAT SUCCESS STOCKHOLDERS WILL RECEIVE IN THE MERGER

     Upon completion of the transactions contemplated by the Agreement, each holder of Success common stock will be entitled to receive $19.00 in cash for each share of Success common stock held by such stockholder. After the Effective Date of the Merger, each outstanding share of Success common stock will represent only the right to receive the merger consideration.

CONDITIONS OF THE MERGER

     The respective obligations of Success and BankFinancial to effect the transactions contemplated by the Agreement are subject to the satisfaction or waiver of the following conditions specified in the Agreement.

     Success and BankFinancial must:

     o obtain corporate approvals to execute the Agreement and to consummate the transactions contemplated by it;

     o    fulfill their obligations under the Agreement;

     o    avoid any material breach of their representations and warranties;

     o not have in effect any preliminary or permanent injunction or other order by any federal or state court that would prevent the consummation of the Merger;

     o obtain corporate approvals to execute the merger agreement by and between the Bank and BankFinancial, F.S.B., and all other terms and conditions of that agreement necessary to permit the consummation of that merger must have been satisfied; and

     o receive certain officers' certificates from each other regarding the satisfaction of the Agreement's conditions and certain other customary matters.

     We must also:

     o    obtain approval from our stockholders;

     o maintain our adjusted stockholders' equity and our allowance for loan and lease losses at certain minimum levels specified in the Agreement on the closing date;

     o not have pending or threatened any action, suit, proceeding or claim relating to the Merger which would make completion of the Merger inadvisable in the opinion of BankFinancial;

     o maintain the employment agreements of certain of our executive officers in full force and effect, and no breach shall have occurred under any such employment agreements;

     o obtain any consent or waiver of the other party to any material lease, license, loan or financing agreement or other contract or agreement to which we are a party necessary for the consummation of the Merger; and

     o do nothing that would have or result in any material adverse effect on Success and the Bank, taken as a whole.

     BankFinancial must also:

     o obtain all required regulatory approvals, including the approval of the Office of Thrift Supervision; and

     o satisfy the conditions set forth in Section 6.1(c) of the Agreement relating to maintaining the trust preferred securities outstanding.

     We cannot guarantee that all of these conditions will be satisfied or waived. In particular, if we suffer significant loan or lease losses (other than those associated with certain specific problem credits), we may fail to generate sufficient earnings prior to closing to enable us to meet the minimum levels required under the Agreement for adjusted stockholders' equity and the allowance for loan and lease losses.

EFFECTIVE DATE

     The Merger will be consummated if (1) the Agreement is approved by our stockholders; and (2) Success and BankFinancial obtain all required consents and regulatory approvals, and all other conditions to the Agreement are either satisfied or waived. The Merger will become effective on the date and at the time (the "Effective Date") that certificates of Merger are filed with the Secretary of State of the State of Delaware, or such later date or time as may be indicated in such certificates, in accordance with the Agreement.

     We anticipate that the Merger will become effective during the fourth quarter of 2001. However, it is possible that factors outside of the control of the parties could require us to complete the transactions at a later time.

     We cannot assure you that the necessary approvals of the Merger will be obtained or that other conditions to consummation of the Merger can or will be satisfied. If the Merger is not completed by January 31, 2002, both Success and BankFinancial have the right to terminate the Agreement, unless the terminating party is in material breach of the Agreement.

PAYMENT OF MERGER CONSIDERATION AND SURRENDER OF STOCK CERTIFICATES

     If we complete the Merger, our common stockholders will be entitled to receive $19.00 in cash for each share of common stock that they own. In addition, each outstanding option to acquire shares of our common stock will be converted into the right to receive the Option Spread. BankFinancial will designate a paying agent reasonably acceptable to Success to make the cash payments contemplated by the Agreement. At or prior to the Effective Date, BankFinancial will deposit in trust with the paying agent funds in an aggregate amount equal to the merger consideration for all stockholders. The paying agent will deliver to you your merger consideration according to the procedure summarized below.

     As soon as practicable after the Effective Date, the paying agent will send you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the merger consideration.

     The paying agent will promptly pay you your merger consideration, together with any dividends to which you are entitled, after you have (1) surrendered your certificates to the paying agent and (2) provided to the paying agent any other items specified by the letter of transmittal.

     Interest will not be paid or accrue in respect of cash payments of merger consideration. The paying agent will reduce the amount of any merger consideration paid to you by any applicable withholding taxes.

     If the paying agent is to pay some or all of your merger consideration to a person other than you, you must have your certificates properly endorsed or otherwise in proper form for transfer, and you must pay any transfer or other taxes payable by reason of the transfer or establish to the paying agent's satisfaction that the taxes have been paid or are not required to be paid.

     YOU SHOULD NOT FORWARD YOUR STOCK CERTIFICATES TO THE PAYING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     The transmittal instructions will tell you what to do if you have lost your certificate, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by paying agent or BankFinancial, post a bond in an amount that the paying agent or BankFinancial, as the case may be, reasonably directs as indemnity against any claim that may be made against those parties in respect of the certificate.

     After the Merger, subject to the exceptions in the next sentence, you will cease to have any rights as our stockholder. The exceptions include the right to receive dividends or other distributions with respect to your shares with a record date before the Effective Date of the Merger, the right to surrender your certificate in exchange for payment of the merger consideration or, if you exercise your appraisal rights, the right to perfect your right to receive payment for your shares pursuant to Delaware law.

     One hundred eighty (180) days following the Effective Date of the Merger, the paying agent will return to BankFinancial all funds in its possession that constitute any portion of the merger consideration, and the paying agent's duties will terminate. After that time, stockholders who have not surrendered their certificates will be entitled to look to BankFinancial only as its general creditors with respect to the cash payable and due upon the surrender of their certificates. We, the paying agent and BankFinancial will not be liable to stockholders for any merger consideration delivered to a public official pursuant to applicable abandoned property laws, escheat and similar laws.

FEES AND EXPENSES OF THE MERGER

     Whether or not the Merger is completed and except as otherwise provided in the Agreement, all fees and expenses in connection with the Merger will be paid by the party incurring those fees and expenses, except that we will bear all the expenses related to the printing and mailing of this Proxy Statement and all filing and other fees paid to the Securities and Exchange Commission in connection with the Merger. Excluding any termination fee that we may have to pay under the Agreement, our total fees and expenses in connection with the Merger are estimated to be approximately $800,000.

APPRAISAL RIGHTS

     Under Section 262 of the General Corporation Law of the State of Delaware, common stockholders who do not wish to accept the merger consideration of $19.00 in cash per share may elect to have the fair value of their shares of common stock judicially determined and paid in cash, together with a fair rate of interest, if any. The valuation will exclude any element of value arising from the accomplishment or expectation of the Merger. A stockholder may only exercise its rights if it complies with the provisions of Section 262.

     The following discussion is not a complete statement of the law pertaining to appraisal rights under the General Corporation Law of the State of Delaware, and is qualified in its entirety by the full text of Section 262. We have attached Section 262 in its entirety as Annex E to this Proxy Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of common stock as to which appraisal rights are asserted. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOWING PROPERLY THE STEPS SUMMARIZED BELOW AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

     Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of our Annual Meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that these appraisal rights are available and include in such notice a copy of Section 262. This Proxy Statement will constitute this notice to the holders of our common stock and the applicable statutory provisions of the General Corporation Law of the State of Delaware are attached to this Proxy Statement as Annex E. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Annex E. FAILURE TO COMPLY WITH THE PROCEDURES SPECIFIED IN SECTION 262 TIMELY AND PROPERLY WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, we believe that stockholders who consider exercising such rights should seek the advice of counsel.

     Any holder of common stock wishing to exercise the right to demand appraisal under Section 262 of the General Corporation Law of the State of Delaware must satisfy each of the following conditions:

     o the holder must deliver to us a written demand for appraisal of its shares before the vote on the Agreement at the Annual Meeting. This demand will be sufficient if it reasonably informs us of the identity of the stockholder and that the stockholder intends by that writing to demand the appraisal of its shares;

     o the holder must not vote its shares of common stock in favor of the Agreement. A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the

          Agreement. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Agreement or abstain from voting on the Agreement; and

     o the holder must continuously hold its shares from the date of making the demand through the effectiveness of the Merger. A stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers those shares prior to the effectiveness of the Merger will lose any right to appraisal in respect of those shares.

     Voting against, abstaining from voting on or failing to vote on the proposal to adopt the Agreement will not constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy you deliver or vote you cast in person.

     Only a holder of record of shares of common stock is entitled to assert appraisal rights for those shares registered in that holder's name. A demand for appraisal should:

     (1) be executed by or on behalf of the stockholder of record, fully and correctly, as its name appears on those stock certificates, and

     (2)  specify the following:

          o    the stockholder's name and mailing address,

          o the number of shares of common stock owned by the stockholder, and

          o that the stockholder intends thereby to demand appraisal of its common stock.

     If the shares are owned of record by a person in a fiduciary capacity, such as a trustee, guardian or custodian, the demand should be executed in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In this case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE THE APPRAISAL RIGHTS MUST CONSULT WITH THEIR BROKERS TO DETERMINE APPROPRIATE PROCEDURES FOR THE MAKING OF A DEMAND FOR APPRAISAL BY SUCH NOMINEE.

     A stockholder who elects to exercise appraisal rights pursuant to Section 262 should mail or deliver a written demand to: Success Bancshares, Inc., 100 Tri-State International, Suite 300, Lincolnshire, Illinois, 60069-1499,
Attention: Chief Financial Officer.

     Within ten days after the effectiveness of the Merger, BankFinancial must send a notice as to the effectiveness of the Merger to each of our former stockholders who has made a written demand for appraisal in accordance with
Section 262 and who has not voted to adopt the Agreement. Within 120 days after the effectiveness of the Merger, but not after that date, either BankFinancial or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of common stock held by all stockholders demanding appraisal of their shares. We are under no obligation to, and have no represent intent to, file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file a petition or that the surviving corporation will initiate any negotiations with respect to the fair market value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Since we have no obligation to file a petition, your failure to do so within the period specified could nullify your previous written demand for appraisal.

     Under the Agreement, we have agreed to give BankFinancial prompt notice of any demands for appraisal we receive. BankFinancial has the right to participate in and approve all negotiations and proceedings with respect to demands for appraisal under the General Corporation Law of the State of Delaware. We will not, except with the prior written consent of BankFinancial, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any demands.

     Within 120 days after the effectiveness of the Merger, any stockholder who complies with the provisions of Section 262 to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Agreement and with respect to which we have received demands for appraisal and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder by the later of ten days after receipt of a request or ten days after expiration of the period for delivery of demands for appraisal under Section 262.

     A stockholder who timely files a petition for appraisal with the Delaware Court of Chancery must serve a copy upon the surviving corporation. The surviving corporation must then within 20 days file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and who have not reached agreements with us as to the value of their shares. After notice to stockholders as may be ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

     After determining what stockholders are entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares. This value will exclude any element of value arising from the accomplishment or expectation of the Merger, but will include a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. However, costs do not include attorneys' or expert witness fees. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding be charged pro rata against the value of all of the shares entitled to appraisal. These expenses may include, without limitation, reasonable attorneys' fees and the fees and expenses of experts. STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION THEY WOULD BE ENTITLED TO RECEIVE PURSUANT TO THE AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. STOCKHOLDERS SHOULD ALSO BE AWARE

THAT INVESTMENT BANKING OPINIONS AS TO FAIRNESS FROM A FINANCIAL POINT OF VIEW ARE NOT NECESSARILY OPINIONS AS TO FAIR VALUE UNDER SECTION 262.

     Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effectiveness of the Merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares. However, stockholders will be entitled to dividends or other distributions payable to holders of record of shares as of a record date prior to the effectiveness of the Merger.

     Any stockholder may withdraw its demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of the stockholder's demands for appraisal. Any attempt to withdraw made more than 60 days after the effectiveness of the Merger will require written approval of the surviving corporation and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder shall be dismissed without the approval of the Delaware Court of Chancery, and this approval may be conditioned upon any terms of the Delaware Court of Chancery deems just.

     If the surviving corporation does not approve a stockholder's request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the merger consideration.

     Failure to comply strictly with all of the procedures set forth in Section 262 of the General Corporation Law of the State of Delaware will result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

REGULATORY APPROVALS AND OTHER CONSENTS

     BankFinancial must obtain the approval of the Office of Thrift Supervision ("OTS") for the merger of the Bank with and into BankFinancial, F.S.B. The OTS, as the primary federal banking regulator of BankFinancial, F.S.B., generally will have an opportunity to review the transactions contemplated by the Agreement.

     Success and/or BankFinancial have filed all applications and notices and have taken or will promptly take other appropriate action with respect to any requisite approvals or other action of any governmental authority necessary from consummation of the Merger. The Agreement provides that the obligation of each of Success and BankFinancial to complete the Merger is conditioned upon the receipt of all requisite regulatory approvals, including the approval of the OTS.

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the Merger from the standpoint of the adequacy of the consideration to be received by our stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the Merger.

OTHER MATERIAL PROVISIONS OF THE MERGER AGREEMENT

     This section of the Proxy Statement describes certain other material terms of the Agreement. The following summary is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated into this Proxy Statement by reference and attached as Annex B to this Proxy Statement. We urge you to read the full text of the Agreement.

     BOARD OF DIRECTORS' COVENANT TO RECOMMEND

     The Agreement requires our Board of Directors to recommend the adoption and approval of the Agreement and the Merger at the Annual Meeting, and requires that we use our best efforts to obtain such approval. Our Board of Directors may not withdraw, modify or change this recommendation except if the Board of Directors determines in good faith that failure to take that action would be reasonably likely to constitute or result in a breach of its fiduciary duties under applicable law.

     NO SOLICITATION OF OTHER OFFERS

     The Agreement provides that neither we nor any of our subsidiaries or our directors, officers, employees, agents, advisors, consultants or representatives will:

     o initiate, solicit, participate in discussions of, or encourage or take any action to facilitate any inquiry or the making of any proposal relating to an acquisition transaction or potential acquisition transaction with respect to us or the Bank, as described below; or

     o enter into any agreement, arrangement or understanding regarding any proposal or transaction providing for or requiring us to abandon, terminate or fail to consummate the Agreement.

     The Agreement permits us to provide information at the request of or enter into negotiations with a third party with respect to an acquisition transaction if:

     o our Board of Directors determines in good faith, after consultation with outside counsel, that the failure to do so would be reasonably likely to constitute or result in a breach its fiduciary duties under applicable law;

     o we do not provide such third party any information which we have not provided to BankFinancial; and

     o we promptly notify BankFinancial of any such inquiry or proposal we receive.

     For purposes of the Agreement, the term "acquisition transaction" means:

     o a merger, consolidation or any similar transaction involving us or any of our significant subsidiaries;

     o a purchase, lease or other acquisition of all or substantially all of our assets, or all or substantially all of the assets of any of our significant subsidiaries;

     o a purchase or other acquisition of, or tender offer or exchange offer to acquire, our voting securities that, if completed would result in any person beneficially owning securities representing 12 1/2% or more of our total voting power, or that of any of our significant subsidiaries; or

     o    any substantially similar transaction.

     TERMINATION OF THE MERGER AGREEMENT

     If the Board approves the termination of the Agreement, Success and BankFinancial may, by mutual written consent, terminate the Agreement at any time prior to the completion of the Merger, whether before or after stockholder approval has been obtained.

     In addition, either we, upon the recommendation of the Board, or BankFinancial may terminate the Agreement if:

     o the Merger is not completed on or before January 31, 2002, except that this right to terminate will not be available to any party whose failure to comply with the Agreement causes or results in the failure to complete the Merger by that date;

     o any of the conditions to our or BankFinancial's obligation to consummate any aspect of the Merger shall have become impossible to satisfy prior to January 31, 2002, unless such impossibility is due to the action or failure to act or breach of the Agreement by the party seeking to terminate;

     o the other party materially breaches a representation, warranty, agreement or covenant in the Agreement which breach results in either party failing to satisfy any of their respective closing conditions in the Agreement and the breach is not disclosed to and waived by the non-disclosing party or cured within 30 days after notice of the breach and prior to the Effective Date;

     o the other party commits a willful material breach of its obligations under the Agreement and such breach is not cured within ten days after receipt by the breaching party of written demand for cure by the non-breaching party; or

     o the Agreement and the Merger are not adopted and approved by a majority of the shares outstanding at the Annual Meeting.

     BankFinancial may terminate the Agreement if:

     o any third party has commenced, made or prepared an acquisition transaction, and thereafter our Board of Directors withdraws or materially and adversely modifies or changes its recommendation for adoption of the Agreement or any aspect of the Merger; or

     o pursuant to certain provisions of the Agreement relating to the inability of the parties to agree on a course of action regarding certain environmental matters.

     We may terminate the Agreement if at least ten days have passed from the date BankFinancial receives written notice from us that any application or notice required to be filed by BankFinancial in connection with any necessary regulatory approval was not filed in accordance with the requirements of the Agreement, or is not pending or has been denied and is not subject to further appeal, or an appeal is not being diligently pursued in good faith.

     We may also terminate the Agreement without BankFinancial's consent prior to obtaining stockholder approval if our Board of Directors authorizes us to enter into an agreement with respect to an acquisition transaction with a third party, provided that:

     o our Board of Directors determines that if it failed to recommend such offer or accept such proposal that such failure would result in a breach of the directors' fiduciary duties;

     o our Board of Directors determines in good faith, after consultation with its financial advisors, that the acquisition proposal is more favorable to our stockholders; and

     o at least five business days pass from the date BankFinancial receives written notice from us that our Board of Directors is prepared to accept any such offer or proposal.

     TERMINATION FEES

     We must pay to BankFinancial a fee of $1.25 million if the Agreement is terminated:

     o by us if our Board of Directors authorizes us to enter into an agreement with respect to an acquisition transaction with a third party, as provided above;

     o by BankFinancial if any third party has commenced, made or prepared an acquisition transaction, and thereafter our Board of Directors withdraws or materially and adversely modifies or changes its recommendation for adoption of the Agreement or any aspect of the Merger;

     o by BankFinancial if its inability to satisfy any of its obligations necessary to consummate any aspect of the Merger shall have become impossible to satisfy prior to January 31, 2002, and

          (1) we have received a proposal for and a third party has commenced any acquisition transaction prior to the termination of the Agreement; and

          (2) we and such third party enter into an agreement within 18 months following the termination of this agreement; or

     o by either BankFinancial or us if stockholder approval is not obtained at the Annual Meeting.

     We must also pay to BankFinancial a fee of $350,000 if the Agreement is terminated by BankFinancial because it has become impossible for us to satisfy any of our obligations necessary to consummate the Merger prior to January 31, 2002. If the Agreement is terminated by us because it has become impossible for BankFinancial to satisfy any of its obligations necessary to consummate the Merger, or certain other conditions to completion of the Merger cannot be met, prior to January 31, 2002, BankFinancial must pay us a fee of $350,000.

     Each party must pay the other $1.25 million if the Agreement is terminated by either BankFinancial or us because either party commits a willful, material breach of its obligations under the Agreement and such breach is not cured within ten days after receipt by the breaching party of written demand for cure by the non-breaching party.

     CONDUCT OF BUSINESS PENDING THE MERGER

     With limited exceptions, we agreed in the Agreement that, until the completion of the Merger, we and each of our subsidiaries will:

     o carry on our respective businesses in the usual, regular and ordinary course consistent with past practice;

     o    maintain our financial records in accordance with GAAP;

     o conduct our business and operations in accordance with safe and sound banking and business practices;

     o use our best efforts to preserve intact our present business organization, keep available the services of our present officers and employees and preserve our relationships with customers, suppliers and others with whom we do business;

     o not take any intentional action that would delay or adversely affect in any material respect the ability to obtain any requisite regulatory approval; and

     o use all reasonable efforts to obtain any third party approvals necessary for the surviving corporation to conduct its business following the completion of the Merger.

     We have also agreed that, until completion of the Merger, except as expressly required, contemplated or permitted by the Agreement or consented to by BankFinancial in accordance with the Agreement, we will not and will not permit any of our subsidiaries to, among other things:

     o    split, combine or reclassify any outstanding shares of capital stock;

     o declare, set aside or pay dividends, other than dividends sufficient to enable us to pay our ordinary operating expenses and liabilities and to make scheduled dividend payments on the trust preferred securities;

     o except for routine distributions of cash in lieu of our common stock by our employee stock ownership plan, purchase, redeem, acquire or offer to acquire any shares of our respective capital stock or any other equity securities;

     o issue, sell, grant or otherwise permit to become outstanding any additional shares of our capital stock or equity securities, securities convertible into or exchangeable for our equity securities, warrants, stock appreciation rights, options or other rights to acquire our equity securities (other than pursuant to our employee stock purchase plan), or any bonds, debt securities or other securities of us;

     o incur, or become subject to any indebtedness for borrowed money or incur other capital expenditures, obligations or liabilities, other than in the ordinary course of business, consistent with past practice;

     o dispose of any material properties or assets or cancel or release any material indebtedness;

     o make any material investment in any entity, other than in our wholly-owned subsidiaries or in the ordinary course of business;

     o enter into, modify, amend, renew or extend the term of any existing lease, contract or license that has a term of more than one year or involves payments of more than $25,000;

     o change employee benefit plans or compensation of directors, executive officers or employees, other than in the ordinary course of business consistent with past practice;

     o institute, settle or agree to settle any claim, action or proceeding involving $100,000 or more without providing BankFinancial at least five days prior notice;

     o change our respective accounting methods or methods of reporting for tax purposes, except as required by changes in GAAP or changes in applicable law;

     o amend or propose to amend our respective certificates of incorporation, charter or by-laws;

     o enter into any new, or amend, modify or terminate any existing employment or similar agreements or arrangement with any of our officers, directors or employees, except as provided in the Agreement;

     o take any intentional actions that would result, or might reasonably be expected to result, in any conditions to the Merger not being satisfied; or

     o    agree to or commit to do any action described above.

     REPRESENTATIONS AND WARRANTIES

     In the Agreement, we and BankFinancial each made representations and warranties relating to, among other things:

     o    corporate organization and existence;

     o corporate power and authority to enter into and perform its obligations under, and enforceability of, the Agreement;

     o required consents and approvals of governmental entities and absence of conflicts;

     o    the accuracy of certain information furnished;

     o    absence of specified changes or events; and

     o legal proceedings, regulatory actions and compliance with certain laws and regulations.

     In the Agreement, BankFinancial also made representations and warranties relating to the availability of the funds necessary to complete its obligations under the Agreement. We made representations and warranties relating to, among other things:

     o    the approval of the Agreement by our Board of Directors;

     o capitalization and due authorization of our and the Bank's common stock;

     o the trust preferred securities outstanding and the related subordinated debentures;

     o    insider interests and names of stockholders;

     o    filing of all material regulatory reports;

     o    financial statements;

     o    corporate records;

     o    receipt of the opinion of KBW, financial advisor to the Board;

     o    termination of our rights agreement;

     o    broker's fees;

     o    our properties;

     o    tax matters;

     o    insurance matters;

     o    employee benefit matters;

     o    changes in our business and operations since December 31, 2000;

     o    documents filed with the Securities and Exchange Commission;

     o    licenses and compliance with applicable laws;

     o    intellectual property;

     o    material contracts;

     o information regarding our loan portfolio and allowance for loan losses;

     o    information regarding our investment securities;

     o    agreements with regulatory agencies;

     o    absence of undisclosed liabilities;

     o    environmental matters; and

     o    transactions with affiliates.

     EMPLOYEE BENEFITS

     Our stock option plan will terminate on the Effective Date of the Merger. Stock options to purchase Success common stock made pursuant to our stock option plan will become immediately vested and holders of these options and awards will receive a cash payment equal to the Option Spread, in accordance with the Agreement.

     The Agreement provides that BankFinancial will assume each of the employee benefit plans of Success. We are amending our employee stock ownership plan so that employees will become fully vested in their accounts under the plan at the Effective Time, and shares held in employee accounts will be converted into cash in the Merger for the benefit of employees in the Plan. After the Merger, BankFinancial will have all the powers, rights, duties, obligations and liabilities of Success under these plans. Each such plan will continue in effect after the Merger subject to the power reserved to BankFinancial to amend or terminate the plan.

     After the Merger, BankFinancial will provide employees of Success and the Bank the opportunity to participate in each employee benefit plan and program it or BankFinancial, F.S.B. maintains for their similarly situated employees. Our employees will be given credit for their service to Success or the Bank in determining eligibility for and vesting in benefits under such plans.

     Our employee stock purchase plan was terminated with respect to our executive officers as of January 1, 2001, and with respect to all other participants on June 30, 2001.

     AMENDMENT, EXTENSION AND WAIVER

     The parties may amend the Agreement by action taken or authorized by their respective boards of directors, at any time before or after adoption or the Agreement by our stockholders. However, after adoption of the Agreement by our stockholders, no amendment may be made which changes the form or adversely affects or decreases the value of the merger consideration or in any other way adversely affects the rights of our stockholders without their further approval. All amendments to the Agreement must be in writing signed by us and BankFinancial.

     At any time before the completion of the Merger, each of the parties to the Agreement may, by written action taken or authorized by its respective boards of directors, to the extent legally allowed:

     o extend the time for the performance of any of the obligations or other acts of the other parties provided for in the Agreement for its benefit;

     o waive any inaccuracies in the representations and warranties of the other parties contained in the Agreement or in any document delivered pursuant to the Agreement for the waiving party's benefit; and

     o waive compliance with any of the agreements or conditions contained in the Agreement for the waiving party's benefit.

OPTION AGREEMENT

     The following summary of the BankFinancial option agreement (the "Option Agreement") is qualified by reference to the complete text of the Option Agreement, which is incorporated by reference and attached to this document as Annex C.

     GENERAL

     At the same time that Success entered into the Agreement with BankFinancial, and as an important inducement to BankFinancial entering into the Agreement, Success also entered into the Option Agreement. Upon the terms of and subject to the conditions set forth in the Option Agreement, Success has granted to BankFinancial the option to purchase, after the occurrence of a Triggering Event (defined below) and subject to all necessary regulatory approvals, an aggregate of up to 19.9% (605,989 shares) of the outstanding shares of Success common stock at an exercise price of $17.50 per share. The exercise price and number of option shares are subject to certain anti-dilution and other adjustments specified in the Option Agreement. The option is exercisable in the circumstances described below.

     EFFECT OF OPTION

     The option is intended to make it more likely that the Merger will be completed on the agreed terms and to compensate BankFinancial for its efforts and costs in the event the Merger is not completed under circumstances generally involving a third party proposal for a business combination with Success. The option may therefore discourage proposals for alternative business combinations with Success, even if a third party were prepared to offer our stockholders consideration with a higher value than the value of the merger consideration being paid by BankFinancial to our stockholders in exchange for their Success common stock.

     A Triggering Event means the occurrence of any of the following events:

     (1) Our Board of Directors withdraws its support of the Merger or fails to recommend approval of the Merger;

     (2)  Any person or group, other than BankFinancial:

          o acquires beneficial ownership of 12 1/2% or more of our then outstanding common stock or securities representing, or the right or option to acquire beneficial ownership of, or to vote securities representing, 12 1/2% or more of our then outstanding common stock, and thereafter, our Board of Directors (a) recommends such acquisition to our stockholders for acceptance,
               (b) fails to undertake such acts as

               BankFinancial reasonably requests to oppose such acquisition, or
               (c) fails to recommend, withdraws or materially and adversely modifies or changes its recommendation or its approval of the Agreement or any aspect of the Merger to our stockholders; or

          o Enters into an agreement with us involving or relating to an acquisition transaction; or

          o makes, commences or proposes an acquisition transaction, and thereafter, but before such proposal has been Publicly Withdrawn (defined below), we willfully commit any material breach of any covenant of the Agreement and such breach (a) would entitle us to terminate the Agreement without regard to the cure periods provided therein; (b) is not cured; and (c) would materially interfere with our ability to consummate the Merger or reduce the value of the transaction to BankFinancial.

     The phrase "publicly withdrawn" for the purposes of the above means an unconditional bona fide withdrawal of the proposal or a formal rejection of such proposal by us in writing. We shall notify BankFinancial promptly in writing of the occurrence of any of the events set forth in paragraph (2) above, it being understood that the giving of such notice by us shall not be a condition to the right of BankFinancial to transfer or exercise the option.

     The Option Agreement also provides BankFinancial with certain abilities to "cash-out" the option. Certain cash-out rights will be triggered if (a) the Triggering Event described above occurs and the transaction that is subject to such Triggering Event is consummated, or (b) any person or group, other than BankFinancial, acquires ownership of 50% or more of our outstanding shares of common stock. BankFinancial will have the right to receive (in lieu of exercising the option) a cash payment equal to the Spread (as defined in the Agreement) multiplied by the number of shares of our common stock then exercisable under the option.

     Under the Option Agreement, we have granted BankFinancial certain registration rights with respect to shares of our common stock that would be acquired in the event of BankFinancial's exercise of the option.

     The option will terminate upon the first to occur of:

     o    the Effective Date of the Merger;

     o    18 months after the occurrence of a Triggering Event;

     o termination of the Agreement by us in the event of (1) a breach of any representation, warranty, covenant or agreement contained in the Agreement which would result in BankFinancial's failure to satisfy any closing conditions it must satisfy under the Agreement; (2) a willful material breach by BankFinancial of its obligations under the Agreement that is not cured within ten days after receipt by BankFinancial of a written demand for cure by us; (3) the receipt by BankFinancial of a written notice from us that any application or notice required to be filed by BankFinancial in connection with any required regulatory approval was not filed pursuant to the Agreement, is not pending or has been denied and is not subject to further appeal or an appeal is not being diligently pursued in good faith;

     o termination of the Agreement by BankFinancial due to failure to agree upon certain environmental matters;

     o termination of the Agreement by mutual written consent of the boards of directors of Success and BankFinancial; or

     o    18 months after the termination of the Agreement for any other reason.

     LIMITATION ON TOTAL PROFIT

     The Option Agreement provides that, notwithstanding any other provision of that agreement, BankFinancial's total profit from the option, plus any termination fees paid or payable by Success, will not exceed $2,418,033 in the aggregate. If BankFinancial's total profit otherwise would exceed that amount, BankFinancial must return to Success in the form received or otherwise surrender an amount of cash or shares, or reduce the number of shares of Success common stock subject to the option, so that its total profit does not exceed the $2,418,033 limit.

     To the best of our knowledge, no event giving rise to BankFinancial's right to exercise the option has occurred as of the date of this Proxy Statement.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADOPTION AND APPROVAL OF THE AGREEMENT AND THE MERGER.

                        PROPOSAL 2: ELECTION OF DIRECTORS

     Our Certificate of Incorporation and By-Laws currently provide that our Board of Directors shall consist of at least five and not more than 11 directors divided into three classes of directors who are elected to hold office for staggered three-year terms so that the term of office of one class expires at each annual meeting of stockholders. The classes of directors as of the date of this Proxy Statement are: Class I Director, consisting of two persons, who will hold office until the Annual Meeting; Class II Directors, consisting of two persons, who will hold office until the annual meeting of stockholders to be held in 2002; and Class III Directors, consisting of two persons, who will hold office until the annual meeting of Stockholders to be held in 2003. The current term of the Class I Directors expires this year. The Board of Directors has nominated two persons, who have consented to being named in this Proxy Statement and to serving if elected, for election as Class I Directors to serve for a three-year term until the annual meeting of stockholders to held in 2004 and until their successors have been duly elected and qualified. The director nominees are currently members of our Board of Directors.

     Proxies will be voted "FOR" the election of the nominees listed below, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the number of nominees named. If for any reason the nominees should be unable to serve or refuse to serve as a director (an event which is not anticipated), proxies will be voted for another candidate or candidates nominated by the Board of Directors, and discretionary authority to cast such votes is included in the proxy. The nominee receiving the highest number of votes at the Annual Meeting, in person or by proxy, of shares of common stock, up to the number of directors to be elected, shall be elected.

                              NOMINEES FOR DIRECTOR

     The Board of Directors has nominated for election as a director at the Annual Meeting the following individuals:

CLASS I DIRECTOR - TERM EXPIRING IN 2004

     Glen Wherfel, age 51, has been a director of Success since 1998. Mr. Wherfel has been a director of the Bank since 1992. He is also a principal at the accounting firm of Wherfel & Associates, and has served in such position since 1984. Mr. Wherfel is a Certified Public Account.

     Wilbur G. Meinen, Jr., age 51, has been a director of Success since 1998 and has also been the Chairman, President and Chief Executive Officer of Success and the Bank since 1998. Prior to joining Success, Mr. Meinen served in various capacities at Bank One Corporation since 1989. As Executive Vice President - Credit Products Manager, his most recent position at Bank One, Mr. Meinen was responsible for the credit functions for the middle market and private banking lines of business in the Chicago market. His approval was required for all commercial loans originated in the Chicago market, and he also managed a staff which provided portfolio management, loan documentation and closing and asset management services.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS I DIRECTORS OF SUCCESS.

                         DIRECTORS CONTINUING IN OFFICE

CLASS II DIRECTORS - TERMS EXPIRING IN 2002

     Avrom H. Goldfeder, age 41, has been a director of Success since 1997. Mr. Goldfeder has been a member-trader of the Chicago Board of Trade (CBOT) since 1986. Mr. Goldfeder was a founding partner of the Financial Futures Interest Rate Group. In October 1990 he became a Senior Vice President and Co-Head of ING Baring Futures and Options Clearing Services. Mr. Goldfeder was named a Managing Director of ING Baring in January 2000 and serves on that company's Global Management Team.

     Sherwin Koopmans, age 59, has been a director of Success since 1997. Mr. Koopmans also served as Chairman of the Executive Committee of the Board of Directors of Success and the Bank from August 1998 to December 1998. Prior to his retirement in January 1996, Mr. Koopmans was the Associate Director of the Division of Depository and Asset Services for the Federal Deposit Insurance Corporation (FDIC) from July 1994 to December 1995.

CLASS III DIRECTORS - TERMS EXPIRING IN 2003

     Joseph A. Cari, Jr., age 48, has been a director of Success since January 2000. Mr. Cari has been a partner with the law firm of Ungaretti & Harris since 1984, providing general corporate, legislative and regulatory counsel to a variety of clients. He was appointed by President Clinton to serve as Chairman of the Board of Trustees of the Woodrow Wilson International Center for Scholars for a six-year term and has served on such Board since 1995. Mr. Cari is a member of the Board of Directors of Basic Plastic Products, L.L.C. and a member of the Advisory Board of the John Foster Center for Private Equity at the Tuck School of Business at Dartmouth College.

     Norman D. Rich, age 66, has been a director of Success since 1991. Mr. Rich also has been a director of the Bank since 1991. He serves as Chairman of the Audit Committee. Mr. Rich is a Certified Public Accountant and received his B.S.B.A. and M.B.A. degrees from Northwestern University. Prior to his retirement in 1999, he was a partner with the accounting and consulting firm of Veatch, Rich and Nadler, Chtd. since 1967.

MEETINGS OF THE BOARD; COMMITTEES

     The Board of Directors met 12 times during fiscal year 2000. All of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees of the Board on which they served during fiscal year 2000. The Board has two established committees, the Audit Committee, comprised of Messrs. Rich (as chairman), Koopmans and Wherfel, and the Compensation Committee, comprised of Messrs. Goldfeder (as chairman), Cari and Koopmans.

     The Audit Committee, which met 12 times during the fiscal year 2000, recommends to the Board of Directors the engagement of the company's independent certified public accountants, reviews with such accountants the plan and results of their audit of our financial statements and determines the independence of such accountant. The Audit Committee also meets with the Bank's internal auditor on a periodic basis. Each of the members of the Audit Committee is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

     The Compensation Committee, which met three times during fiscal year 2000, makes recommendations to the Board of Directors with respect to compensation of officers and key employees, including the grant of options under our 1995 Stock Option Plan and 1999 Stock Option Plan.

     The Board of Directors elects a Nominating Committee each year prior to the election of directors. The Nominating Committee will consider director nominees recommended by any stockholder who has given timely written notice to our Chief Financial Officer. Pursuant to our By-laws, to be timely, a stockholder's notice must be delivered not less than 70, nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. Such notice must set forth, as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected.

COMPENSATION OF DIRECTORS

     Non-employee directors of Success are paid (1) an annual retainer of $18,000, plus (2) $500 for attending Board of Directors meetings; and (3) $300 for attending any meeting of a Committee of the Board of Directors. In addition, Success reimburses all of its directors for all travel-related expenses incurred in connection with their activities as directors. Norman D. Rich receives an additional $10,000 annually for serving as Chairman of the Audit Committee and Avrom H. Goldfeder receives an additional $5,000 annually for serving as Chairman of the Compensation Committee. Sherwin Koopmans and Glen Wherfel each receive an additional $5,000 annually for serving as Chairman of the ALCO Committee and Chairman of the Loan Committee of the Bank, respectively.

     In addition, Success awards options to purchase 5,000 shares to each new director and options to purchase 3,000 shares of common stock each year thereafter to each continuing director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From time to time, the Bank makes loans and extends credit to certain of Success' and/or the Bank's officers and directors and to certain companies affiliated with such persons. In the opinion of the management, all of such loans and extensions of credit have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other third parties, and have not involved more than the normal risk of collectibility or presented other favorable features. At June 30, 2001, an aggregate of $1.3 million of loans and extensions of credit were outstanding to certain officers and directors of Success and/or the Bank and to certain companies affiliated with such persons.


                               EXECUTIVE OFFICERS

     Set forth below is certain information with respect to each of Success' and/or the Bank's executive officers who is not also a director of Success:

     Kurt C. Felde, age 50, has been Executive Vice President and Chief Financial Officer of Success and the Bank since April, 1999 and served as Senior Vice President and Chief Financial Officer of Success and the Bank since June 1998. Prior to joining Success, Mr. Felde served as Senior Vice President and Chief Financial Officer of Regency Savings Bank beginning in 1989, where he was responsible for accounting, management information systems, operations and corporate administration. Mr. Felde is a Certified Public Accountant.

     Christa N. Calabrese, age 52, has been Executive Vice President of the Bank since October 1997 and Chief Lending Officer of the Bank since 1992. She also served as Senior Vice President of the Bank from 1992 to October 1997. Prior to joining the Bank, Ms. Calabrese was an Asset Specialist with the Resolution Trust Corporation from 1990 to 1992. From 1969 through 1990, Ms. Calabrese held commercial lending positions with various local community banks.

     Laurie K. Breitenstein, age 39, joined Success and the Bank as Senior Vice President and General Counsel in May 1999. Prior to joining Success, Ms. Breitenstein was corporate counsel to Banc One Corporation from 1993 to 1997, GE Capital Corp. from 1997 to 1998 and Heller Financial, Inc. from 1998 to 1999.

     Craig Love, age 42, has been Executive Vice President and Chief Operating Officer of the Bank since September, 1999 and acted previously as Senior Vice President and Chief Credit Officer of the Bank since February, 1999. Prior to joining Success, Mr. Love served in various commercial banking, retail banking, credit management and marketing capacities for Bank One from 1980 to 1999. Mr. Love also worked for Bank Administration Institute from 1996-1997 as a Director of banking educational programs in small business, corporate services and bank marketing.

     Ronald W. Tragasz, age 54, joined the Bank in September 1991, and is currently Senior Vice President and Cashier of the Bank and Assistant Secretary of Success. Prior to September 1991, Mr. Tragasz was employed by the Bank of Ravenswood as Cashier and by First National Bank of Chicago as Assistant Vice President, where he was responsible for bank operating functions and various branch operations.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the compensation during the fiscal years ended December 31, 2000, 1999 and 1998 paid by Success and its subsidiaries for services rendered in all capacities to (1) our Chief Executive Officer and (2) the four additional executive officers of Success and/or the Bank who had total compensation during the fiscal year ended December 31, 2000 which exceeded $100,000 (collectively, the "Named Executive Officers").


                                            ANNUAL COMPENSATION                 LONG-TERM COMPENSATION AWARDS
                                     --------------------------------    -----------------------------------------
                                                                         RESTRICTED    SECURITIES
                                                                           STOCK       UNDERLYING       ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR    SALARY ($)     BONUS ($)      AWARDS       OPTIONS       COMPENSATION
---------------------------------    ----    ----------     ---------    ----------    -----------    -------------
Wilbur G. Meinen, Jr.
Chairman, President &
Chief Executive Officer of
Success and the Bank..............   2000     $214,837      $56,000(1)        --       36,000(2)       $23,341(3)
                                     1999      187,250       45,000(4)        --       12,500(5)         2,792(6)
                                     1998        7,695(7)    50,000(8)   $92,000(9)    12,500(10)           --
Kurt C. Felde
Executive Vice President and
Chief Financial Officer of
Success and Bank..................   2000     $124,385      $26,000           --       10,000(11)       $3,615(12)
                                     1999      115,154       20,000           --           --            2,585(13)
                                     1998       61,833(14)    5,000           --        8,000(15)           --
Christa N. Calabrese
Executive Vice President
and Chief Lending Officer
of the Bank.......................   2000     $132,500      $27,000           --        7,500(16)       $6,969(17)
                                     1999      125,000       20,000           --           --            2,930(18)
                                     1998      120,364       10,000           --       10,000(19)        3,643(20)
Craig J. Love
Executive Vice President and
Chief Operating Officer of the Bank  2000     $137,960      $28,000           --       10,000(21)       $3,582(22)
                                     1999      106,269(23)   40,000(24)       --       10,000(25)        2,606(26)
Laurie K. Breitenstein
Senior Vice President and
General Counsel
of Success and the Bank...........   2000     $129,567      $26,000           --       12,000(27)       $3,873(28)
                                     1999       91,223(29)   15,000(30)       --        5,000(31)           --

------------------
(1)  Mr. Meinen elected to receive his 2000 bonus in January 2001.
(2)  Such options are currently vested.
(3) Includes $500 contributed by the company for Mr. Meinen under our 401(k) Plan (the "401(k) Plan"), $2,877 allocated to Mr. Meinen under our Employee Stock Ownership Plan (the "ESOP"), and $1,220 in term life insurance premiums paid by the company on behalf of Mr. Meinen. Includes $18,840 of life insurance premiums advanced by the company under a split dollar agreement.
(4)  Mr. Meinen elected to receive the 1999 bonus in January 2000.
(5) Such options vest in increments of 3,125 shares each on January 27, 2000, 2001, 2002 and 2003.
(6) Includes $500 contributed by the company for Mr. Meinen under our 401(k) Plan, $1,522 allocated to Mr. Meinen under the ESOP, and $770 in term life insurance premiums paid by the company on behalf of Mr. Meinen.
(7)  Mr. Meinen joined the company on December 16, 1998.

(8) Such amount was paid to Mr. Meinen in January 1999 pursuant to the terms of his Employment Agreement, dated December 16, 1998, with the Bank. See "Employment Agreements."
(9) Represents on award of 8,000 shares which were fully vested and had a market value of $92,000 at December 31, 2000.
(10) Such options vest in increments of 3,125 shares each on December 16, 1999, 2000, 2001, and 2002.
(11) Such options vest in increments of 3,333 shares each on September 29, 2001 and 2002 and 3,334 shares on September 29, 2003.
(12) Includes $500 contributed by the company for Mr. Felde under our 401(k) Plan, $2,582 allocated to Mr. Felde under the ESOP, and $600 in term life insurance premiums paid by the company on behalf of Mr. Felde.
(13) Includes $500 contributed by the company for Mr. Felde under our 401(k) Plan, $1,315 allocated to Mr. Felde under the ESOP, and $770 in term life insurance premiums paid by the company on behalf of Mr. Felde.
(14) Mr. Felde joined the company on June 1, 1998.
(15) Options to purchase 3,000 shares vest in increments of 750 shares on December 16, 1999, 2000, 2001 and 2002. Options to purchase 5,000 shares vested June 25, 1999.
(16) Such options vest in increments of 2,500 shares each on September 29, 2001, 2002 and 2003.
(17) Includes $500 contributed by the company for Ms. Calabrese under our 401(k) Plan, $5,869 allocated to Ms. Calabrese under the ESOP, and $600 in term life insurance premiums paid by the company on behalf of Ms. Calabrese.
(18) Includes $500 contributed by the company for Ms. Calabrese under our 401(k) Plan, $1,660 allocated to Ms. Calabrese under the ESOP, and $770 in term life insurance premiums paid by the company on behalf of Ms. Calabrese.
(19) Such options vest in increments of 2,500 shares each on September 29, 1999, 2000, 2001 and 2002.
(20) Includes $500 contributed by the company for Ms. Calabrese under our 401(k) Plan, $2,033 allocated to Ms. Calabrese under the ESOP, and $1,110 in term life insurance premiums paid by the company on behalf of Ms. Calabrese.
(21) Such options vest in increments of 3,333 shares each on September 29, 2001 and 2002 and 3,334 shares on September 29, 2003.
(22) Includes $500 contributed by the company for Mr. Love under our 401(k) Plan, $2,552 allocated to Mr. Love under the ESOP, and $600 in term life insurance premiums paid by the company on behalf of Mr. Love.
(23) Mr. Love joined the company in February 1999.
(24) Includes a $10,000 signing bonus, a $10,000 promotion bonus and a $20,000 performance bonus for 1999 which Mr. Love elected to defer receipt of until January 2000.
(25) Such options vest in increments of 1,250 shares each on April 28 and November 17 of the years 2000, 2001, 2002 and 2003.
(26) Includes $500 contributed by the company for Mr. Love under our 401(k) Plan, $1,521 allocated to Mr. Love under the ESOP, and $585 in term life insurance premiums paid by the company on behalf of Mr. Love.
(27) Such options vest in increments of 4,000 shares each on September 29, 2001, 2002 and 2003.
(28) Includes $500 contributed by the company for Ms. Breitenstein under our 401(k) Plan, $2,836 allocated to Ms. Breitenstein under the ESOP, and $600 in term life insurance premiums paid by the company on behalf of Ms. Breitenstein.
(29) Ms. Breitenstein joined the company in April 1999.
(30) Ms. Breitenstein elected to receive the 1999 bonus in January 2000.
(31) Such options vest in increments of 1,250 shares each on April 28, 2000, 2001, 2002 and 2003.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on grants of options to the Named Executive Officers in 2000.


                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                             PRICE APPRECIATION
                                    INDIVIDUAL GRANTS                                         FOR OPTION TERM
--------------------------------------------------------------------------------------     ---------------------
                              NUMBER OF        PERCENT OF
                              SECURITIES      TOTAL OPTIONS
                              UNDERLYING       GRANTED TO
                               OPTIONS        EMPLOYEES IN     EXERCISE     EXPIRATION
           NAME                GRANTED         FISCAL YEAR       PRICE         DATE            5%          10%
-------------------------     ----------      -------------    --------     ----------     --------     --------
Wilbur G. Meinen, Jr.....       30,000            27.9%        $11.000        7/26/10      $207,535     $525,935
Wilbur G. Meinen, Jr.....        3,000             2.8          11.000        7/26/10        20,754       52,594
Wilbur G. Meinen, Jr.....        3,000             2.8          12.000        8/23/10        22,640       57,375
Kurt C. Felde............       10,000             9.3          11.375        9/29/10        71,537      181,288
Christa N. Calabrese.....        7,500             7.0          11.375        9/29/10        53,653      135,966
Craig J. Love............       10,000             9.3          11.375        9/29/10        71,537      181,288
Laurie K. Breitenstein...       12,000            11.2          11.375        9/29/10        85,844      217,546


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information on the value of any options held by the Named Executive Officers at December 31, 2000. No Named Executive Officer exercised any options in 2000.


                                                                                         VALUE OF UNEXERCISED IN
                                                            NUMBER OF UNEXERCISED          THE MONEY OPTIONS AT
                                                        OPTIONS AT DECEMBER 31, 2000        DECEMBER 31, 2000
                                                        ----------------------------   ---------------------------
                            SHARES
                          ACQUIRED ON      VALUE
          NAME             EXERCISE       REALIZED      EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------  -----------     --------      -----------    -------------   -----------   -------------
Wilbur G. Meinen........      --             --           42,375          18,625         $37,688       $  7,813
Kurt C. Felde...........      --             --            6,500          11,500             750          7,000
Christa N. Calabrese....      --             --            5,000          12,500              --          4,688
Craig J. Love...........      --             --            2,500          17,500           2,419         13,506
Laurie K. Breitenstein..      --             --            1,250          15,750           2,344         14,531

EMPLOYMENT AGREEMENTS

     Wilbur G. Meinen, Jr. entered into an employment agreement with the Bank, effective December 16, 1998. As discussed above in "Interests of Certain Persons and Management in the Merger," in connection with the Merger, Mr. Meinen agreed to an amendment to his employment agreement, effective as of the Effective Date. As currently in effect, the agreement provides for an annual base salary in an amount not less than Mr. Meinen's then current salary and a term of three years. In addition to base salary, Mr. Meinen is entitled to receive an annual bonus in an amount determined by the Compensation Committee and is also entitled to participate in and receive benefits under any employee insurance and fringe benefit programs that may have been established by the Bank for its employees or senior executive officers, to reimbursement for reasonable expenses incurred in the performance of his duties and to the use of a Bank automobile. Mr. Meinen's agreement also provided for his receipt of 8,000 restricted shares and options to purchase 25,000 shares, the terms of which are described in the Summary Compensation Table above. On July 26, 2000 Mr. Meinen's employment agreement was modified to (i) accelerate the vesting of all previously received restricted shares to December 31, 2000,

(ii) grant an additional 33,000 stock options as more fully described in Option Grants in Last Fiscal Year, (iii) entitle Mr. Meinen to all annual director option grants, (iv) extend the term of the agreement to December 16, 2002, and
(v) provide for the purchase of life insurance by Success for Mr. Meinen subject to a split dollar agreement, which policy Mr. Meinen has the right to assume if his employment with the company is terminated.

     Kurt C. Felde, Christa N. Calabrese, Craig J. Love and Laurie K. Breitenstein entered into employment agreements with the Bank, effective July 31, 2000, August 1, 1998, May 5, 1999 and April 18, 1999, respectively. As discussed above in "Interests of Certain Persons and Management in the Merger," in connection with the Merger, each of these officers agreed to an amendment to his or her employment agreement, effective as of the Effective Date. As currently in effect, the agreements provide for an annual base salary in an amount not less than each individual's then current salary and a term of three years. In addition to base salary, all are entitled to receive an annual bonus in an amount determined by the Compensation Committee and are also entitled to participate in and receive benefits under any employee insurance and fringe benefit programs that may have been established by the Bank for its employees or senior executive officers, to reimbursement for reasonable expenses incurred in the performance of their duties and to the use of a Bank automobile.

     Each of the agreements states that the Bank will continue to pay to the Named Executive Officer his/her salary, bonus (if any has been earned and is due) and benefits for the duration for the term of the agreement after the termination of employment by reason of the Bank's breach of the agreement or otherwise, except for a termination by reason of the respective employee's negligence or misconduct or death or disability. Each such agreement further provides that if such employee is (a) terminated within 12 months or (b) voluntarily leaves the company's employ within six months of a change of control of the Bank or Success (as defined in the agreements to include certain sales, transfers or dispositions of shares of stock or assets of the Bank), the employee is entitled to receive a lump sum payment in an amount not to exceed two times base salary with respect to Mr. Meinen and Ms. Calabrese and one times base salary with respect to Mr. Felde, Mr. Love and Ms. Breitenstein. Finally, prior to the occurrence of a change in control, Mr. Meinen's agreement restricts him from competing with, or soliciting employees or customers of, the Bank and Success for a period of 12 months following the termination or expiration of his employment and the Felde, Calabrese, Love and Breitenstein agreements similarly restrict these officers for a period of six months following the termination or expiration of their employment.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, which is comprised of three non-employee directors (the "Committee"), established the general compensation policies of the company, determined specific compensation levels for our executive officers and administered our compensation plans in 2000. The Committee has issued its report, presented below, documenting the various components of our executive officer compensation programs and describing the basis for 2000 compensation levels.

2000 COMPENSATION PHILOSOPHY

     It is our philosophy to link executive compensation to achievement, initiative, performance and teamwork. Compensation determined in accordance with these characteristics is essentially merit-based and is not significantly impacted by the length of time an officer has served the company. By focusing on merit, the Committee members are confident that we will be able to attract, develop, reward and retain highly qualified and productive executive officers and to motivate our executive officers to achieve the goals of our corporate strategic plan. The Committee believes that its compensation philosophy is aligned with and supports the long-term interest of the company: to improve corporate financial performance and to increase stockholder value.

     The Committee considered numerous factors, both qualitative and quantitative, in determining the level and composition of compensation for the Chief Executive Officer and other executive officers for 2000. The Committee did not, however, apply specific quantitative formulas or guidelines in reviewing and approving compensation, although the Committee did follow the dictates of all employment agreements between the Bank and the executive officers. Such employment agreements were specifically designed and adopted to assist the Bank and the company in maintaining a stable and competent management base. In analyzing compensation, the Committee instead recognized the importance of achievements that may be difficult to quantify, such as successful supervision and assistance with major projects.

     In addition, in order to determine appropriate compensation levels for both incumbent and newly hired executive officers, the Committee utilized independently prepared financial institution compensation surveys.

COMPENSATION PROGRAM COMPONENTS

     The Committee reviews each executive officer's base salary annually. Executive officers received salary increases in 2000 which were principally intended to reflect individual performance in 1999, including increases in responsibilities, but also, to a lesser extent, the company's performance both as compared to the preceding fiscal year and within its industry. The Committee also evaluates other factors, such as background, experience and scope of accountability in determining the appropriate salary level for each executive officer. The Committee, by design, strives to pay executive officers salaries in line with competitive market levels in the financial institution industry. Cash bonuses were awarded to executive officers, at the end of 2000 based upon each officer's performance in accomplishing strategic objectives.

     Our executive officers are also eligible for stock option grants as determined by the Committee in accordance with the 1995 Stock Option Plan and the 1999 Stock Option Plan. Each of these plans provides for discretionary option awards based on both overall performance of the company and individual performance by executive officers in order to align the interests of our stockholders and such executive officers. During 2000, 75,500 options were granted to our executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In December 1998, we hired Mr. Meinen as President and Chief Executive Officer. In July 1999 Mr. Meinen was also named as Chairman of the Board of Directors of Success. Compensation for Mr. Meinen is based upon an annual review by the Committee of an independent survey analysis which compares Mr. Meinen's compensation to an industry peer group. Mr. Meinen's compensation package, which in 2000 included 36,000 options, has been designed to encourage overall company performance and increase stockholder value. In the review process, the Committee also considers the overall performance of the company and Mr. Meinen's management practices. As a result of such review, the annual incentive bonus approved for Mr. Meinen for fiscal 2000 was $56,000, approximately 26.1% of his 2000 salary.

                             COMPENSATION COMMITTEE

                          Avrom H. Goldfeder, Chairman
                                Sherwin Koopmans
                               Joseph A. Cari, Jr.

     The foregoing Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.


                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors is comprised of three independent directors, Norman D. Rich, Glen Wherfel and Sherwin Koopmans, and operates under a written charter that has been adopted by the Board of Directors. A copy of the Audit Committee Charter is attached as Annex A. The Audit Committee's primary role is to monitor and oversee our financial reporting process, our system of internal controls and all internal and external audit related matters.

     In fulfilling its responsibilities, the Audit Committee has (i) discussed with the independent auditors those matters required to be discussed by SAS #61 (Statements on Auditing Standards) and (ii) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence. In addition, the Audit Committee reviewed and discussed the company's audited financial statements for the year ended December 31, 2000 with management and, based on this review and the discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC.

                        SUBMITTED BY THE AUDIT COMMITTEE

                            Norman D. Rich, Chairman
                                  Glen Wherfel
                                Sherwin Koopmans

     The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return on Success' common stock with the cumulative total return on the NASDAQ-Total US Market Index and the SNL Midwest Bank Index for the period from October 21, 1997, the date of the initial public offering of our common stock, to December 31, 1997, the end of the first fiscal year following such initial public offering, and the semi-annual periods from June 30, 1998 to December 31, 2000. The graph assumes $100.00 was invested on October 21, 1997. Cumulative total return assumes that dividends, if any, were reinvested.

[GRAPH OMITTED]

                                                                 PERIOD ENDING
                             -------------------------------------------------------------------------------------
           INDEX             10/21/97  12/31/97   06/30/98    12/31/98  06/30/99   12/31/99    06/30/00   12/31/00
-------------------------    --------  --------   --------    --------  --------   --------    --------   --------
Success Bancshares, Inc..    $100.00   $ 90.91    $ 90.91     $ 74.38   $ 71.07    $ 66.12     $ 71.90    $ 79.34
NASDAQ - Total US*.......     100.00     91.94     110.57      129.65    159.06     240.94      235.10     144.97
SNL Midwest Bank Index...     100.00    110.54     117.07      117.57    122.01      92.38       81.14     111.87

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2001. Used with permission. All rights reserved. crsp.com.

     Although the graph would normally be provided for a five-year period under the rules promulgated by the SEC, our common stock has only been publicly traded since October 21, 1997. We do not believe that the comparative performance of our common stock over such a short period of time is necessarily a meaningful measure of our total performance and indicative of potential future stockholder return, if any.

                             INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed McGladrey & Pullen, LLP to act as the company's independent public accountants for 2001. Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to stockholders' questions.

     McGladrey & Pullen, LLP continues to perform audit professional services for and on behalf of Success. During 2000 the audit services included examination of the consolidated financial statements of the company and a review of certain filings with the Securities and Exchange Commission. McGladrey & Pullen, LLP's unqualified opinion of the consolidated financial statements, along with the consolidated financial statements of the company, are included in our annual report to stockholders which accompanies this Proxy Statement.

     Audit Fees. The aggregate fees and expenses for professional services by McGladrey & Pullen, LLP in connection with the audit of our annual financial statements as of and for the year ended December 31, 2000 and for the required review of our financial information included in our Securities and Exchange Commission filings for the year 2000 was $58,000.

     Financial Information Systems Design and Implementation Fees. There were no fees incurred for these services for the year 2000.

     All Other Fees. The aggregate fees and expenses for all other professional services rendered by McGladrey & Pullen, LLP for all other services rendered to us during the year ended December 31, 2000 was $11,342.

     The Audit Committee has considered whether these services performed by McGladrey & Pullen, LLP are compatible with maintaining McGladrey & Pullen, LLP's independence as our principal accountant.


                                  OTHER MATTERS

     No other matters have been presented in accordance with our By-laws for presentation in this Proxy Statement to be considered at the Meeting or any adjournment thereof. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals submitted for evaluation as to inclusion in the proxy materials for our annual meeting of stockholders to be held in 2002 must be received by us not later than May 20, 2002, at our principal executive offices at 100 Tri-State International, Suite 300, P.O. Box 1499, Lincolnshire, Illinois 60069-1499. In addition, proxies appointed by management will use their discretionary authority to vote the shares they represent as the Board of Directors may recommend when a stockholder raises any proposal which was not included in our proxy materials for consideration at the annual meeting of stockholders to be held in 2002 if we did not receive proper notice of such proposal at our principal executive offices by May 20, 2002. Under our By-laws, in order for any stockholder proposal that is not included in our proxy materials to be brought before the annual meeting of stockholders to be held in 2002, such proposal must be received at our principal executive offices between July 26, 2002 and August 15, 2002.

                                            For the Board of Directors,




                                            Wilbur G. Meinen, Jr.
                                            Chairman of the Board of Directors
September 17, 2001

                                                                         ANNEX A

                            SUCCESS BANCSHARES, INC.


                             AUDIT COMMITTEE CHARTER

                                 COMMITTEE ROLE

     The committee's role is to act on behalf of the board of directors and oversee all material aspects of the Bank Holding Company and/or Bank's reporting, internal controls, and audit functions, except those specifically related to the responsibilities of another standing committee of the board. The audit committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Bank Holding Company and/or Bank processes for the management of business/financial risk and for compliance with all legal, ethical, and regulatory requirements.

     The role also includes coordination with other board committees and maintenance of strong, positive working relationships with management, external and internal auditors, legal counsel, and other committee advisors.

                              COMMITTEE MEMBERSHIP

     The committee shall consist of at least three and no more than six independent, nonexecutive board members. Committee members shall have (1) knowledge of the primary businesses in which the Bank Holding Company and/or Bank operates; (2) the ability to read and understand fundamental financial statements, including the Bank Holding Company and/or Bank's balance sheet, income statement, statement of cash flow, and key performance indicators; and
(3) the ability to understand key business and financial risks and related controls and control processes. The committee shall have access to its own legal counsel and other advisors at the committee's sole discretion.

     One member, preferably the chairperson, should be literate in business and financial reporting and control, including knowledge of the regulatory requirements and should have past employment experience in finance or accounting or other comparable experience or background. Committee appointments shall be approved annually by the full board upon recommendation of the nominating committee. The committee chairperson shall be selected by the committee members or by the nominating committee.

                         COMMITTEE OPERATING PRINCIPLES

     The committee shall fulfill its responsibilities within the context of the following overriding principles:

     1. Communications - The chairperson and others on the committee shall, to the extent appropriate, have contact throughout the year with senior management, other committee chairpersons, and other key committee advisors, external and internal auditors, etc., as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues.

     2. Committee Education/Orientation - The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the Bank Holding Company and/or Bank. Additionally, individual committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the Bank Holding Company and/or Bank operates.

     3. Annual Plan - The committee, with input from management and other key committee advisors, shall develop an annual plan responsive to the "primary committee responsibilities" detailed herein. The annual plan shall be reviewed and approved by the full board.

     4. Meeting Agenda - Committee meeting agendas shall be the responsibility of the committee chairperson, with input from committee members. It is expected that the chairperson would also ask for management and key committee advisors, and perhaps others, to participate in this process.

     5. Committee Expectations and Information Needs - The committee shall communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal audit, and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors, and others as soon as possible before the meeting date. Meeting conduct will assume board members have reviewed written materials in sufficient depth to participate in committee/board dialogue.

     6. External Resources - The committee shall be authorized to access internal and external resources, as the committee requires, carrying out its responsibilities.

     7. Committee Meeting Attendees - The committee shall request members of management, legal counsel, internal audit, and external auditors, as applicable, to participate in committee meetings, as necessary, to carry out the committee responsibilities. Periodically and at least annually, the committee shall meet in private session with only the committee members. It shall be understood that either internal or external auditors, or legal counsel, may, at any time, request a meeting with the audit committee or committee chairperson with or without management attendance. In any case, the committee shall meet in executive session separately with internal and external auditors, at least annually.

     8. Reporting to the Board of Directors - The committee, through the committee chairperson shall report periodically, as deemed necessary, but at least semi-annually, to the full board. In addition, summarized minutes from committee meetings, separately identifying monitoring activities from approvals, shall be available to each board member prior to board of directors' meetings.

     9. Committee Self Assessment - The committee shall review, discuss, and assess its own performance as well as the committee role and responsibilities, seeking input from senior management, the full board, and others. Changes in role and/or responsibilities, if any, shall be recommended to the full board for approval.

                                MEETING FREQUENCY

     The committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or chairperson.

                            REPORTING TO SHAREHOLDERS

     The committee shall make available to shareholders a summary report on the scope of its activities, including a list of meetings. This may be identical to the report that appears in the Bank Holding Company and/or Bank's annual report.

          COMMITTEE'S RELATIONSHIP WITH EXTERNAL AND INTERNAL AUDITORS

     1. The external auditors, in their capacity as independent public accountants, shall be responsible to the board of directors and the audit committee as representatives of the shareholders.

     2. As the external auditors review the annual financial reports, they will be reporting to the audit committee. The external auditors will also report on an exception basis during the interim. They shall report all relevant issues to the committee responsive to agreed-on committee expectations. In executing its oversight role, the board or committee should review the work of external auditors.

     3. In connection with the annual report, the committee shall review the performance (effectiveness, objectivity, and independence) of the external and internal auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the AICPA. Additionally, the committee shall discuss with the external and internal auditor relationships or services that may affect auditor objectivity and/or independence. If the committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full board appropriate action to ensure the independence of the internal auditor and/or external auditors.

     4. The internal audit function shall be responsible to the board of directors through the committee.

     5. If either the internal or the external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the committee chairperson.

     6. Changes in the Director of Internal Audit or Director of Compliance shall be subject to committee approval.

                       PRIMARY COMMITTEE RESPONSIBILITIES

          MONITOR FINANCIAL REPORTING AND RISK CONTROL RELATED MATTERS

     The major areas of responsibility for the audit committee consists of three main parts:

     1.   Financial reporting

     2.   Risk management (identification and control of key risks)

     3.   Audit function (internal and external auditing)

                                [OBJECT OMITTED]

     The committee should review and assess:

     1. Risk Management - The Bank Holding Company and/or Bank's business risk management process, including the adequacy of the overall internal control environment and the internal controls in selected areas representing significant financial and business risk.

     2. Annual Reports and Other Major Regulatory Filings - All major financial reports.

     3. Internal Controls and Regulatory Compliance - The Bank Holding Company and/or Bank's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations, and noncompliance with the code of conduct policy.

     4. Internal Audit Responsibilities- The annual audit plans and the process used to develop the plan. Status of activities, significant audit findings, recommendations, and management's response.

     5. Regulatory Examinations- SEC inquiries and the results of regulatory examinations by other regulatory authorities, including the Office of Comptroller of Currency, Federal Reserve Bank, Federal Deposit Insurance Corporation, and other agencies in terms of significant findings, recommendations, and management's response.

     6. External Audit Responsibilities- Auditor independence and the overall scope and focus of the annual audit and/or reviews including the scope and level of involvement with unaudited quarterly or other interim-period information.

     7. Financial Reporting and Controls - Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions. The committee will also review important conclusions on interim and/or year-end audit work in advance of the public release of financials.

     8. Auditor Recommendations - Important internal and external auditor recommendations on financial reporting, internal controls, other matters, and management's response. The committee will also consider opinions of management and auditors on the overall quality of annual and interim financial reporting.

     The committee should review, assess, and approve:

     1.   The code of ethics/conduct, including confidentiality of information.

     2.   The internal audit plan.

     3. Changes in important accounting principles and the application thereof in both interim and annual financial reports.

     4.   Significant conflicts of interest and related-party transactions.

     5. External auditor performance and changes in external audit firms (subject to ratification by the full board).

     6. Internal auditor performance and changes in internal audit leadership and/or key financial management.

     7.   Management's responses to regulatory agencies and authorities.

                                                                         ANNEX B



                      AGREEMENT AND PLAN OF REORGANIZATION

-
                                  by and among


                           BANKFINANCIAL CORPORATION,
                             a federal corporation,


                          FINANCIAL FEDERAL MHC, INC.,
        a federal mutual holding company and the parent company of Buyer,


                          BFIN ACQUISITION CORPORATION,
         a Delaware corporation and a wholly owned subsidiary of Buyer,


                                       and


                            SUCCESS BANCSHARES, INC.,
                             a Delaware corporation











                                  May 21, 2001

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I    DEFINITIONS.....................................................B-5
        1.1     Definitions..................................................B-5
        1.2     Principles of Construction..................................B-13

ARTICLE II   THE MERGER; EFFECT; PAYMENT; CLOSING...........................B-14
        2.1     The Merger..................................................B-14
        2.2     Closing; Effective Time.....................................B-14
        2.3     Effects of Merger...........................................B-14
        2.4     Effects of Merger on Capital Stock and Stock Options........B-15
        2.5     Payment for Shares..........................................B-15
        2.6     Payment of Option Spread....................................B-16
        2.7     Escheat.....................................................B-17
        2.8     Dissenting Shares...........................................B-17
        2.9     Buyer's Deliveries at Closing...............................B-17
        2.10    Bancorp's Deliveries at Closing.............................B-18

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER........................B-18
        3.1     Organization................................................B-19
        3.2     Authorization...............................................B-19
        3.3     Conflicts...................................................B-20
        3.4     Proxy Statement Disclosure..................................B-20
        3.5     Litigation..................................................B-20
        3.6     Adequate Funds..............................................B-20
        3.7     No Share Ownership..........................................B-20
        3.8     Compliance with Laws........................................B-21
        3.9     Buyer Regulatory Reports....................................B-21
        3.10    Regulatory Approvals........................................B-21
        3.11    No Brokers..................................................B-22
        3.12    Buyer Material Adverse Effect...............................B-22
        3.13    Accuracy of Information Furnished...........................B-22

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF BANCORP......................B-22
        4.1     Organization................................................B-22
        4.2     Authorization...............................................B-22
        4.3     Conflicts...................................................B-23
        4.4     Antitakeover Provisions Inapplicable........................B-23
        4.5     Capitalization and Stockholders.............................B-23
        4.6     The Bancorp Subsidiaries....................................B-24
        4.7     SEC Reports.................................................B-25
        4.8     Bancorp Regulatory Reports..................................B-25
        4.9     Bancorp Bank Regulatory Reports.............................B-26
        4.10    Financial Statements........................................B-26
        4.11    Regulatory Investigations...................................B-26
        4.12    Compliance with Laws........................................B-27
        4.13    Litigation..................................................B-27
        4.14    Taxes.......................................................B-28
        4.15    Insurance...................................................B-29
        4.16    Loans.......................................................B-29
        4.17    Investments.................................................B-30

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

        4.18    Bancorp Benefit Plans.......................................B-31
        4.19    Environmental Matters.......................................B-34
        4.20    Intellectual Property.......................................B-34
        4.21    Properties..................................................B-34
        4.22    ADA Compliance..............................................B-35
        4.23    Fiduciary Accounts..........................................B-35
        4.24    Indemnification.............................................B-35
        4.25    Insider Interests...........................................B-35
        4.26    Additional Disclosure Items.................................B-36
        4.27    Defaults....................................................B-37
        4.28    Operations Since December 31, 2000..........................B-37
        4.29    Corporate Records...........................................B-39
        4.30    Fairness Opinion............................................B-39
        4.31    Rights Agreement............................................B-39
        4.32    No Brokers..................................................B-39
        4.33    Accuracy of Information Furnished...........................B-39

ARTICLE V    COVENANTS OF BANCORP...........................................B-39
        5.1     Conduct of Business by Bancorp until the Effective Time.....B-39
        5.2     Stockholders' Meeting; Proxy Statement......................B-44
        5.3     Recommendation of Approval..................................B-45
        5.4     Certain Actions.............................................B-45
        5.5     Rights Agreement............................................B-46
        5.6     Trust Preferred Securities..................................B-46
        5.7     Covenants Relating to Excluded Notes........................B-46

ARTICLE VI   COVENANTS OF BUYER.............................................B-47
        6.1     Regulatory Applications.....................................B-47
        6.2     Director and Officer Liability Insurance....................B-48
        6.3     Indemnification.............................................B-48
        6.4     Appointment of New Directors................................B-49
        6.5     Conduct of Business.........................................B-49

ARTICLE VII  ADDITIONAL AGREEMENTS..........................................B-49
        7.1     Access to Information; Confidentiality......................B-49
        7.2     Supplemental Reports and Information........................B-50
        7.3     Environmental Investigation.................................B-51
        7.4     Title Reports...............................................B-51
        7.5     Resolution of Bancorp Benefit Plans.........................B-51
        7.6     Cooperation.................................................B-53
        7.7     Notification of Certain Matters.............................B-54
        7.8     Press Releases..............................................B-54
        7.9     Merger of Subsidiary Banks..................................B-55
        7.10    Execution of the Stock Option Agreement.....................B-55

ARTICLE VIII CONDITIONS.....................................................B-55
        8.1     Conditions to the Obligations of Buyer......................B-55
        8.2     Conditions to the Obligations of Bancorp....................B-56
        8.3     Conditions to the Obligations of the Parties................B-57

ARTICLE IX   TERMINATION; AMENDMENT; WAIVER.................................B-57

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

        9.1     Termination.................................................B-57
        9.2     Termination Fee.............................................B-58
        9.3     Expenses....................................................B-59
        9.4     Survival of Agreement.......................................B-60
        9.5     Amendment...................................................B-60
        9.6     Waiver......................................................B-60

ARTICLE X    GENERAL PROVISIONS.............................................B-60
        10.1    Survival....................................................B-60
        10.2    Notice......................................................B-60
        10.3    Specific Enforceability.....................................B-61
        10.4    Applicable Law..............................................B-61
        10.5    Headings, Etc...............................................B-61
        10.6    Severability................................................B-61
        10.7    Entire Agreement; Binding Effect; Nonassignment;
                Counterparts................................................B-61
        10.8    Timing......................................................B-62

EXHIBITS

Exhibit A   Legal opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg
            (NOT INCLUDED)
Exhibit B   Legal opinion of Vedder, Price, Kaufman & Kammholz (NOT INCLUDED)
Exhibit C   Stock Option Agreement (INCLUDED AS ANNEX C)

SCHEDULES

[INTENTIONALLY OMITTED]

                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of the 21st day of May, 2001, by and among BANKFINANCIAL CORPORATION, a federal corporation ("Buyer"), FINANCIAL FEDERAL MHC, INC., a federal corporation and the sole stockholder of Buyer ("MHC"), BFIN ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Buyer ("MergerSub"), and SUCCESS BANCSHARES, INC., a Delaware corporation ("Bancorp").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, MHC is a registered mutual holding company under the Home Owners' Loan Act, as amended (the "HOLA"), and the parent of Buyer;

     WHEREAS, Buyer is a registered savings and loan holding company under the HOLA, and a wholly owned subsidiary of MHC;

     WHEREAS, Bancorp is a registered bank holding company under the Bank Holding Company Act of 1956, as amended;

     WHEREAS, MergerSub is a Delaware corporation organized by Buyer solely for the purpose of facilitating the transactions contemplated herein;

     WHEREAS, the Boards of Directors of Buyer, MHC, MergerSub and Bancorp deem it advisable that MergerSub be merged with and into Bancorp in accordance with this Agreement, which provides, among other things, that Bancorp shall be the Surviving Corporation; and

     WHEREAS, immediately following the Merger of MergerSub with and into Bancorp, Buyer intends to cause (i) Bancorp to be dissolved and liquidated into Buyer and, (ii) immediately following such dissolution and liquidation, Success National Bank, a wholly owned subsidiary of Bancorp ("Bancorp Bank"), to be merged with and into BankFinancial, F.S.B., a wholly owned subsidiary of Buyer (the "Bank"), with the Bank being the Surviving Bank;

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                               A G R E E M E N T:
                               - - - - - - - - -

                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINITIONS. In addition to capitalized terms otherwise defined herein, as used in this Agreement the following capitalized terms shall have the meanings provided in this Section 1.1:

     "Acquisition Transaction" shall have the meaning given to such term in
Section 5.4 (b) hereof.

     "Adjusted Stockholder's Equity" shall mean the consolidated stockholder's equity of Bancorp, calculated in accordance with GAAP (reflecting, in accordance with GAAP, among other things, the recognition of or accrual for all expenses paid, incurred or projected to be paid or incurred by Bancorp or Bancorp Bank in connection with this Agreement and the Reorganization), but adjusted to exclude:
(i) any realized gains and losses (provided that losses shall only be excluded if such losses are contemplated and provided for on the date of this Agreement in Schedule 1.1(a)) with respect to any sales of securities occurring after December 31, 2000; (ii) with respect to securities that are or were classified as available for sale or as trading securities, any change in the amount of the adjustment required pursuant to SFAS 115 resulting from changes in unrealized gains and losses occurring after December 31, 2000;
(iii) any adjustments required in connection with the consummation of the Reorganization pursuant to Section 7.6(e) hereof; and (iv) any Excluded Financial Effects (as defined below); provided, however, that the term Adjusted Stockholders' Equity shall in no event include the Subordinated Debentures, or the related Trust Preferred Securities. Adjusted Stockholder's Equity shall be determined as set forth in Section 8.1(h) hereof.

     "Affiliate" of, or a Person "Affiliated" with, a specific Person is a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     "Applicable Governmental Authorities" shall mean, with respect to a Person, the Regulatory Authorities and any other federal, state, county or local governmental body, instrumentality, agency, board or official having authority or jurisdiction to enforce any Applicable Law and Regulation.

     "Applicable Law(s) and Regulation(s)" shall mean, with respect to a Person, all statutes, laws, ordinances, regulations, rules and rulings, and all published guidelines, interpretive letters, advisories or bulletins, of any Applicable Governmental Authority that are applicable to or binding upon such Person, the conduct of its business or any of its assets.

     "Bancorp" shall mean Success Bancshares, Inc., a Delaware corporation and the parent bank holding company for Bancorp Bank.

     "Bancorp Bank" shall mean Success National Bank, a national bank that is wholly owned by Bancorp with its main office located at 4433 West Touhy Avenue, Lincolnwood, Illinois 60646.

     "Bancorp Bank Common Stock" shall have the meaning given such term in
Section 4.5(b) hereof.

     "Bancorp Bank Regulatory Reports" shall have the meaning given to such term in Section 4.9 hereof.

     "Bancorp Benefit Plans" shall mean the plans, programs, arrangements and agreements described in Section 4.18(a) hereof.

     "Bancorp Capital Trust I" shall mean the trust created pursuant to and in accordance with the Trust Agreement.

     "Bancorp Certificate" shall mean a stock certificate evidencing ownership of shares of Bancorp Common Stock.

     "Bancorp Common Stock" shall have the meaning given to such term in Section 4.5(a) hereof.

     "Bancorp Disclosure Schedule" shall mean the writing, together with its written attachments, identified as the "Bancorp Disclosure Schedule" by Bancorp. The Bancorp Disclosure Schedule was delivered to Buyer in final and complete form, subject to the obligations of Bancorp under Section 7.7 hereof, not less than five (5) Business Days prior to Bancorp's execution of this Agreement.

     "Bancorp Financial Statements" shall have the meaning given to such term in
Section 4.10(a) hereof.

     "Bancorp Material Adverse Effect" shall mean an effect that is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), assets or results of operations of Bancorp and the Bancorp Subsidiaries, taken as a whole, or that would reasonably be expected to materially and adversely affect (i) the ability of Bancorp or Bancorp Bank to consummate the Reorganization or (ii) the ability of Bancorp or the Bancorp Subsidiaries to perform their material obligations (including timeliness) hereunder but excluding any effect or change attributable to or resulting from
(A) changes in economic conditions or financial market conditions affecting the banking and thrift industries generally in the Seventh Federal Reserve District except to the extent that the effect or change is material and adverse when compared to the effect or change, if any, on other banks, thrifts, bank holding companies and thrift holding companies in the Seventh Federal Reserve District with assets greater than $500 million but less than $1.5 billion; (B) changes in laws, regulations, interpretations or laws or regulations, GAAP or regulatory accounting requirements applicable to banks or their holding companies; (C) the Excluded Financial Effects; and (D) actions, or effects of inactions, either taken by Bancorp or any Bancorp Subsidiary in accordance with Section 7.6(e) hereof or the reasonable expenses or expenditures incurred in connection with actions which were required by, or expressly contemplated in, this Agreement.

     "Bancorp OREO" shall mean other real estate owned by Bancorp Bank as defined by the rules and regulations of the OCC.

     "Bancorp Permitted Liens" shall mean (i) liens arising out of judgments or awards in respect of which Bancorp or any Bancorp Subsidiary is in good faith prosecuting an appeal or proceedings for review and in respect of which it has secured a subsisting stay of execution pending such appeal or proceedings; (ii) liens for taxes, assessments, and other governmental charges or levies the payment of which is not past due, or as to which Bancorp or any Bancorp Subsidiary is diligently contesting in good faith and by appropriate proceedings either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions, or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, that do not materially impair the use of such property in the operation of the business of Bancorp or any Bancorp Subsidiary or the merchantability or the value of such property or interest therein for the purpose of such business; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of Bancorp or any Bancorp Subsidiary other than that so purchased; and (vi) pledges and liens given to secure deposits and other liabilities of Bancorp or any Bancorp Subsidiary arising in the ordinary course of banking business.

     "Bancorp Properties" shall mean (i) real estate currently owned or leased by Bancorp or any Bancorp Subsidiary and used or formerly used in the conduct of its business; (ii) the Bancorp OREO; (iii) real estate that is in the process of pending foreclosure or forfeiture proceedings conducted by Bancorp or any Bancorp Subsidiary; (iv) real estate that is held in trust for others by Bancorp or any Bancorp Subsidiary; (v) real estate owned or leased by a partnership or joint venture in which Bancorp or any Bancorp Subsidiary has an ownership interest; and (vi) any other real estate owned or leased by Bancorp or any Bancorp Subsidiary.

     "Bancorp Qualified Plans" shall have the meaning given to such term in
Section 4.18(b) hereof.

     "Bancorp Realty" shall mean Bancorp Realty Ventures, Inc., an Illinois corporation that was wholly owned by Bancorp and which was liquidated and dissolved on April 9, 2001.

     "Bancorp Regulatory Reports" shall have the meaning given to such term in
Section 4.8 hereof.

     "Bancorp SEC Reports" shall have the meaning given to such term in Section
4.7 hereof.

     "Bancorp Stock Option" shall mean each of the 248,000 stock options granted to a Person by Bancorp, under the Bancorp Stock Option Plans or otherwise, prior to the date of this Agreement that is outstanding, vested and fully exercisable immediately prior to the Effective Time.

     "Bancorp Stock Option Plans" shall mean the Bancorp, Inc. 1995 Employee Stock Option Plan, as amended, and the Bancorp, Inc. 1999 Stock Option Plan.

     "Bancorp Subsidiaries" shall mean Bancorp Bank, Bancorp Capital Trust I, and any corporation and other entity that Bancorp directly or indirectly controls, or of which Bancorp directly or indirectly owns or controls 5% or more of the outstanding equity securities and any joint ventures created or existing pursuant to a written agreement in which Bancorp has a 5% equity interest; provided, however, there shall not be included any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity or as the result of the resolution of debt previously contracted (whether previously or hereinafter created) in the ordinary course of business. The term "Bancorp Subsidiary" shall mean any single subsidiary constituting one of the several Bancorp Subsidiaries.

     "Bancorp Suitor" shall have the meaning given to such term in Section 9.1 hereof.

     "Bank" shall mean BankFinancial, F.S.B., a federally-chartered stock savings bank that is wholly owned by Buyer, with its main office located at 21110 South Western Avenue, Olympia Fields, Illinois 60461.

     "Bank Merger" shall mean the merger of Bancorp Bank with and into the Bank as described in Section 7.9 hereof with the Bank being the Surviving Bank.

     "Bank Merger Agreement" shall have the meaning given to such term in
Section 7.9 hereof.

     "Best Efforts" shall mean commercially reasonable good faith efforts.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "BMA" shall mean the Bank Merger Act, as amended.

     "Business Day" shall mean any day other than a Saturday, a Sunday or any other day that the Bank is authorized or required to be closed.

     "Buyer" shall mean BankFinancial Corporation, a federal corporation that is wholly owned by MHC and is the parent savings and loan holding company for the Bank.

     "Buyer Material Adverse Effect" shall mean an effect that is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), assets or results of operations of Buyer and the Buyer Subsidiaries, taken as a whole, and that would reasonably be expected to materially and adversely affect the ability of Buyer, MergerSub or the Bank to consummate the Reorganization.

     "Buyer Subsidiaries" shall mean the Bank, MergerSub, Buyer Assurance Services, Inc., Buyer Properties, Inc. and any corporation and other entity that Buyer directly or indirectly controls, or of which

Buyer directly or indirectly owns or controls 5% or more of the outstanding equity securities and any joint ventures created or existing pursuant to a written agreement in which Buyer has a 5% equity interest; provided, however, there shall not be included any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity or as the result of the resolution of debt previously contracted (whether previously or hereinafter created) in the ordinary course of business. The term "Buyer Subsidiary" shall mean any single subsidiary constituting one of the several Buyer Subsidiaries.

     "Certificate of Merger" shall mean the certificate of merger to be filed by Bancorp and MergerSub with the Secretary of State of the State of Delaware pursuant to Section 2.2.

     "Change in Control Benefit" shall have the meaning given to such term in
Section 4.18(a) hereof.

     "Closing" shall mean the actions required to consummate the Reorganization which shall take place as provided in Article II hereof after the satisfaction or waiver of all of the conditions set forth in Article VIII hereof.

     "Closing Date" shall mean the date the Closing occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreement" shall mean that agreement dated June 19, 2000, between Buyer and Keefe, Bruyette & Woods, Inc., as agent for Bancorp, as amended from time to time.

     "DGCL" shall mean the Delaware General Corporation Law, as amended.

     "Disclosure Schedule Updates" shall have the meaning given such term in
Section 7.7(b) hereof.

     "Dissenting Share" shall mean a share of Bancorp Common Stock held by any Person who properly exercises (including timely perfection and timely compliance with all other requirements under Section 262 of the DGCL) any appraisal rights under the DGCL with respect to such share.

     "Effective Time" shall mean the time at which the Certificate of Merger relating to the Merger that will be filed pursuant to Section 2.2 hereof shall become effective in accordance with the DGCL.

     "Environmental Law(s)" shall mean any law, regulation, rule, ordinance or similar requirement which governs or protects the environment enacted by the United States, any state, or any county, city or agency or subdivision of the United States or any state.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ESOP" shall have the meaning given to such term in Section 4.18(h) hereof.

     "ESOP Loan" shall have the meaning given to such term in Section 4.18(h) hereof.

     "ESPP" shall have the meaning given to such term in Section 7.5(c) hereof.

     "Excluded Financial Effects" shall mean, with respect only to the Excluded Notes (as defined below), all expenses, all additions to or charge-offs against Bancorp Bank's allowance for loan and lease losses, and all other items that are made, accrued, received, recognized or realized between the date hereof and the Effective Time and that constitute or are specifically attributable or allocable to any of the following: (i) expenses, including attorney's fees, incurred in order to enforce or collect an Excluded

Note; (ii) expenses, including attorney's fees, incurred in order to repossess or exercise creditor's rights and remedies with respect to any Excluded Note Collateral; (iii) capital and other expenditures made in connection with inspections and repairs of, and improvements to, any Excluded Note Collateral in order to maintain a federal airworthiness certificate presently in effect with respect to such collateral, to comply with any manufacturer's recommended maintenance schedule applicable to such collateral or to keep such collateral in good working order, but only to the extent that such expenditures in the aggregate do not exceed ten percent (10%) of the net book value of the Excluded Note secured by such collateral; (iv) other expenses incurred in order to sell, appraise, store, preserve or protect any Excluded Note Collateral, including the purchase of any property, casualty or liability insurance or to force place such insurance; (v) losses realized from the accidental destruction of any Excluded Note Collateral, provided that insurance is maintained in accordance with the requirements of Sections 5.7(b) and (c) hereof; (vi) losses realized from the sale of any Excluded Note Collateral; (vii) losses realized from the write-down of the book value of any Excluded Note due to the diminution in the fair market value of the Excluded Note Collateral securing the Excluded Note; (viii) losses realized due to the settlement of any obligations under an Excluded Note for less than the net book value of such Excluded Note; (ix) any reversal of any portion of Bancorp Bank's allowance for loan and lease losses that was reflected on Bancorp Bank's books and records as of the date of this Agreement; (x) any accrued but unpaid interest due under any Excluded Note; and (xi) any recovery under any Excluded Note to the extent they are less than an amount equal to the sum of the outstanding amounts (without duplication of any expenses referenced above) due under the Excluded Note plus the aggregate of any expenses, other expenditures or losses described in subparagraphs (i) through (viii) and attributable or allocable to any Excluded Note. The expenses and other expenditures referenced in subparagraph (i) through (iv) of this paragraph shall be subject to the reasonableness limitations set forth in the agreements listed on Schedule 1.1(b) pursuant to which Bancorp Bank's interests in the Excluded Notes were acquired.

     "Excluded Note Collateral" shall mean any collateral or security for any obligation under an Excluded Note.

     "Excluded Notes" shall mean evidences of indebtedness in writing identified on Schedule 1.1(b) to the Bancorp Disclosure Schedule, in which Bancorp Bank has a participatory interest pursuant to the agreements identified on such Schedule 1.1(b) and that relates to such obligations.

     "FDI Act" shall mean the Federal Deposit Insurance Act, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

     "GAAP" shall mean generally accepted accounting principles as historically applied on a consistent basis by Bancorp and Bancorp Bank or Buyer, MHC, MergerSub and Bank, as applicable.

     "Guarantee Agreement" shall mean that certain Guarantee Agreement between Bancorp and Bankers Trust Company, as Guarantee Trustee, dated as of May 19, 1998.

     "Hazardous Material(s)" shall mean any material or substance: (i) which is a "hazardous substance," "pollutant" or "contaminant," pursuant to the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 U.S.C. 9601 et seq.), as amended, and regulations promulgated thereunder;
(ii) containing gasoline, oil, diesel fuel or other petroleum product; (iii) which is "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. Section 6901 et seq.), as amended, and regulations promulgated thereunder; (iv) containing polychlorinated biphenyls
(PCBs); (v) containing asbestos; (vi) which is radioactive; (vii) the presence of
                                       B-10
which requires investigation or remediation under any Environmental Law (defined above); or (viii) which is defined or identified as a "hazardous waste," "hazardous substance," "pollutant," "contaminant," or "biologically Hazardous Material" under any Environmental Law.

     "HOLA" shall have the meaning given to such term in the Recitals to this Agreement.

     "HSRA" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

     "Immediate Family" shall mean a Person's spouse, parents, in-laws, children and siblings.

     "Indenture" shall mean that certain Junior Subordinated Indenture between Bancorp and Bankers Trust Company, as Trustee, dated as of May 19, 1998.

     "Intellectual Property" shall have the meaning given to such term in
Section 4.26(f) hereof.

     "Investment Securities" shall have the meaning given to such term in
Section 4.17(a) hereof.

     "IRS" shall mean the Internal Revenue Service.

     "Knowledge" or "to the Knowledge of" shall mean (unless otherwise expressly provided herein), with respect to a party hereto, knowledge of any of the members of the board of directors or the management officials having responsibility for the matter in question of Bancorp and the Bancorp Subsidiaries in the case of Bancorp, and of Buyer and the Buyer Subsidiaries in the case of Buyer.

     "Letter of Transmittal" shall have the meaning given to such term in
Section 2.5(c).

     "Letter of Understanding" shall have the meaning given to such term in
Section 7.5(d) hereof.

     "Liabilities" shall mean, with respect to a Person, all of the obligations or liabilities of such Person, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or becoming due, and regardless of when asserted, arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in such Person's audited consolidated financial statements in accordance with GAAP.

     "Loans" shall have the meaning given to such term in Section 4.16(a) hereof.

     "Mailing Date" shall have the meaning given to such term in Section 5.2(e) hereof.

     "Merger" shall mean the merger of MergerSub with and into Bancorp pursuant to Article II hereof, which provides, among other things, that Bancorp shall be the surviving corporation.

     "Merger Consideration" shall mean the right to receive $19.00 in cash per share of Bancorp Common Stock, into which right all shares of Bancorp Common Stock shall be converted in the Merger pursuant to Article II hereof. The aggregate Merger Consideration shall not exceed $46,344,420.

     "MergerSub" shall mean BFIN Acquisition Corporation, a Delaware corporation that is wholly owned by Buyer and was organized by Buyer solely for the purpose of facilitating the Merger.

     "MHC" shall mean Financial Federal MHC, Inc., a federally chartered mutual holding company that is the parent of Buyer.

     "Monthly Financial Statements" shall have the meaning given to such term in
Section 4.10(b) hereof.

     "Mortgaged Premises" shall mean, for purposes of Section 4.19 only, each
(i) real property interest (including any fee or leasehold interest) that is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to Bancorp or any Bancorp Subsidiary a lien on or security interest in such real property interest, and
(ii) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to Bancorp or any Bancorp Subsidiary a lien thereon or security interest therein.

     "NASD" shall mean the National Association of Securities Dealers.

     "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

     "NBA" shall mean the National Bank Act, as amended.

     "OCC" shall mean Office of the Comptroller of the Currency.

     "Option Spread" shall have the meaning given to such term in Section 2.4(b) hereof. The aggregate of the Option Spreads shall not exceed $2,016,240.

     "OTS" shall mean the Office of Thrift Supervision.

     "Paying Agent" shall mean American National Bank and Trust Company of Chicago, as agent for the purpose of effectuating the payment of the Merger Consideration in accordance with Article II hereof.

     "Person" shall mean any individual, corporation, limited liability company, business trust, association, partnership, joint venture, other entity, government or governmental department or agency.

     "Proxy Statement" shall have the meaning given to such term in Section 5.2(b) hereof.

     "Regulatory Approvals" shall mean the approval, non-objection or waiver of the OTS, the Federal Reserve, the U.S. Department of Justice and any other Applicable Governmental Authorities whose approval, non-objection or waiver is necessary for the consummation of the Reorganization.

     "Regulatory Authorities" shall mean the OTS, the Federal Reserve, the U.S. Department of Justice, and any Applicable Governmental Authorities having jurisdiction over any aspect of the Reorganization.

     "Reorganization" shall mean the series of transactions contemplated in this Agreement including and resulting in the grant of the option contemplated in the Stock Option Agreement, the Merger, the dissolution and liquidation of MergerSub into Buyer, the Bank Merger and the actions contemplated in Section 6.1(c) hereof with respect to the Trust Preferred Securities (as defined below).

     "Rights Agreement" shall mean that Rights Agreement by and between Bancorp and Harris Trust and Savings Bank dated as of August 1, 1998.

     "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Series B Stock" shall have the meaning given to such term in Section 4.5(a) hereof.

     "Significant Subsidiary" shall have the meaning given to such term in
Section 5.4(b) hereof.

     "Signing Event" shall have the meaning given to such term in Section 9.2 hereof.

     "Stock Option Agreement" shall mean that certain Stock Option Agreement of even date herewith pursuant to which Bancorp has granted Buyer the right to purchase from Bancorp shares of Bancorp Common Stock, subject to certain conditions precedent, and certain other rights.

     "Stockholders' Meeting" shall have the meaning given to such term in
Section 5.2(a) hereof.

     "Subordinated Debentures" shall mean the subordinated debentures issued by Bancorp pursuant to the Indenture.

     "Surviving Bank" shall have the meaning given such term in Section 7.9 hereof.

     "Surviving Corporation" shall have the meaning given such term in Section
2.1 hereof.

     "Tax" shall have the meaning given to such term in Section 4.14(a) hereof.

     "Termination Date" shall mean January 31, 2002, or such other date as shall have been agreed to in writing by Bancorp and Buyer.

     "Transaction Documents" shall mean this Agreement, the Stock Option Agreement, the Bank Merger Agreement, the Certificate of Merger and the other documents to be executed in connection with the Reorganization.

     "Trust Agreement" shall mean that certain Amended and Restated Trust Agreement among Bancorp, Bankers Trust Company, as property trustee, and Bankers Trust (Delaware), as Delaware trustee, dated as of May 19, 1998, with respect to Bancorp Capital Trust I.

     "Trust Preferred Securities" shall mean the preferred securities issued pursuant to the Trust Agreement and currently quoted under the symbol "SXNBP" on the NASDAQ.

     1.2 PRINCIPLES OF CONSTRUCTION. In this Agreement, unless otherwise stated or the context otherwise requires, the following usages apply: (a) unless otherwise provided herein, actions permitted but not required under this Agreement may be taken at any time, and from time to time, in the actor's sole discretion; (b) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, and including"; (c) headings are inserted for convenience of reference only and are not a part of, nor shall they affect any construction or interpretation of this Agreement; (d) unless otherwise specified, indications of time of day mean Chicago, Illinois, time; (e) all references to Articles, Sections, Schedules and Exhibits are to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; (f) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the relevant time; (g) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (h) "including" shall mean "including, but not limited to;" (i) unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders; (j) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (k) all references to dollars ($) shall mean United States currency.

                                   ARTICLE II
                      THE MERGER; EFFECT; PAYMENT; CLOSING

     2.1 THE MERGER. In accordance with the terms and subject to the conditions of this Agreement, including the receipt of all Regulatory Approvals and all requisite stockholder approvals, Bancorp, MergerSub, Buyer and MHC shall cause the Merger to be consummated, pursuant to which MergerSub shall be merged with and into Bancorp and the separate corporate existence of MergerSub shall thereupon cease, and Bancorp shall be the surviving corporation in the Merger (the "Surviving Corporation").

     2.2 CLOSING; EFFECTIVE TIME. Subject to all of the terms and conditions of this Agreement, the Closing of the Merger shall occur on a date that is mutually agreed upon by the parties, which shall be no later than the seventh (7th) day following the date on which the conditions set forth in Article VIII have been satisfied or waived. The Closing of the Merger and the consummation of the other aspects of the Reorganization shall take place at the Law Offices of Barack Ferrazzano et al., 333 West Wacker Drive, Suite 2700, Chicago, Illinois, 60606, at a time to be mutually agreed upon by the parties. The Merger shall become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger"), or at such time thereafter as Buyer and Bancorp may agree upon in writing and provide in the Certificate of Merger.

     2.3 EFFECTS OF MERGER.

                (a) At and after the Effective Time, the Surviving Corporation shall be governed by the laws of the State of Delaware with all of its rights, privileges, powers and franchises unaffected by the Merger, and shall possess all assets and property of every description, whether real, personal or mixed, and every interest in the assets and property, contingent or otherwise, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of Bancorp and MergerSub, including all debts due on whatever account, all choses in action, and each and every interest of or belonging or due to each of Bancorp or MergerSub, all of which shall vest in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in any of such corporations shall not revert or in any way be impaired by the Merger. At and after the Effective Time, the Merger shall have the further effects as set forth in Sections 251, 259, 260 and 261 of the DGCL.

                (b) The certificate of incorporation of MergerSub shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and the DGCL.

                (c) The bylaws of MergerSub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until altered, amended or repealed as provided therein, or in accordance with the certificate of incorporation of the Surviving Corporation and the DGCL.

                (d) The directors of the Surviving Corporation shall be the Persons who were directors of MergerSub immediately prior to the Effective Time. The officers of the Surviving Corporation shall be the Persons who were officers of MergerSub immediately prior to the Effective Time.

     2.4 EFFECTS OF MERGER ON CAPITAL STOCK AND STOCK OPTIONS. Upon the Merger becoming effective and at the Effective Time:

                (a) Each share of Bancorp Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, ipso facto and without any action on the part of any holder thereof, become and be converted into the right to receive the Merger Consideration from Buyer. Each certificate representing outstanding Bancorp Common Stock shall, after the Effective Time of the Merger, represent only the right to receive the Merger Consideration from Buyer. Each holder of Bancorp Common Stock, upon surrender to the Paying Agent, in proper form for cancellation, of the Bancorp Certificate representing such holder's Bancorp Common Stock, shall be entitled to receive a check from the Paying Agent in an appropriate amount of the Merger Consideration for such shares. Until so presented and surrendered in exchange for the Merger Consideration, each certificate that represented issued and outstanding Bancorp Common Stock shall be deemed for all purposes to evidence the right to receive the Merger Consideration. No interest shall accrue or be payable with respect to the Merger Consideration.

                (b) Each share of Bancorp Common Stock issued and owned of record by Buyer or by Bancorp as treasury stock immediately prior to the Effective Time of the Merger shall be canceled and retired, and no cash shall be payable, with respect thereto.

                (c) Each Bancorp Stock Option shall, ipso facto and without any action on the part of holders thereof, become and be converted into the right to receive the difference between the Merger Consideration and the applicable option exercise price (the "Option Spread"), payable as provided herein. Prior to the Effective Time, the board of directors of Bancorp and the committee or committees established under the Bancorp Stock Option Plans shall take such actions or make such determinations as may be required under the Bancorp Stock Option Plans, subject to the approval of Buyer, to effect the provisions of this Agreement, subject to the rights of optionees and other third party beneficiaries under such Bancorp Stock Option Plans.

                (d) Each share of the common stock of MergerSub that is issued and outstanding at the Effective Time of the Merger shall, ipso facto and without any action on the part of the holder thereof, continue as one share of the common stock of the Surviving Corporation, and all of such shares of common stock of the Surviving Corporation shall be owned by Buyer. Outstanding certificates representing shares of common stock of MergerSub shall be deemed to represent an identical number of shares of common stock of the Surviving Corporation.

     2.5 PAYMENT FOR SHARES. (a) As soon as practicable after the Effective Time, the parties shall deliver or cause to be delivered to the Paying Agent a certified copy of the list of the holders of Bancorp Common Stock as of the Effective Time, after which time there shall be no further registrations or transfers on the stock transfer books of Bancorp of the shares of Bancorp Common Stock that were outstanding immediately prior to the Effective Time.

                (b) Immediately prior to the Effective Time (and in all events prior to the filing of the Certificate of Merger), Buyer shall make available or cause to be made available to the Paying Agent amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments of the Merger Consideration to the holders of Bancorp Common Stock issued and outstanding immediately prior to the Effective Time.

                (c) As soon as practicable after the Effective Time, the Paying Agent shall mail to each Person (or deliver to each Person, at such Person's expense, who requests delivery) who was, at the Effective Time, a holder of record of issued and outstanding Bancorp Common Stock, a letter of transmittal and instructions for use in effecting the surrender of Bancorp Certificate(s) which, immediately prior to the Effective Time, represented such shares (the "Letter of Transmittal"). The Paying Agent shall take all steps necessary or advisable to permit holders of record of Bancorp Common Stock as of the Effective Time to surrender their Bancorp Certificates prior to the Effective Time so as to receive prompt payment of the Merger Consideration after the Effective Time.

                (d) Upon surrender to the Paying Agent of such Bancorp Certificates (or such documentation as is acceptable to and required by the Paying Agent with respect to lost Bancorp Certificate(s)), together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the Paying Agent shall promptly pay the Persons entitled thereto a check in the amount to which such Persons are entitled, after giving effect to any required Tax withholdings.

                (e) If payment is to be made to a Person other than the registered holder of Bancorp Certificate(s) surrendered, it shall be a condition of any such payment that the Bancorp Certificate(s) so surrendered shall be properly endorsed or otherwise executed in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of Bancorp Certificate(s) surrendered, or establish to the satisfaction of Buyer or the Paying Agent that any such Tax has been paid or is not applicable.

                (f) One hundred eighty (180) days following the Effective
Time, the Paying Agent shall deliver to Buyer a certified list of the names and addresses of all former registered holders of Bancorp Common Stock who have not then surrendered their Bancorp Certificates to receive the Merger Consideration to which they are entitled, and (ii) Buyer shall be entitled at its election to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent which have not been disbursed to holders of certificates formerly representing Bancorp Common Stock outstanding at the Effective Time. Upon the delivery of such funds to Buyer, such holders shall be entitled to look to Buyer only as general creditors thereof with respect to the cash payable upon due surrender of their Bancorp Certificates.

                (g) The Merger Consideration paid pursuant to this Article II shall constitute and represent full satisfaction of all rights pertaining to such shares of Bancorp Common Stock.

                (h) Except as otherwise provided herein or in the Letter of Transmittal, Buyer shall pay all charges and expenses, including those of the Paying Agent, in connection with the payment of the Merger Consideration in exchange for Bancorp Common Stock.

     2.6 PAYMENT OF OPTION SPREAD. Immediately prior to the Effective Time, all outstanding Bancorp Stock Options shall become immediately exercisable and fully vested. At the Effective Time, all outstanding Bancorp Stock Options shall be canceled and Bancorp shall promptly pay each holder, for each Bancorp Stock Option held, an amount in cash equal to the Option Spread reduced by any required Tax withholdings. The payment of the Option Spreads pursuant to this
Article II shall be delivered and paid by Bancorp in full satisfaction of all rights pertaining to the Bancorp Stock Option Plans and the Bancorp Stock Options.

     2.7 ESCHEAT. Notwithstanding anything in this Article II or elsewhere in this Agreement to the contrary, neither the Paying Agent nor any party hereto shall be liable to a former holder of Bancorp Common Stock or any Bancorp Stock Options for any funds delivered to a public official pursuant to any applicable escheat or abandoned property laws.

     2.8 DISSENTING SHARES. The holder of any Dissenting Share shall have the rights, subject to the limitations, provided by Section 262 of the DGCL. If at any time a holder of Dissenting Shares shall lose or withdraw such holder's rights to appraisal with respect to such holder's shares of Bancorp Common Stock, then such shares shall be converted into the right to receive the Merger Consideration in respect of such shares.

     2.9 BUYER'S DELIVERIES AT CLOSING. At the Closing, Buyer shall deliver, or cause to be delivered, to Bancorp the following items:

                (a) evidence of the delivery by Buyer or its agents to the Paying Agent of the aggregate amount of the Merger Consideration for payment to the holders of Bancorp Common Stock as provided in this Agreement;

                (b) good standing certificates for each of Buyer, MHC and MergerSub issued by the OTS in the case of Buyer and MHC, and by the Secretary of State of the State of Delaware in the case of MergerSub, each dated not more than fifteen (15) Business Days prior to the Closing Date;

                (c) a copy of the charter of Buyer and MHC and the certificate of incorporation of MergerSub certified not more than fifteen (15) Business Days prior to the Closing Date by the OTS in the case of Buyer and MHC, and by the Secretary of State of the State of Delaware in the case of MergerSub.

                (d) a certificate of the Secretary of each of Buyer, MHC and MergerSub dated the Closing Date certifying (i) a copy of the bylaws of such corporation; and (ii) copies of resolutions of the board of directors of each such corporation and by MHC as the sole stockholder of Buyer authorizing and approving this Agreement and the Reorganization, and by Buyer as the sole stockholder of MergerSub;

                (e) a certificate of the President of Buyer, MHC and MergerSub dated the Closing Date certifying that, to his Knowledge: (i) there have been no further amendments to the charter and certificate of incorporation delivered pursuant to subsection (c) of this Section; (ii) all of the representations and warranties of each of Buyer, MHC and MergerSub set forth in this Agreement comply with the requirements set forth in Section 8.2(a) hereof as of the Closing Date; and (iii) each of Buyer, MHC and MergerSub has performed or complied, in all material respects, with all of the covenants and obligations to be performed or complied with by each of Buyer and MergerSub, under the terms of this Agreement on or prior to the Closing Date;

                (f)  copies of each of the Regulatory Approvals;

                (g) such documents as shall be necessary to evidence the assumption by Buyer of the obligations of Bancorp under the Indenture, the Trust Agreement and the Guarantee Agreement, together with any other documents that shall be required to be delivered under the Indenture, Trust Agreement or Guarantee Agreement to ensure that the Subordinated Debentures remain outstanding and the Trust Preferred Securities issued pursuant to the Trust Agreement remain issued and outstanding and are eligible to be traded in the secondary market in accordance with Section 6.1(c) hereof;

                (h) a legal opinion of Buyer's counsel, Barack Ferrazzano Kirschbaum Perlman & Nagelberg, substantially in the form set forth in Exhibit A hereto and dated as of the Effective Time; and

                (i) such other documents as Bancorp or its counsel shall reasonably request.

     2.10 BANCORP'S DELIVERIES AT CLOSING. At the Closing, Bancorp shall deliver, or cause to be delivered, to Buyer the following items:

                (a) good standing certificates for Bancorp issued by the Secretary of State of the State of Delaware and the Secretary of State of the State of Illinois, each dated not more than fifteen (15) Business Days prior to the Closing Date;

                (b) a good standing certificate for Bancorp Bank issued by the OCC and dated not more than fifteen (15) Business Days prior to the Closing Date;

                (c) a copy of the certificate of incorporation of Bancorp certified by the Secretary of State of the State of Delaware, which shall be certified as of a date which is not more than fifteen (15) Business Days prior to the Closing Date;

                (d) a copy of the articles of association of Bancorp Bank certified by the OCC as of a date which is not more than fifteen (15) Business Days prior to the Closing Date;

                (e) a certificate of the Secretary of Bancorp dated the Closing Date certifying (i) a copy of the bylaws of Bancorp, (ii) copies of resolutions of the board of directors of Bancorp and the stockholders of Bancorp authorizing and approving this Agreement and the Reorganization;

                (f) a certificate of the Cashier of Bancorp Bank dated the Closing Date certifying a copy of the bylaws of Bancorp Bank;

                (g) a certificate executed by the President of Bancorp dated the Closing Date certifying that, to his Knowledge: (i) there have been no further amendments to the certificate of incorporation and articles of association delivered pursuant to subsections (c) and (d) of this Section; (ii) all of the representations and warranties of Bancorp set forth in this Agreement comply with the requirements set forth in Section 8.1(a) hereof as of the Closing Date; and (iii) Bancorp has performed or complied, in all material respects, with all of the covenants and obligations to be performed or complied with by Bancorp under the terms of this Agreement on or prior to the Closing Date;

                (h) such documents as shall be reasonably requested by Buyer which evidence the approval of the assumption by Buyer of the obligations of Bancorp under the Indenture, the Trust Agreement and the Guarantee Agreement and ensure that the Subordinated Debentures remain outstanding and the Trust Preferred Securities issued pursuant to the Trust Agreement remain outstanding and are eligible to be traded in the secondary market in accordance with Section 6.1(c) hereof;

                (i) a legal opinion of Bancorp's counsel, Vedder, Price, Kaufman & Kammholz, substantially in the form set forth in Exhibit B attached hereto and dated as of the Effective Time; and

                (j) such other documents as Buyer or its counsel shall reasonably request.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Each of Buyer and MHC represents and warrants to Bancorp that each of the following statements is true and correct on the date hereof and will comply with the requirements of Section 8.2(a) hereof as of the Effective Time.

     3.1 ORGANIZATION. (a) Each of Buyer and MHC is a corporation duly organized, validly existing and in good standing under the laws of the United States and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. Each of Buyer and MHC is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Buyer Material Adverse Effect. Each of Buyer and MHC has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and, upon the receipt of all Regulatory Approvals, to consummate the Reorganization. MHC is a duly registered mutual savings and loan holding company under HOLA and the rules and regulations of the OTS thereunder. Buyer is duly registered as a subsidiary savings and loan holding company under HOLA and the rules and regulations of the OTS thereunder.

                (b) MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. MergerSub is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Buyer Material Adverse Effect. MergerSub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and, upon the receipt of all Regulatory Approvals, to consummate the Reorganization.

                (c) The Bank is a federally-chartered stock savings bank duly organized and in existence under the laws of the United States and its deposits are insured by the FDIC through the SAIF to the full extent permitted under the FDI Act. The Bank is a "qualified thrift lender," as that term is used in
Section 10(m) of HOLA. The Bank has all requisite corporate power and authority to enter into the Bank Merger Agreement and, upon the receipt of all Regulatory Approvals and the approval of Buyer as its sole stockholder, to consummate the Reorganization. To the extent applicable, the Bank is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified.

                (d) MHC has no direct or indirect subsidiaries other than Buyer and the Buyer Subsidiaries. Buyer has no direct or indirect subsidiaries other than the Buyer Subsidiaries. Each of the Buyer Subsidiaries is wholly owned by either Buyer or the Bank. Each Buyer Subsidiary other than the Bank is a duly organized and validly existing corporation in good standing under the laws of the United States, the State of Illinois or Delaware, with corporate power and authority to own, operate and lease its assets and properties, and carry on its business substantially as it has been and is now being conducted.

                (e) MHC, Buyer and each Buyer Subsidiary hold all licenses, certificates, permits, franchises and rights from all Applicable Governmental Authorities necessary for the conduct of its and their respective businesses, except where the failure to so hold would not have a Buyer Material Adverse Effect.

     3.2 AUTHORIZATION. The execution, delivery and performance of the Transaction Documents and the consummation of the Reorganization have been duly and unanimously approved and authorized by the boards of directors of MHC, Buyer, MergerSub and the Bank, and all necessary corporate action on the part of MHC, Buyer, MergerSub and the Bank has been taken. The Transaction Documents have been, or where applicable, will be, duly executed and delivered by MHC, Buyer, MergerSub and the Bank, as applicable, and, subject to the Regulatory Approvals, will constitute the valid and binding obligations of MHC, Buyer, MergerSub and the Bank, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines. Neither the charter nor the bylaws of MHC or Buyer will need to be amended to effectuate the Reorganization.

     3.3 CONFLICTS. (a) The execution and delivery of the Transaction Documents do not, and the consummation of the Reorganization will not, conflict with or result in any violation of the charter or bylaws of MHC, Buyer or the Bank, the certificate of incorporation or bylaws of MergerSub or similar documents of any other Buyer Subsidiary. The execution and delivery of the Transaction Documents do not, and the consummation of the Reorganization will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of, any obligation or result in the creation of any material lien, charge or encumbrance on any of the property or assets under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree or Applicable Law and Regulation, other than any such conflicts, violations, defaults or losses of benefits that (i) individually or in the aggregate do not have a Buyer Material Adverse Effect, or (ii) will be cured or waived prior to the Effective Time.

                (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to MHC, Buyer, Bank or MergerSub in connection with the execution and delivery of the Transaction Documents or the consummation by MHC, Buyer, MergerSub and the Bank of the Reorganization, the absence of which would have a Buyer Material Adverse Effect, except for the filings to be submitted by MHC, Buyer and the Bank in order to obtain the Regulatory Approvals, the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware, any filings, approvals or no-action letters with or from state securities authorities, any antitrust filings, consents, waivers or approvals, and such filings, applications, waivers and consents as are necessary to permit Buyer to assume the obligations of Bancorp under the Indenture, the Trust Agreement and the Guarantee Agreement, and to qualify the Trust Preferred Securities to be traded in the secondary market in accordance with Section 6.1(c) hereof.

     3.4 PROXY STATEMENT DISCLOSURE. None of the information to be supplied by Buyer for inclusion in the Proxy Statement or any amendments thereof or supplements thereto will, at the time of the first mailing thereof, or at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.5 LITIGATION. There is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to Buyer's Knowledge, threatened against or affecting MHC, Buyer or any Buyer Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which, if adversely determined, would have a Buyer Material Adverse Effect, or which is seeking to enjoin consummation of the Reorganization or to obtain other relief in connection with this Agreement or the Reorganization, nor is there any judgment, decree, injunction, rule or order of any court, arbitrator or Applicable Governmental Authority outstanding against MHC, Buyer or any Buyer Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which could reasonably be foreseen to have in the future, a Buyer Material Adverse Effect.

     3.6 ADEQUATE FUNDS. At the Effective Time, Buyer will have sufficient funds and capital to carry out its obligations under the Transaction Documents and to consummate the Reorganization.

     3.7 NO SHARE OWNERSHIP. As of the date hereof, neither MHC, Buyer, any Affiliate nor any Buyer Subsidiary owns any shares of Bancorp Common Stock.

     3.8 COMPLIANCE WITH LAWS. (a) The businesses of MHC, Buyer and each Buyer Subsidiary are not being conducted in violation of any Applicable Law and Regulation, including the HOLA, the FDI Act, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, fair debt collection practices, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employee benefits, and any statutes or ordinances relating to the properties occupied or used by MHC, Buyer or any Buyer Subsidiary, except for possible or actual violations which either individually or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Buyer Material Adverse Effect.

                (b) The policies, programs and practices of MHC, Buyer and each Buyer Subsidiary relating to wages, hours of work, and other terms and conditions of employment are in compliance in all material respects with Applicable Laws and Regulations governing employment and terms and conditions of employment. There are no disputes, claims, or charges, pending or, to Buyer's Knowledge, threatened, against MHC, Buyer or any Buyer Subsidiary alleging breach of any express or implied employment contract or commitment, or material breach of any Applicable Law and Regulation relating to employment or terms and conditions of employment, and, to Buyer's Knowledge, there is no basis for any valid claim or charge with regard to such matters.

                (c) No investigation or review by any Applicable Governmental Authority with respect to MHC, Buyer or any Buyer Subsidiary is pending or, to Buyer's Knowledge, threatened, nor has any Applicable Governmental Authority indicated to Buyer an intention to conduct the same, other than normal bank and bank holding company regulatory examinations and those whose outcome will not have a Buyer Material Adverse Effect.

                (d) The Bank's current rating under the Community Reinvestment Act of 1977 and the regulations promulgated thereunder is "outstanding."

     3.9 BUYER REGULATORY REPORTS. Prior to the execution of this Agreement, MHC, Buyer and Bank have delivered or made available to Bancorp complete and accurate copies of all reports that MHC, Buyer and Bank have filed with the OTS since January 1, 1997, and will provide Bancorp with the reports required by
Section 7.2(c) hereof (collectively, the "Buyer Regulatory Reports"). Since January 1, 1997, MHC, Buyer and Bank have filed in a timely manner all Buyer Regulatory Reports that they were required to file with the OTS. As of their respective dates or as subsequently amended prior to the date hereof, each of the Buyer Regulatory Reports, to Buyer's Knowledge, (i) is true and correct, and
(ii) complied or will comply with applicable rules and regulations of the OTS.

     3.10 REGULATORY APPROVALS. Except as referred to in Section 3.3(b) hereof, or in connection, or in compliance with the provisions of the HSRA, the Securities Act, the Securities Exchange Act, the HOLA, the BHCA, the BMA, the rules and regulations of the SEC, OTS and the NASD with respect to the OTCBB, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any other party is necessary for the consummation by Buyer or MergerSub of the Reorganization. As of the date hereof, Buyer knows (based upon such investigation as Buyer shall deem appropriate in its reasonable discretion under the circumstances) of no reason why the Regulatory Approvals should not be obtained prior to the Termination Date without the imposition of any non-standard conditions or restrictions that, individually or in the aggregate, would be substantially detrimental to the prospects or financial condition of Buyer, MHC or any Buyer Subsidiary, or of Bancorp or any Bancorp Subsidiary.

     3.11 NO BROKERS. No agent, broker, investment banker or other firm or Person or officer or director of either is or will be entitled to any broker's or finder's fee or any other commission, bonus or similar fee in connection with any aspect of the Reorganization as the result of any action or inaction by Buyer, except that Buyer is obligated to compensate Sandler O'Neill & Partners, LLP in connection with the Reorganization.

     3.12 BUYER MATERIAL ADVERSE EFFECT. Since December 31, 2000, Buyer and Buyer Subsidiaries have not suffered any Buyer Material Adverse Effect.

     3.13 ACCURACY OF INFORMATION FURNISHED. The representations and warranties made by Buyer in this Agreement do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances in order to make the statements contained herein and therein not misleading.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BANCORP

     Bancorp represents and warrants to Buyer that, except as set forth in the specific schedule, if any, expressly referenced in the specific representation and warranty, which schedule shall be part of the Bancorp Disclosure Schedule, each of the following statements is true and correct on the date hereof and will comply with the requirements of Section 8.1(a) hereof as of the Effective Time:

     4.1 ORGANIZATION. (a) Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. Bancorp is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Bancorp Material Adverse Effect. Bancorp has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and, upon the receipt of all Regulatory Approvals and, in the case of this Agreement, the approval of the majority of the shares of Bancorp Common Stock as hereinafter provided, to consummate the Reorganization. Bancorp is duly registered as a bank holding company under the BHCA.

                (b) Bancorp Bank is a national bank duly organized and in existence under the laws of the United States and its deposits are insured by the FDIC to the full extent permitted under the FDI Act. Bancorp Bank has all requisite corporate power and authority to enter into the Bank Merger Agreement and, upon the receipt of all Regulatory Approvals and the approval of Bancorp as its sole stockholder, to consummate the Reorganization.

                (c) Bancorp and each Bancorp Subsidiary hold all licenses, certificates, permits, franchises and rights from all Applicable Governmental Authorities necessary for the conduct of its and their respective business, except where the failure to so hold would not have a Bancorp Material Adverse Effect.

     4.2 AUTHORIZATION. The execution, delivery and performance of the other Transaction Documents and the consummation of the Reorganization have been duly approved and authorized by the board of directors of Bancorp and, as necessary or appropriate, by the board of directors of Bancorp Bank, and all necessary corporate action on the part of Bancorp and Bancorp Bank has been taken, subject to the approval of this Agreement by the stockholders of Bancorp and the approval of the Bank Merger Agreement by the board of directors and the sole shareholder of Bancorp Bank. The Transaction

Documents have been, or where applicable, will be, duly executed and delivered by Bancorp and Bancorp Bank, as applicable, and, subject to the Regulatory Approvals, and, in the case of this Agreement and the Reorganization, the approval by the holders of a majority of the shares of Bancorp Common Stock, will constitute the valid and binding obligations of Bancorp and Bancorp Bank, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Neither the certificate of incorporation nor the bylaws of Bancorp will need to be amended to effectuate the Reorganization.

     4.3 CONFLICTS. (a) The execution and delivery of the Transaction Documents do not, and the consummation of the Reorganization will not, conflict with or result in any violation of the certificate of incorporation or bylaws of Bancorp or similar documents of any Bancorp Subsidiary. The execution and delivery of the Transaction Documents do not, and the consummation of the Reorganization will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of, any obligation or result in the creation of any material lien, charge or encumbrance on any of the property or assets under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree or Applicable Law and Regulation, other than any such conflicts, violations, defaults or losses of benefits that (i) individually or in the aggregate do not have a Bancorp Material Adverse Effect on Bancorp, or (ii) will be cured or waived prior to the Effective Time.

                (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Applicable Governmental Authority is required by or with respect to Bancorp in connection with the execution and delivery of the Transaction Documents or the consummation of the Reorganization, the absence of which would have a Bancorp Material Adverse Effect, except for the filings to be submitted by Buyer, Bancorp and the Bank in order to obtain the Regulatory Approvals, the Proxy Statement, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, any filings, approvals or no-action letters with or from state securities authorities, any necessary antitrust filings, consents, waivers or approvals and such consents as are necessary to permit Buyer to assume the obligations of Bancorp under the Indenture, the Trust Agreement and the Guarantee Agreement.

     4.4 ANTITAKEOVER PROVISIONS INAPPLICABLE. No "business combination," "moratorium," "control share" or other state antitakeover statute or regulation, nor any provision in Bancorp's certificate of incorporation or bylaws, (i) prohibits or restricts Bancorp's ability to perform its obligations under any Transaction Document, or its ability to consummate the Reorganization, (ii) would have the effect of invalidating or voiding any Transaction Document or any provision hereof or thereof, or (iii) would subject Buyer to any material impediment or material adverse condition in connection with the exercise of any of its rights under any Transaction Document.

     4.5 CAPITALIZATION AND STOCKHOLDERS. (a) The authorized capital stock of Bancorp consists of the following: (i) 7,500,000 shares of common stock, par value $0.001 per share (the "Bancorp Common Stock"), of which 2,439,180 shares are issued and outstanding and 635,146 shares are held by Bancorp as treasury shares; and (ii) 1,000,000 shares of Preferred Stock, $0.001 par value, none of which are issued and outstanding and 90,000 shares of which have been designated as Series B Junior Participating Preferred Stock ("Series B Stock"). All of the issued and outstanding shares of Bancorp Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Bancorp Common Stock are subject to any preemptive rights of the current or past stockholders of Bancorp. All of the issued and outstanding shares of Bancorp Common Stock will be entitled to vote to approve the Agreement.

                (b) The authorized capital stock of Bancorp Bank consists of 589,557 shares of common stock, 41,000 shares of which are designated as having a par value of $10.00 per share and 548,557 shares of which are designated as having a par value of $1.00 per share (collectively, the "Bancorp Bank Common Stock"). All of the issued and outstanding shares of Bancorp Bank Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Bancorp Bank Common Stock are subject to any preemptive rights of the current or past stockholders of Bancorp Bank.

                (c) Bancorp has issued $15,000,000 principal amount of Subordinated Debentures pursuant to the Indenture. The Subordinated Debentures were duly and validly issued and represent the obligations of Bancorp in accordance with the terms of the Indenture. All of the Subordinated Debentures are owned by Bancorp Capital Trust I. Bancorp Capital Trust I was duly and validly organized pursuant to and in accordance with the Trust Agreement and all Applicable Laws and Regulations. The beneficial interests in Bancorp Capital Trust I consist of 46,391.752 shares of common securities, all of which are owned by Bancorp and 1,500,000 shares of Trust Preferred Securities, all of which are issued and outstanding. All of the issued and outstanding Trust Preferred Securities have been duly and validly authorized and issued, and are fully paid and non-assessable.

                (d) Bancorp has 370,000 shares of Bancorp Common Stock reserved for issuance under the Bancorp Stock Option Plans pursuant to which Bancorp Stock Options for an aggregate of 248,000 shares of Bancorp Common Stock are outstanding. Except as set forth in this Section 4.5(d) and except for the transactions herein and as provided under the Stock Option Agreement, there are no shares of capital stock or other equity securities of Bancorp outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Bancorp, or contracts, commitments, understandings, or arrangements by which Bancorp is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Each Bancorp Stock Option is vested and exercisable or will be, absent an earlier vesting pursuant to the terms of this Agreement, vested and exercisable as of the date set forth in Schedule 4.5(d) to the Bancorp Disclosure Schedule and has an exercise price in the amount set forth in Schedule 4.5(d) to the Bancorp Disclosure Schedule. No optionee or third party beneficiary has the right to prevent or delay the conversion of any Bancorp Stock Option into the right to receive the Option Spread.

                (e) Schedule 4.5(e) to the Bancorp Disclosure Schedule accurately identifies the names of all of the stockholders who, to Bancorp's Knowledge, beneficially own more than five percent (5%) of the shares of Bancorp Common Stock and the number of shares of Bancorp Common Stock held by each such stockholder, by each director and senior officer of Bancorp and by the Bancorp Benefits Plans.

                (f) Bancorp does not have outstanding any indebtedness which entitles the holder or holders thereof to exercise voting rights in connection with the election of its directors or the approval of the Reorganization, nor are there outstanding any options, warrants, calls, rights, commitments or agreements of any kind obligating Bancorp or any Bancorp Subsidiary to issue or sell any such indebtedness. There are no outstanding contractual obligations of Bancorp or any Bancorp Subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock or any of its indebtedness.

     4.6 THE BANCORP SUBSIDIARIES. (a) Schedule 4.6(a) to the Bancorp Disclosure Schedule accurately identifies the number of shares of authorized and outstanding capital stock of the Bancorp Subsidiaries, and a description of the business of each Bancorp Subsidiary. Except for Bancorp Capital Trust I, Bancorp owns directly or indirectly all of the issued and outstanding shares of capital stock of each of the Bancorp Subsidiaries. As to Bancorp Capital Trust I, Bancorp owns all of its issued and outstanding common securities. Except as set forth in Schedule 4.6(a) to the Bancorp Disclosure Schedule, neither Bancorp nor the Bancorp Subsidiaries own directly or indirectly any debt or equity securities, or other proprietary interest in any other corporation, joint venture, partnership, entity, association or other business. No capital stock of any of the Bancorp Subsidiaries is or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any of the Bancorp Subsidiaries. There are no contracts, commitments, understandings or arrangements relating to the rights of Bancorp to vote or to dispose of shares of the capital stock of any Bancorp Subsidiary. All of the shares of capital stock of each Bancorp Subsidiary held by Bancorp or a Bancorp Subsidiary are fully paid and non-assessable and, except as disclosed on Schedule 4.6(a) are owned by Bancorp or such Bancorp Subsidiary free and clear of any claim, lien or encumbrance.

                (b) Each Bancorp Subsidiary other than Bancorp Bank is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Bancorp Material Adverse Effect. Each Bancorp Subsidiary has the power and authority necessary for it to own, operate or lease its assets, properties and business and to carry on its business substantially as they have been and are now being conducted.

                (c) Bancorp Realty was liquidated and dissolved in accordance with applicable laws of its state of incorporation and the states in which Bancorp Realty was qualified to conduct business.

     4.7 SEC REPORTS. Prior to the execution of this Agreement, Bancorp has delivered or made available to Buyer complete and accurate copies of the following (collectively and together with the deliveries required under Section 7.2(a) below, the "Bancorp SEC Reports"): (a) Bancorp's Annual Reports on Form 10-K for the years ended December 31, 1998, 1999 and 2000 as filed with the SEC;
(b) all Bancorp proxy statements and annual reports to stockholders used in connection with meetings of Bancorp's stockholders held since January 1, 1996;
(c) Bancorp's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 as filed with the SEC; and (d) Bancorp's Current Reports on Form 8-K as filed with the SEC since January 1, 1997. Except as set forth in Schedule 4.7 to the Bancorp Disclosure Schedule, each Bancorp SEC Report was timely filed and as of their respective dates or as subsequently amended prior to the date hereof, each of the Bancorp SEC Reports
(i) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which it was made, not misleading,
(ii) complies as to form in all material respects with the applicable accounting requirements and the rules and regulations of the SEC and, (iii) with respect to financial statements included in any Bancorp SEC Report, such included financial statements fairly present in all material respects the consolidated financial condition of Bancorp and the Bancorp Subsidiaries as of the dates thereof and the consolidated results of operations, consolidated statement of changes in stockholders' equity and consolidated cash flows for the periods then ended (subject, in the case of the unaudited statements, to recurring year end adjustments normal in nature and amount, the absence of certain footnotes and other appropriate adjustments.

     4.8 BANCORP REGULATORY REPORTS. Prior to the execution of this Agreement, Bancorp has delivered or made available to Buyer complete and accurate copies of all reports that Bancorp has filed with the Federal Reserve since January 1, 1997, and will provide Buyer with the reports required by Section 7.2(b) hereof (collectively, the "Bancorp Regulatory Reports"). Since January 1, 1997, Bancorp has filed in a timely manner all Bancorp Regulatory Reports that it was required to file with the Federal

Reserve. As of their respective dates or as subsequently amended prior to the date hereof, each of the Bancorp Regulatory Reports (i) is true and correct in all material respects, (ii) complies or will comply in all material respects with applicable rules and regulations of the Federal Reserve applied on a consistent basis.

     4.9 BANCORP BANK REGULATORY REPORTS. Prior to the execution of this Agreement, Bancorp has delivered or made available to Buyer complete and accurate copies of all reports that Bancorp Bank has filed with the OCC since January 1, 1997, and will provide Buyer with the reports required by Section 7.2(b) hereof (collectively, the "Bancorp Bank Regulatory Reports"). Since January 1, 1997, Bancorp Bank has filed in a timely manner all Bancorp Bank Regulatory Reports that it was required to file with the OCC. As of their respective dates or as subsequently amended prior to the date hereof, each of the Bancorp Bank Regulatory Reports (i) is true and correct in all material respects, (ii) complies or will comply in all material respects with applicable rules and regulations of the OCC, applied on a consistent basis.

     4.10 FINANCIAL STATEMENTS. (a) Prior to the execution of this Agreement, Bancorp has delivered or made available to Buyer complete and accurate copies of Bancorp's audited consolidated financial statements for the years ended December 31, 1998, 1999 and 2000, and will provide Buyer with the Bancorp reports required by Section 7.2(e) hereof (collectively, the "Bancorp Financial Statements"). The Bancorp Financial Statements have been, or will be, prepared in accordance with GAAP, applied on a consistent basis during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC Form 10-Q (or other applicable SEC Form), and fairly present, or will fairly present in all material respects, the consolidated financial condition of Bancorp and the Bancorp Subsidiaries as of the dates thereof and the consolidated results of operations, consolidated statement of changes in stockholders' equity and consolidated cash flows for the periods then ended (subject, in the case of the unaudited statements, to recurring year end adjustments normal in nature and amount, the absence of certain footnotes and other appropriate adjustments, none of which will result in the failure of the unaudited financial statements to fairly present in all material respects the consolidated financial condition of Bancorp and the Bancorp Subsidiaries as of the dates thereof and for the periods then ended).

                (b) Bancorp has delivered or made available to Buyer the statement of condition of Bancorp Bank as of the month ending February 28, 2001, and the related income statement for the monthly period then ended, and will provide Buyer with the Bancorp and Bancorp Bank reports required by Section 7.2(f) hereof (collectively, the "Monthly Financial Statements"). Each of the Monthly Financial Statements (i) has been derived from the books and records of Bancorp Bank, (ii) have been or will be relied upon by Bancorp and Bancorp Bank management and the Bancorp and Bancorp Bank Boards of Directors in the operation and management of Bancorp and the Bancorp Subsidiaries, (iii) have been prepared in a manner that is consistent with the past practices and, (iv) to Bancorp's Knowledge, are not, and will not be, false or misleading in any material respect.

                (c)  Except as set forth in Schedule 4.10(c), since December
31, 2000, Bancorp and the Bancorp Subsidiaries have not undergone, suffered or experienced any Bancorp Material Adverse Effect. To the Knowledge of Bancorp, no facts or circumstances exist which would result in a Bancorp Material Adverse Effect.

     4.11 REGULATORY INVESTIGATIONS. (a) Neither Bancorp nor any Bancorp Subsidiary is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 1997, a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or has adopted any policies, procedures or board resolutions at the request of any Regulatory Authority or other Applicable Governmental Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, nor, has Bancorp or any Bancorp Subsidiary been advised by any Regulatory Authority or other Applicable Governmental Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing.

                (b) Except for routine examinations conducted by the Federal Reserve or the OCC in the regular course of the business of Bancorp or any Bancorp Subsidiary, neither the Federal Reserve, the OCC, the FDIC nor the SEC has initiated any proceeding or, to Bancorp's Knowledge, investigation into the business or operations of Bancorp or any Bancorp Subsidiary within the past three (3) years. To Bancorp's Knowledge, there is no unresolved violation, criticism or exception by the Federal Reserve, the OCC, the SEC or the FDIC that would have a Bancorp Material Adverse Effect.

     4.12 COMPLIANCE WITH LAWS. (a) The businesses of Bancorp and each Bancorp Subsidiary are not being conducted in violation of any Applicable Laws and Regulations, including the BHCA, the NBA, the FDI Act, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, fair debt collection practices, usury, fair credit reporting, consumer protection, unfair trade practices, occupational safety, fair employment practices, fair labor standards, escheat and laws and regulations relating to employee benefits, and any statutes or ordinances relating to the Bancorp Properties, except for possible violations which either individually or in the aggregate do not and will not have a Bancorp Material Adverse Effect.

                (b) The policies, programs and practices of Bancorp and each Bancorp Subsidiary relating to wages, hours of work, and other terms and conditions of employment are in compliance in all material respects with Applicable Laws and Regulations governing employment and terms and conditions of employment. There are no disputes, claims, or charges, pending or, to Bancorp's Knowledge, threatened, against Bancorp or any Bancorp Subsidiary alleging breach of any express or implied employment contract or commitment, or a material breach of any Applicable Law and Regulation relating to employment or terms and conditions of employment, and, to Bancorp's Knowledge, there is no basis for any valid claim or charge with regard to such matters.

                (c) Schedule 4.12(c) to the Bancorp Disclosure Schedule sets forth Bancorp Bank's current rating under the Community Reinvestment Act of 1977 and the regulations promulgated thereunder.

     4.13 LITIGATION. Schedule 4.13 to the Bancorp Disclosure Schedule includes copies of all attorney responses to auditor letters provided in connection with the audited financial statements of Bancorp for the years ended December 31, 1998, 1999 and 2000. Except as disclosed in Schedule 4.13 to the Bancorp Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to Bancorp's Knowledge, threatened against or affecting Bancorp or any Bancorp Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking damages against Bancorp, any Bancorp Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such. None of the matters disclosed in Schedule 4.13 has or will have a Bancorp Material Adverse Effect, or is seeking to enjoin the consummation of any aspect of the Reorganization, or to obtain other relief in connection with the Transaction Documents or the Reorganization, except as disclosed in such schedule. No judgment, decree, injunction, rule or order of any court, arbitrator or Applicable Governmental Authority is outstanding against Bancorp or any Bancorp Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which could have a Bancorp Material Adverse Effect.

     4.14 TAXES. (a) Bancorp and each Bancorp Subsidiary and all members of any consolidated, affiliated, combined or unitary group of which Bancorp or any of the Bancorp Subsidiaries is a member have each timely filed all Tax and Tax information returns or reports, including all Forms 1099, 1098 and 5498, required to be filed (all such returns and reports being correct and complete in all material respects to Bancorp's Knowledge) and have paid (or Bancorp has paid on behalf of each Bancorp Subsidiary), or have accrued on their respective books and set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such returns or reports, and have accrued on their respective books and set up an adequate reserve for the payment of all income and other Taxes anticipated to be payable. Neither Bancorp nor any Bancorp Subsidiary is delinquent in the payment of any Tax, assessment or governmental charge. No deficiencies for any Taxes have been proposed, asserted or assessed against Bancorp or any Bancorp Subsidiary that have not been resolved or settled, and no requests for waivers of the statute of limitations to assess any such Tax are pending or have been agreed to. Except as set forth on Schedule 4.14(a) to the Bancorp Disclosure Schedule, to Bancorp's Knowledge, the Tax returns and reports of Bancorp and each Bancorp Subsidiary have not been audited by either the IRS, the Illinois Department of Revenue, the Delaware Department of Revenue, or any other federal, state or local Taxing authorities, for any of the last six (6) years. Neither Bancorp nor any Bancorp Subsidiary is a party to any action or proceeding by any Applicable Governmental Authority for the assessment or the collection of Taxes. Deferred Taxes of Bancorp and each Bancorp Subsidiary have been accounted for in accordance with GAAP and consistent with past practices. Bancorp and each Bancorp Subsidiary has delivered to Buyer correct and complete copies of all federal and state income Tax returns and reports and supporting schedules for all Tax years since December 31, 1995. For purposes of this Agreement, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, prohibited transaction, stamp, occupation, premium, property or windfall profits tax, environmental tax, customs duty, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, fee or assessment imposed by a taxing jurisdiction, including any interest, penalties or additional amounts in respect of the foregoing, for each party hereto and its commonly controlled entities and all members of any consolidated, affiliated, combined or unitary group of which any of them is a member.

                (b) Bancorp has not filed any consolidated federal income tax return with an "affiliated group" within the meaning of Section 1504 of the Code where Bancorp was not the common parent of the group. Neither Bancorp nor any Bancorp Subsidiary is, or has been, a party to any Tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than Bancorp or any Bancorp Subsidiary.

                (c) Bancorp and each Bancorp Subsidiary have each withheld amounts from its employees, stockholders, borrowers and holders of deposit accounts in compliance with the tax withholding provisions of Applicable Laws and Regulations, has filed all federal, state and local returns and reports for all years for which any such return or report would be due with respect to employee income tax withholding, social security, unemployment taxes, income and other Taxes and all payments or deposits with respect to such Taxes have been timely made and, except as set forth in Schedule 4.14(c) to the Bancorp Disclosure Schedule, has complied with all applicable federal, state and local Tax laws concerning the providing of all forms, statements or reports to employees, stockholders and holders of deposit accounts.

     4.15 INSURANCE. Schedule 4.15 to the Bancorp Disclosure Schedules includes copies of all insurance policies and bonds presently maintained by Bancorp or the Bancorp Subsidiaries with respect to their respective businesses, operations, properties or assets. All such insurance policies and bonds are in full force and effect. Neither Bancorp nor any Bancorp Subsidiary is in default of any of its obligations under any such insurance policy or bond. Bancorp and each Bancorp Subsidiary maintain all insurance and bonds they are required to carry by law or by any agreement by which they are bound. Except for routine claims filed by employees of Bancorp and Bancorp Bank under applicable medical insurance policies maintained for the benefit of such employees, Schedule 4.15 to the Bancorp Disclosure Schedule lists and briefly describes all claims that have been filed under such insurance policies and bonds since March 31, 1999 and the current status of such claims. All claims listed on Schedule 4.15 to the Bancorp Disclosure Schedule have been filed in a due and timely fashion. Neither Bancorp nor any Bancorp Subsidiary has had an insurance policy or bond canceled or non-renewed by the issuer of the policy or bond within the past five (5) years.

     4.16 LOANS. (a) Except as disclosed in Schedule 4.16(a) to the Bancorp Disclosure Schedule or with respect to the Excluded Notes, each loan, loan agreement, note, lease or other borrowing agreement, any participation therein, and any guaranty, renewal or extension thereof (collectively, "Loans") reflected as an asset on any Bancorp Financial Statement, any Bancorp SEC Report, or as otherwise reflected on the books and records of Bancorp Bank is, to Bancorp's Knowledge, evidenced by appropriate and sufficient documentation in all material respects and constitutes, to Bancorp's Knowledge, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights generally or equitable principles or doctrines. To Bancorp's Knowledge, (i) no obligor named therein has stated or otherwise indicated to Bancorp or Bancorp Bank that such obligor intends to attempt to avoid the enforceability of any term of any Loan under any such laws or equitable principles or doctrines, and (ii) no Loan is subject to any valid defense, offset or counterclaim that has been asserted with respect to any Loan. For purposes of this Section 4.16(a), Bancorp Knowledge as of the date of this Agreement shall mean the knowledge of Wilbur E. Meinen, Christa Calabrese, Laurie Breitenstein, Kurt Felde, Martin Waide and Craig Love.

                (b) All Loans originated by Bancorp or any Bancorp Subsidiary, and all Loans purchased by Bancorp or any Bancorp Subsidiary, were made or purchased in accordance with the policies of the boards of directors of Bancorp and such Bancorp Subsidiary and in the ordinary course of the business of Bancorp and such Bancorp Subsidiary. Except as set forth in Schedule 4.16(b) to the Bancorp Disclosure Schedule, Bancorp Bank has not suffered or allowed the creation of any security interest, lien, encumbrance or other charge in or against any Loan.

                (c) Except as disclosed in Schedule 4.16(c) to the Bancorp Disclosure Schedule which contains the list of non-performing assets of Bancorp Bank, neither Bancorp nor Bancorp Bank is a party to any Loan (i) under the terms of which the obligor is more than sixty (60) days delinquent in payment of principal or interest or has been declared to be in default of any other material provision as of the dates shown thereon or for which Bancorp Bank has discontinued the accrual of interest; (ii) that has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by Bancorp or Bancorp Bank, or by any Applicable Governmental Authority, (iii) that has been listed on any "watch list" or similar internal report of Bancorp or Bancorp Bank or has been categorized as a "potential problem loan" in any Bancorp SEC Report; or (iv) to any Person that, to Bancorp's Knowledge, is an Affiliate of an obligor under any Loan described in the "watch list" of Bancorp or Bancorp Bank.

                (d) The allowance for loan and lease losses reflected in the financial statements contained in any of the Bancorp SEC Reports, Bancorp Financial Statements and Monthly Financial Statements as of any date subsequent to December 31, 2000 and required to be furnished by Bancorp to Buyer pursuant to Sections 7.2(e) and 7.2(f) hereof was, or will be, calculated in accordance with Bancorp Bank's Commercial and Retail Credit Policy (as of the date hereof with such changes as shall be required by Applicable Laws and Regulations), consistently applied and was or will be, in each case as of the date thereof, adequate in all material respects as of their respective dates under GAAP and the standards applied by the OCC (in accordance with the OCC release, "OCC-CH-A-Allowance for Loan and Lease Leases") for determining the adequacy of allowances for loan and lease losses. Notwithstanding the foregoing, in determining whether Bancorp Bank's allowance for loan and lease losses is adequate pursuant to this Section 4.16(d) or any other provision of this Agreement (including Sections 5.1(b)(vi) and 8.1(h)) under GAAP and the standards applied by the OCC (in accordance with the OCC release, "OCC-CH-A-Allowance for Loan and Lease Losses), (i) the Excluded Notes shall be disregarded for determining such adequacy; (ii) the amount of the allowance for loan and lease losses that is reflected as an allocated reserve for the Excluded Notes (in accordance with the "Summary of Commercial and Commercial Real Estate Loans by Grade" as of March 31, 2001 provided to Buyer pursuant to Section 4.26(h) hereof) shall be deemed to be a part of the unallocated general reserve and shall be considered for determining such adequacy; (iii) any portion of the allowance for loan and lease losses as of March 31, 2001 in accordance with the material provided to Buyer pursuant to Section 4.26(h) that is recharacterized subsequent to the date of this Agreement as an allocated reserve for an Excluded Note shall be considered for determining such adequacy; and (iv) any future additions to the allowance for loan and lease losses that are allocated as a reserve for an Excluded Note shall be disregarded for determining such adequacy.

                (e) Schedule 4.16(e) to the Bancorp Disclosure Schedule contains a complete list of the Bancorp OREO and other repossessed property having a carrying value of $100,000 or greater. The Bancorp OREO and other repossessed property (excluding repossessed property that has a carrying value of less than $100,000) are carried on the Bancorp SEC Reports, the Bancorp Financial Statements, the Bancorp Regulatory Reports, the Bancorp Bank Regulatory Reports and the Bancorp Bank Financial Statements in accordance with GAAP.

                (f) To Bancorp's Knowledge, all guarantees of indebtedness owed to Bancorp or any Bancorp Subsidiary, including those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights generally or equitable principles or doctrines, and except as would not have a Bancorp Material Adverse Effect.

                (g) In originating, underwriting, servicing, and discharging Loans, mortgages, land contracts, and contractual obligations relating thereto, either for their own account or for the account of others, Bancorp and each Bancorp Subsidiary have complied with all applicable terms and conditions of such obligations and with all Applicable Laws and Regulations, contractual requirements, and procedures with respect to such servicing, except where the failure to comply would not have a Bancorp Material Adverse Effect.

     4.17 INVESTMENTS. (a) Set forth on Schedule 4.17(a) to the Bancorp Disclosure Schedule is a complete and accurate list of all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by Bancorp or any Bancorp Subsidiary (together with any securities hereafter acquired, the "Investment Securities"). Schedule 4.17(a) shows, as of March 31, 2001, the applicable CUSIP numbers, the applicable maturity dates and the applicable coupon rates of the Investment Securities, the carrying values and estimated fair values of investment and debt securities, the gross carrying value and estimated fair value of the mortgage-backed and related securities, and the estimated cost and the estimated fair value of the marketable equity securities.

                (b) Except as set forth in Schedule 4.17(b) to the Bancorp Disclosure Schedule, none of the Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Bancorp freely to dispose of such investment at any time. With respect to all material repurchase agreements to which Bancorp or any Bancorp Subsidiary is a party, Bancorp or such Bancorp Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

                (c) Except as set forth in Schedule 4.17(c) to the Bancorp Disclosure Schedule, neither Bancorp nor any Bancorp Subsidiary has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other Person has the right, either conditionally or absolutely, to require Bancorp or any Bancorp Subsidiary to repurchase or otherwise reacquire any such assets.

                (d) All Investment Securities that are classified as "held to maturity," "available for sale" and "trading" held by Bancorp or any Bancorp Subsidiary have been classified and accounted for in accordance with SFAS 115 and the intentions of Bancorp's management.

                (e) There are no interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements to which Bancorp or any Bancorp Subsidiary is a party or by which any of its assets or properties may be bound.

     4.18 BANCORP BENEFIT PLANS. (a) Schedule 4.18(a)(i) to the Bancorp Disclosure Schedule contains a list and a true and correct copy (or, a description with respect to any oral employee benefit plan, practice, policy or arrangement), including all amendments thereto, of each compensation, consulting, employment, termination (excluding any termination agreement between Bancorp or any Bancorp Subsidiary and any individual that is no longer employed with Bancorp or any Bancorp Subsidiary provided such agreements do not require further action or payment (after the date hereof) by, and do not create any liability upon, Bancorp or any Bancorp Subsidiary) or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life (including split-dollar arrangements), health, accident or other insurance, bonus, deferred or incentive compensation, severance (excluding any severance agreement between Bancorp or any Bancorp Subsidiary and any individual that is no longer employed with Bancorp or any Bancorp Subsidiary provided such agreements do not require further action or payment (after the date hereof) by, and do not create any liability upon, Bancorp or any Bancorp Subsidiary) or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of Bancorp or each Bancorp Subsidiary or their respective beneficiaries, including any employee benefit plans within the meaning of Section 3(3) of ERISA, which Bancorp or any Bancorp Subsidiary maintains, to which Bancorp or any Bancorp Subsidiary contributes, or under which any employee, former employee, director or former director of Bancorp or any Bancorp Subsidiary is covered or has benefit rights and pursuant to which any liability of Bancorp or any Bancorp Subsidiary exists or is reasonably likely to occur (the "Bancorp Benefit Plans"), and current summary plan descriptions, trust agreements, and insurance contracts and IRS Form 5500 or 5500-C (for the three most recently completed plan years) with respect thereto. Except as set forth on Schedule 4.18(a)(ii) of the Bancorp Disclosure Schedule, Bancorp neither maintains nor has entered into any Bancorp Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of Bancorp or any Bancorp Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of Bancorp or any Bancorp Subsidiary or to Buyer as a result of the Reorganization or any related action thereafter (as used in this Section 4.18, a "Change in Control Benefit"). The term "Bancorp Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 4.18, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No Bancorp Benefit Plan is a multiemployer plan within the meaning of
Section 3(37) of ERISA. Neither Bancorp nor any Bancorp Subsidiary has been notified by any Applicable Governmental Authority to amend any payments or other compensation paid or payable by Bancorp or any Bancorp Subsidiary under this Agreement, any Bancorp Benefit Plan or otherwise, to or for the benefit of any employee or director of Bancorp or any Bancorp Subsidiary and to Bancorp's Knowledge, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the Applicable Governmental Authorities.

                (b) Each of the Bancorp Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("Bancorp Qualified Plans") has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification will be timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Schedule 4.18(b) of the Bancorp Disclosure Schedule), and, to Bancorp's Knowledge, there exist no circumstances likely to materially adversely affect the qualified status of any such Bancorp Qualified Plan. All such Bancorp Qualified Plans established or maintained by Bancorp or each Bancorp Subsidiary or to which Bancorp or any Bancorp Subsidiary contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Bancorp Qualified Plans, except for any amendments (which are described in Schedule 4.18(b)) for which the remedial amendment period has not yet expired. No Bancorp Qualified Plan is a defined benefit pension plan that is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by Bancorp or each Bancorp Subsidiary to any Bancorp Benefit Plan through the date hereof, have been made or reserves adequate for such purposes as of the date hereof, have been set aside therefor and reflected in Bancorp Financial Statements. Neither Bancorp nor any Bancorp Subsidiary has accumulated any funding deficiency under
Section 412 of the Code. Neither Bancorp nor any Bancorp Subsidiary is in material default in performing any of its respective contractual obligations under any of Bancorp Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

                (c) Except as set forth on Schedule 4.18(c) to the Bancorp Disclosure Schedule, there is no pending or, to Bancorp's Knowledge, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of Bancorp Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by Bancorp or any Bancorp Subsidiary that allege violations of any Applicable Laws or Regulations or the terms of the Plan which are reasonably likely to result in a Liability on the part of Bancorp or any Bancorp Subsidiary or any such Plan in excess of $50,000.

                (d) Bancorp and each Bancorp Subsidiary and all other Persons having fiduciary or other responsibilities or duties with respect to any Bancorp Benefit Plan are, and since the inception of each such Plan have been, in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the Applicable Laws and Regulations governing such Plan, including the rules and regulations promulgated by the Department of Labor, and the IRS under ERISA, the Code or any other applicable law. No Bancorp Benefit Plan has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code) without an exemption thereto under Section 408 of ERISA or 4975(d) of the Code. All Bancorp Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of Section 4980B of the Code and Section 601 of ERISA and with the certification of prior coverage and other requirements of Section 701 of ERISA.

                (e) Except as set forth on Schedule 4.18(e) to the Bancorp Disclosure Schedule, neither Bancorp nor any Bancorp Subsidiary has made any payments, or is or has been a party to any agreement or any Bancorp Benefit Plan, that under any circumstances could obligate it, Bancorp Bank, or any successor of either of them, to make any payment that is not or will not be deductible in full because of Section 162(m) or 280G of the Code.

                (f) Schedule 4.18(f) to the Bancorp Disclosure Schedule describes any obligation that Bancorp or any Bancorp Subsidiary has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverages and their ages.

                (g)  Schedule 4.18(g) to the Bancorp Disclosure Schedule lists:
(i) each officer and director of Bancorp and each Bancorp Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of each such Change in Control Benefit and the basis of the calculation thereof, estimated compensation for calendar year 2001 based upon compensation received to the date of this Agreement, and the individual's rate of salary in effect on the date of this Agreement, the individual's participation in any bonus or other employee benefit plan, and such individual's compensation from Bancorp or any Bancorp Subsidiary for each of the calendar years 1996 through 2001 as reported by Bancorp or each Bancorp Subsidiary on IRS Form W-2 or Form 1099; (ii) each other employee of Bancorp or any Bancorp Subsidiary who may be eligible for a Change in Control Benefit, showing the number of years of service of each such employee together with his or her estimated salary for calendar year 2001; (iii) a listing of each Bancorp Stock Option, showing the holder thereof, the number of shares, the exercise price per share and a copy of the option agreements relating thereto; (iv) a listing of the participants in the Bancorp Employee Stock Ownership Plan ("ESOP"), showing the number of outstanding shares of Bancorp Common Stock credited to each participant, the vesting dates thereof, and the unpaid balance of any loans owing by the ESOP to Bancorp or any party as of the date hereof (the "ESOP Loan"), the number of unallocated shares of Bancorp Common Stock under the ESOP; and (v) each officer or director for whom a supplemental executive retirement, salary continuation or deferred compensation plan or agreement is maintained, showing the calculations of the amounts due under each such plan or agreement and the payment schedule thereof, and the amounts accrued in the Bancorp Financial Statements with respect thereto.

                (h) Bancorp and each Bancorp Subsidiary have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Bancorp Benefit Plan with the IRS, the Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which would have a Bancorp Material Adverse Effect.

                (i) Neither Bancorp nor any Bancorp Subsidiary is a party to or bound by any collective bargaining agreement and, to Bancorp's Knowledge, no labor union claims to or is seeking to represent any employees of Bancorp or any Bancorp Subsidiary.

     4.19 ENVIRONMENTAL MATTERS. (a) Except as set forth in Schedule 4.19(a) to the Bancorp Disclosure Schedule, to the Knowledge of Bancorp, there are no present or past conditions on Bancorp Properties or Mortgaged Premises involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release of any kind whatsoever of any Hazardous Materials or from any generation, transportation, treatment, storage, disposal, use or handling of any Hazardous Materials, that would, in the case of Bancorp Properties, have a Bancorp Material Adverse Effect.

                (b) Bancorp and each Bancorp Subsidiary are in compliance in all material respects with all applicable Environmental Laws. Neither Bancorp nor any Bancorp Subsidiary have received notice of, nor to their Knowledge are there outstanding or pending, any public or private claims, lawsuits, citations, penalties, unsatisfied abatement obligations or notices or orders of non-compliance relating to the environmental condition of Bancorp Properties, which have or may have a Bancorp Material Adverse Effect.


                (c) Except as set forth in Schedule 4.19(c) to the Bancorp Disclosure Schedule, to the Knowledge of Bancorp, no Bancorp Properties are currently undergoing remediation or cleanup of Hazardous Materials or other environmental conditions, the actual or estimated cost of which may have a Bancorp Material Adverse Effect.

                (d) To the Knowledge of Bancorp, Bancorp and each Bancorp Subsidiary have all governmental permits, licenses, certificates of inspection and other authorizations governing or protecting the environment necessary to conduct its present business. Further, Bancorp warrants and represents that these permits, licenses, certificates of inspection and other authorizations are fully transferable, to the extent permitted by law, to Buyer.

     4.20 INTELLECTUAL PROPERTY. With respect to each item of Intellectual Property owned by Bancorp or any Bancorp Subsidiary, Bancorp or such Bancorp Subsidiary possesses all right, title and interest in and to the item, free and clear of any lien, claim, royalty interest or encumbrance. With respect to each item of Intellectual Property that Bancorp or any Bancorp Subsidiary is licensed or authorized to use, the license, sublicense, agreement or permission covering such item is legal, valid, binding, enforceable and in full force and effect and has not been breached by any party thereto. To Bancorp's Knowledge, neither Bancorp nor any Bancorp Subsidiary has ever received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party (including any claims that Bancorp or such Bancorp Subsidiary must license or refrain from using any intellectual property rights of a third party) that may have a Bancorp Material Adverse Effect. To Bancorp's Knowledge, neither Bancorp nor any Bancorp Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of Bancorp or any Bancorp Subsidiary that may result in a Bancorp Material Adverse Effect.

     4.21 PROPERTIES. (a) Schedule 4.21(a) to the Bancorp Disclosure Schedule contains a list and description of all Bancorp Properties. Bancorp and each Bancorp Subsidiary have good, sufficient and marketable title to such Bancorp Properties, except for (i) assets and properties disposed of since such date in the ordinary course of business, (ii) Bancorp Permitted Liens, and (iii) as set forth in Schedule 4.21(a) to the Bancorp Disclosure Schedule. All buildings, structures, fixtures and appurtenances comprising part of the Bancorp Properties are in good operating condition and have been well-maintained, normal wear and tear excepted. Bancorp and each Bancorp Subsidiary have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and such assets are free, clear and discharged of, and from any and all liens, charges, encumbrances, security interests and/or equities. Title to all Bancorp Properties listed on Schedule 4.21(a) as being owned by Bancorp or a Bancorp Subsidiary is held in fee simple, except as disclosed on such schedule.

                (b) Schedule 4.21(b) to the Bancorp Disclosure Schedule contains copies of all leases of real or personal property to which Bancorp or any Bancorp subsidiary is a party as lessee. To Bancorp's Knowledge, all such leases are valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which, with notice or lapse of time or both, would constitute a default, with respect to either Bancorp or any Bancorp Subsidiary, or to Bancorp's Knowledge, the other party. None of such leases contains a prohibition against assignment by Bancorp or any Bancorp Subsidiary, by operation of law or otherwise, or any other provision that would preclude Buyer or any Buyer Subsidiary from possessing and using the leased premises or property for the same purposes and upon the same rental and other terms upon the consummation of the Merger and the Bank Merger as are applicable to the possession and use of such premises or property by Bancorp or any Bancorp Subsidiary as of the date of this Agreement. Neither Bancorp nor any Bancorp Subsidiary has made a prior assignment for collateral purposes of any such lease.

     4.22 ADA COMPLIANCE. To the Knowledge of Bancorp, all "alterations" (as such term is defined in the Americans with Disabilities Act and the regulations issued thereunder (collectively, the "ADA")) to the respective business property and facilities of Bancorp and each Bancorp Subsidiary, including automated teller machines (collectively, the "Company Facilities") undertaken after January 26, 1992, are in compliance in all material respects with the ADA and the ATBCB Accessibility Guidelines for Buildings and Facilities ("ADAAG"). To the Knowledge of Bancorp, there are no investigations, proceedings or complaints, formal or informal, pending or overtly threatened against Bancorp or any Bancorp Subsidiary in connection with the Company Facilities under ADA, ADAAG, or any other local, state or federal law concerning accessibility for individuals with disabilities.

     4.23 FIDUCIARY ACCOUNTS. Since March 31, 1991, neither Bancorp nor any Bancorp Subsidiary has acted as a fiduciary, including as a trustee, agent, custodian (other than as a custodian for non-discretionary individual retirement accounts), court-appointed personal representative, guardian, conservator or investment advisor. Neither Bancorp nor Bancorp Bank exercises trust powers.

     4.24 INDEMNIFICATION. To Bancorp's Knowledge, no action or failure to take action by any director, officer, employee or agent of Bancorp or any Bancorp Subsidiary has occurred that may give rise to a claim or a potential claim by any such Person for indemnification against Bancorp or any Bancorp Subsidiary under any agreement with, or the corporate indemnification provisions of, Bancorp or any Bancorp Subsidiary, or under any Applicable Laws and Regulations.

     4.25 INSIDER INTERESTS. Except as set forth on Schedule 4.25 to the Bancorp Disclosure Schedule, or as otherwise disclosed in the Bancorp Disclosure Schedule, no officer or director of Bancorp or any Bancorp Subsidiary, any member of the Immediate Family of any such Person, and no entity that any such Persons "controls" within the meaning of Regulation O of the FRB, has any Loan, deposit account or any other agreement with Bancorp or any of the Bancorp Subsidiaries, any interest in any material property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Bancorp or any of the Bancorp Subsidiaries, or any other interest or transaction that would be required to be disclosed under Regulation S-K of the SEC.

     4.26 ADDITIONAL DISCLOSURE ITEMS. Schedule 4.26 to the Bancorp Disclosure Schedule contains the following information or copies of the following documents, if and to the extent any of the following are not specifically included in other Schedules to the Bancorp Disclosure Schedule or the Bancorp SEC Reports:

                (a) A list and description of each outstanding letter of credit and each commitment to issue or confirm a letter of credit (excluding commitments to issue letters of credit under existing lines of credit unless a letter of credit has been expressly requested by or on behalf of the borrower) in excess of $25,000 to which Bancorp or any Bancorp Subsidiary is a party and/or under which it may (contingently or otherwise) have any Liability.

                (b) Complete and correct copies of the certificate of incorporation, charter and bylaws of Bancorp and each Bancorp Subsidiary.

                (c) A list and description of all powers of attorney granted by Bancorp or any Bancorp Subsidiary that are currently in force.

                (d) All judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of Bancorp or each Bancorp Subsidiary which, by their terms, continue to bind or affect Bancorp, any Bancorp Subsidiary or any of its assets.

                (e) All orders, decrees, memoranda, agreements or understandings with any Applicable Governmental Authority that are binding upon or affecting the current operations of Bancorp or any Bancorp Subsidiary or any of their directors or officers in their capacities as such.

                (f) All trademarks, trade names, service marks, patents, or copyrights, whether registered or the subject of an application for registration, which are owned by Bancorp or any Bancorp Subsidiary or licensed from a third party (excluding computer software programs, source codes and related materials) (collectively, the "Intellectual Property").

                (g) All contracts, agreements or commitments, or amendments thereto, to which Bancorp and any Bancorp Subsidiary is a party that:

                     (i) affect ownership, title to or the use of any Bancorp Properties;

                     (ii) relate to employment, severance, consulting or professional service arrangements with any Person except for termination agreements and termination letters that do not require any further action or payment by, or do not create any liability upon, Bancorp or any Bancorp Subsidiary;

                      (iii) provide for the payment of commissions to or the sharing of profits with any Person;

                      (iv) require the consent or approval of, or notice to, any Person as a result of or in connection with the Merger or the Bank Merger;

                       (v)  involve data processing or merchant processing;

                       (vi) involve the guaranty or accommodation by Bancorp or any Bancorp Subsidiary of the Liabilities of any Person;

                       (vii) contain any covenant materially limiting the right of Bancorp or any Bancorp Subsidiary to engage in any line of business or compete with any Person, or limiting the right of any Person to compete with Bancorp or a Bancorp Subsidiary or solicit its employees or customers;

                       (viii) relate to any material license or material permit that is necessary to the operation of the business of Bancorp or any Bancorp Subsidiary;

                       (ix) involve an aggregate annual payment by Bancorp or any Bancorp Subsidiary of more than $10,000 in any year and that provide for any recourse or indemnification obligation on the part of Bancorp or any Bancorp Subsidiary in excess of $50,000;

                       (x) relate to the servicing of Loans for any Person or the sale of servicing rights with respect to any Loans;

                        (xi) involve forward commitments or similar arrangements to purchase or sell mortgages;

                        (xii) involve as a party any present officer or director of Bancorp or any Bancorp Subsidiary;

                        (xiii) is an agreement that would be required to be filed as an exhibit under Applicable Laws and Regulations of the SEC except for agreements that have been filed with the SEC and are available on the SEC's EDGAR archives;

                        (xiv) (A) has a term of more than one (1) year and involve an aggregate annual payment by Bancorp or any Bancorp Subsidiary of more than $10,000 in any year, (B) cannot be terminated without the payment of liquidated damages, a penalty or an equivalent thereto in excess of $100,000, or (C) involves an annual expenditure on the part of Bancorp or any Bancorp Subsidiary in excess of $100,000; or

                        (xv) a list of all brokered deposits including the amount of such deposit, the name of the depositor, the interest rate, the maturity and the name of the broker for such deposit; or

                (h) The report known as the "Analysis of the Reserve for Loan and Lease Loss Adequacy" and related documentation prepared by management of Bancorp Bank calculating the adequacy of its allowance for loan and lease losses as of the date hereof.

     4.27 DEFAULTS. There has not been any default, or the occurrence of an event which, with notice or lapse of time or both, would constitute a default in any obligation to be performed by Bancorp or any Bancorp Subsidiary under any material contract or material commitment. Neither Bancorp nor any Bancorp Subsidiary has waived any right under any contract or commitment, except where any such default or waiver, individually or in the aggregate with any other such defaults or waivers, would not have a Bancorp Material Adverse Effect. To Bancorp's Knowledge, no other party to any contract with or commitment to Bancorp or any Bancorp Subsidiary is in material default in any material obligation to be performed by such party.

     4.28 OPERATIONS SINCE DECEMBER 31, 2000. Between December 31, 2000, and the date hereof, there has not been, except as set forth on Schedule 4.28 to the Bancorp Disclosure Schedule or as contemplated and provided for in Schedule 1.1(a):

                (a) any increase in the compensation payable or to become payable by Bancorp or any Bancorp Subsidiary to any officer or director;

                (b) any payment of dividends by Bancorp or any Bancorp Subsidiary, except for payment of dividends on Trust Preferred Securities pursuant to Section 5.1(c)(iv) below, or any distribution by any of them, whether directly or indirectly, of any assets of any kind whatsoever, on or in redemption or as the purchase price of any of their respective capital stocks, or any prepayment of any indebtedness to any stockholder;

                (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of Bancorp or any Bancorp Subsidiary, except for Bancorp Permitted Liens;

                (d) any creation or assumption of indebtedness, including the extension or renewal of any existing indebtedness, or the increase thereof, by Bancorp or any Bancorp Subsidiary for borrowed money, other than in the ordinary course of business, none of which is in default;

                (e) the establishment of any new, or an increase in the formula for or rate of contributions to or benefits under, any existing retirement, pension, profit sharing, stock bonus, employee stock ownership, savings or thrift plan, or any similar plan of deferred compensation, whether funded or unfunded and whether qualified or unqualified (within the meaning of the Code) by Bancorp or any Bancorp Subsidiary;

                (f) any action by Bancorp or any Bancorp Subsidiary seeking any cancellation of, or a decrease in the insured limit under, or increase in the deductible amount of the insured's retention under, any policy of insurance or bond maintained directly or indirectly by Bancorp or any Bancorp Subsidiary on any of their respective assets or businesses, including fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, directors and officers liability insurance, and blanket bond;

                (g) any change in independent auditors, or the historic methods or practices of accounting of Bancorp or any Bancorp Subsidiary (other than as required by GAAP or regulatory accounting principles);

                (h) any purchase by Bancorp or any Bancorp Subsidiary of any fixed asset that either (i) has a purchase price individually or in the aggregate in excess of $25,000 or (ii) is outside of the ordinary course of business;

                (i) any sale or transfer of any asset in excess of $50,000 of Bancorp or any Bancorp Subsidiary, except for loans (and collateral therefor) and marketable securities sold in the ordinary course of business at market prices, or any other sale or transfer of any asset of Bancorp or any Bancorp Subsidiary outside of the ordinary course of business;

                (j) any write-down of any asset in excess of $50,000;

                (k) any cancellation or compromise of any debt to, claim by or right of, Bancorp or any Bancorp Subsidiary, except in the ordinary course of business (including the compromise of any previously charged-off debt);

                (l) any amendment or termination of any material contract or commitment to which Bancorp or any Bancorp Subsidiary is a party;

                (m) any agreement, contract or commitment entered into, or agreed to be entered into, except in the ordinary course of business;

                (n) any theft, damage, destruction or loss of or to any property or properties owned or used by Bancorp, whether or not covered by insurance which could have a Bancorp Material Adverse Affect;

                (o)  any Bancorp Material Adverse Effect; or

                (p)  agreed to do any of the foregoing.

     4.29 CORPORATE RECORDS. The corporate record books, transfer books and stock ledgers of Bancorp and each Bancorp Subsidiary are complete and accurate in all material respects, and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, boards of directors and committees of the boards of directors of Bancorp and each Bancorp Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions.

     4.30 FAIRNESS OPINION. Bancorp has received an opinion dated the date of this Agreement from Keefe, Bruyette & Woods, Inc. to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of Bancorp pursuant to the Merger is fair to such stockholders from a financial point of view.

     4.31 RIGHTS AGREEMENT. Bancorp and its board of directors have taken all necessary action to (i) render the Rights Agreement inapplicable with respect to any aspect of the Reorganization and (ii) ensure that neither Buyer nor MergerSub nor any of their Affiliates will be deemed to be an "Acquiring Person" or a "Restricted Person" (as such terms are defined in the Rights Agreement) and no "Share Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) occurs by reason of announcement, approval, execution or delivery of the Transaction Documents or the consummation of any aspect of the Reorganization.

     4.32 NO BROKERS. No agent, broker, investment banker or other firm or Person or officer or director of either is or will be entitled to any broker's or finder's fee or any other commission, bonus or similar fee in connection with any aspect of the Reorganization, except that Bancorp may pay fees to Keefe, Bruyette & Woods, Inc., as set forth in the letter dated February 22, 1999, as amended on August 9, 2000, a copy of which has heretofore been delivered to Buyer.

     4.33 ACCURACY OF INFORMATION FURNISHED. The representations and warranties made by Bancorp in this Agreement, as qualified in the appropriate Schedule hereto furnished by Bancorp, do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances in order to make the statements contained herein and therein not misleading.

                                    ARTICLE V
                              COVENANTS OF BANCORP

     5.1 CONDUCT OF BUSINESS BY BANCORP UNTIL THE EFFECTIVE TIME. During the period commencing on the date hereof and continuing until the Effective Time, Bancorp agrees that:

                (a) Bancorp and each Bancorp Subsidiary will carry on their respective businesses in, and only in, the ordinary course of business in substantially the same manner as heretofore conducted, maintain their financial records in accordance with GAAP, conduct their respective businesses and operations only in accordance with safe and sound banking and business practices, and, to the extent consistent with such businesses, use their Best Efforts to preserve intact their present business organizations, to keep available the services of their present officers and employees, and to preserve their relationships with customers, suppliers and others having business dealings with them, in each case to the end that their respective goodwill and going businesses shall be unimpaired at the Effective Time.

                (b) Unless required by this Agreement, contemplated and provided for in Schedule 1.1(a) or otherwise consented to in writing and in advance by Buyer, Bancorp shall, and shall cause each Bancorp Subsidiary to:

                     (i) Comply in all material respects with all Applicable Laws and Regulations;

                     (ii) File in a timely manner (including permitted extensions) all Bancorp SEC Reports, Bancorp Regulatory Reports, Bancorp Bank Regulatory Reports, state and federal tax returns, and all other reports that it is required to file under Applicable Laws and Regulations;

                     (iii) Comply in all material respects with all material leases, contracts, licenses and agreements;

                     (iv) Maintain its properties and assets in their present states of repair, order and condition, normal wear and tear excepted, and maintain and keep in full force and effect all policies of insurance and bonds presently in effect, including the insurance of accounts with the FDIC;

                      (v) Make and commit to make Loans only in accordance with safe and sound banking practices and on terms and conditions that are consistent with the Loan policies and procedures of Bancorp Bank, as established by the board of directors of Bancorp Bank prior to the date of this Agreement, including any such changes or modifications to such policies and procedures that are required by Applicable Laws and Regulations; and

                      (vi) Maintain reserves for possible loan, lease and other losses at the level set forth in Schedule 1.1(a) and that are otherwise adequate in all material respects under the requirements of GAAP and Applicable Laws and Regulations; provided, however, that the determination of adequacy shall be made in accordance with Section 4.16(d).

                (c) Unless required by this Agreement or otherwise consented to in advance and in writing, Bancorp shall not, and shall not cause or permit any Bancorp Subsidiary to:

                        (i) Amend or propose to amend its certificate of incorporation, articles of association, charter, bylaws or similar organizational or corporate documents;

                        (ii) Except with regard to the ESPP (as amended pursuant to Section 7.5(c) hereof) or as required by law, issue, sell, grant or otherwise permit to become outstanding any additional shares of Bancorp Common Stock, preferred stock or any other capital stock or equity securities of Bancorp, securities convertible into or exchangeable for its equity securities, warrants, stock appreciation rights, options or other rights to acquire its equity securities (including pursuant to any employee stock options or similar stock based employee compensation rights), or any bonds, debt securities or other securities of Bancorp;

                        (iii) Except for routine distributions of cash in lieu of Bancorp Common Stock by the ESOP, redeem, purchase, acquire or offer to acquire any shares of capital stock of Bancorp or any Bancorp Subsidiary or other securities of Bancorp or any Bancorp Subsidiary;

                        (iv) Split, combine or reclassify any outstanding shares of capital stock of Bancorp or any Bancorp Subsidiary, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of capital stock of Bancorp or any Bancorp Subsidiary, except that (A) Bancorp Bank may pay dividends to Bancorp in amounts sufficient to enable Bancorp to pay its ordinary operating expenses and accrued liabilities, and (B) Bancorp Capital Trust I may pay scheduled dividends on the Trust Preferred Securities;

                        (v) Acquire, by merger, exchange, consolidation, acquisition of stock or assets or otherwise, any corporation, partnership, limited liability company, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to Bancorp and Bancorp Bank (on a consolidated basis), except in connection with the resolution of debt previously contracted (whether previously or hereinafter created) in the ordinary course of business;

                        (vi) Change any policies or practices with respect to liquidity management and cash flow planning, marketing, loan and deposit pricing or fee schedules, deposit origination, lending, budgeting, profit and tax planning, accounting or any other material aspect of its business or operations, except for such changes as may be required in the opinion of the management of Bancorp to respond to then current market or economic conditions or as may be required by Applicable Governmental Authorities provided that Bancorp notifies Buyer of any material change in writing within 2 days after such change is made;

                        (vii) File any applications for additional branches, open any new office or branch, close any current office or branch, or relocate operations from existing locations other than actions taken in connection with the relocation of the South Libertyville branch;

                        (viii) Incur or become subject to any indebtedness for borrowed money except (A) for Federal Home Loan Bank borrowings with a term of one (1) year or less, (B) for non-brokered deposit accounts established in the ordinary course of business (including general deposits) on terms and conditions, including interest rates, that are not more favorable in any material respect than those available from local commercial banks in arms' length transactions in the ordinary course of business, (C) as necessary for Bancorp Bank to cover daylight overdrafts and other temporary indebtedness incurred in the ordinary course of business and (D) brokered certificates of deposit (including wholesale deposit products originated through Express Data) created in compliance with Bancorp deposit policy as of the date of this Agreement, provided that the maturity date of any such certificate shall not exceed 5 years and the aggregate amount of all such certificates shall not exceed 5% of total deposits at any time;

                         (ix) Mortgage, pledge or subject any of its assets to any lien or other encumbrance except (A) in the ordinary course of business, (B) liens and encumbrances for current property taxes not yet due and payable or being contested in good faith, (C) Bancorp Permitted Liens,
     (D) liens and encumbrances resulting from Federal Home Loan Bank borrowings permitted hereunder, and (E) the revolving line of credit in the maximum principal amount of $10,000,000 maintained with American National Bank and Trust Company of Chicago as of the date of this Agreement;

                         (x) Discharge or satisfy any material lien or encumbrance on its assets or repay any material indebtedness for borrowed money, except for scheduled repayments of (A) Federal Home Loan Bank advances, (B) Bancorp's revolving line of credit with American National Bank and Trust Company of Chicago, (C) repayments or satisfaction as may be dictated by market conditions, and (D) other obligations incurred and repaid in the ordinary course of business;

                         (xi) Invest in, purchase or lease any real estate, except for investments in Bancorp OREO, subleases of office space located in downtown Chicago or the relocation of the South Libertyville branch;

                         (xii) Make any single or group of related capital expenditures or commitments therefor in excess of $50,000, other than pursuant to binding commitments existing on the date hereof and disclosed herein, and as necessary to maintain its assets in good repair;

                         (xiii) Enter into any contract or agreement to buy, sell, exchange or otherwise deal in any assets or series of assets (other than capital expenditures) in a single transaction in excess of $50,000 in aggregate value, except for (i) a sale of the real estate located in Libertyville that is presently operated as the South Libertyville branch;
     (ii) the origination, purchase and sale of mortgage Loans and Loan participations as permitted herein; (iii) the purchase of Investment Securities as permitted; (iv) sales of Bancorp OREO and other repossessed properties; or (v) the acceptance of a deed in lieu of foreclosure;

                         (xiv) Enter into any new, or modify, amend, renew or extend (through action or inaction) the term of any existing, lease, contract or license that has a term of more than one (1) year, or that involves payments of more than $25,000 in the aggregate after 2001;

                         (xv) Terminate any material lease, contract or license involving an aggregate payment of more than $50,000;

                         (xvi) Allow any material lease, contract or license to terminate or expire, or any option to terminate, extend or renew the term thereof to lapse or expire, without providing Buyer with at least ten
     (10) days prior notice thereof;

                         (xvii) Institute, settle or agree to settle any claim, action or proceeding, whether or not initiated in a court of law, involving an expenditure in excess of $100,000 without providing Buyer with at least five (5) days prior notice thereof;

                         (xviii) Accept or renew any brokered deposits, except for certificates of deposit not having a maturity of more than 5 years, provided that the aggregate amount of such certificates of deposit shall not exceed 5% of deposits at any time;

                         (xix) Make or commit to make any Loans except for (A) unsecured Loans having a principal balance of less than $250,000, excluding daylight and ordinary overdrafts to customers who are underwritten to present "passing grade" credit risk (i.e., shall be graded a 4 risk or better prior to the overdraft) and overdraft loans of up to $500,000 to borrowers having a risk rating of 5 or better that are authorized by Bancorp Bank's Chief Executive Officer, (B) purchased loan participations having a participatory share of less than $4,000,000 subject to Bancorp Bank's loan policies and procedures as of the date hereof and (C) other Loans authorized under loan policies and procedures of Bancorp Bank established by the Board of Directors and delivered to Buyer prior to the date of this Agreement;

                         (xx) Except for any Loans or commitments for Loans existing on the date thereof, make, commit to make, renew, extend the term or increase the amount of any Loan to any Person that would, when aggregated with all outstanding Loans and commitments for Loans made to such Person and such Person's Immediate Family and Affiliates, exceed $6,000,000, for customers who are underwritten to present "passing grade" credit risk (i.e., shall be graded a 4 risk or better) prior to the extension of credit;

                         (xxi) Except for loans having a risk rating of 5 or better and a principal amount of $1,000,000 or less that have been approved by the loan committee of the Board of Directors and that are being renewed or extended for a period of less than one year, make, commit to make, renew, extend the term or increase the amount of any Loan to any Person if such Loan or any other Loans to such Person or an Affiliate or member of the Immediate Family of such Person is on the "watch list" or similar internal report of Bancorp or Bancorp Bank, or has been classified as "substandard," "doubtful," "loss," or "other Loans specially mentioned or listed as a "potential problem loan;" provided, however, that nothing in this subsection shall prohibit Bancorp or Bancorp Bank from entering into a forbearance agreement with any such Person if the CEO or Board of Directors of Bancorp Bank determines that such action is necessary to protect the interests of Bancorp Bank and such forbearance agreement shall expire or mature prior to the Effective Time;

                         (xxii) Make, commit to make, renew, extend the term or increase the amount of any Loan to any executive officer (as defined in Regulation O of the Federal Reserve) except in compliance with Regulation O;

                         (xxiii) Cancel or release any material Loan, other debt or claims, release any collateral therefor, or waive any rights of material value, except in the ordinary course of business or upon payment in full;

                         (xxiv) Sell any Investment Securities except as may be required in the opinion of the management of Bancorp to respond to then current market or economic conditions or as may be required by any Applicable Governmental Authority provided that Bancorp notifies Buyer of any such within two (2) days after such sale is consummated;

                         (xxv) Purchase any Investment Securities except that existing Investment Securities may be replaced at maturity or upon earlier call or upon a permitted sale with the United States Treasury or agency securities (including Federal Home Loan Bank, Freddie Mac and Sallie Mae issues) with similar value, that qualify to secure Federal Home Loan Bank advances and that have maturities of either (i) 3 years or less or (ii) more than 3 years but less than 5 years provided the aggregate amount of such securities does not exceed $10,000,000 at any time;

                        (xxvi) Change the manner in which its portfolio of Investment Securities is classified or reported in accordance with SFAS 115 or otherwise, or restructure or materially change its Investment Securities portfolio (other than replacing maturing mortgage Loans with Investment Securities as set forth herein) or its gap position;

                        (xxvii) Purchase or otherwise acquire any investments, direct or indirect, in any derivative securities, financial futures or commodities or enter into any interest rate swap, floors and option agreements, or other similar interest rate management agreements;

                        (xxviii) Enter into any new, or amend, modify or terminate any existing employment, severance, retention, covenant not to compete or similar agreements or arrangements with any officer, director or employee, except as expressly provided by this Agreement;

                        (xxix)  Grant any bonuses, wage, salary or
     compensation increases, or any severance, termination or retention payments to any officer, director or employee except pursuant to a program that has been approved in advance and in writing by Buyer or grants made by the Chief Executive Officer of Bancorp that do not exceed, in the aggregate, $100,000 and that shall have been determined by the Chief Executive Officer of Bancorp to be necessary to retain a key employee or settle an employment claim;

                        (xxx) Hire any employee with an annual salary that is not contemplated and provided for in Schedule 1.1(a) except for employees at will who are hired at a comparable or lesser salary to replace employees who have resigned or whose employment has otherwise been terminated;

                        (xxxi) Amend the Bancorp Benefit Plans except as required by Applicable Laws and Regulations to consummate any aspect of the Reorganization in accordance with Applicable Laws and Regulations and in accordance with a plan or program that has been approved in advance and in writing by Buyer, or adopt any other profit sharing, stock option, pension, retirement, employee stock ownership, restricted stock, incentive compensation, deferred compensation, bonus, severance, retention, vacation, insurance or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees;

                        (xxxii) Make contributions to any Bancorp Benefit
     Plan except as required by the terms of such plans or agreements as in effect as of the date of this Agreement, and as contemplated by this Agreement; provided, however, that Bancorp may make matching contributions under the ESOP, at the percentage contributed for the preceding plan year for the ESOP, and provided further that any such matching contributions are prorated to reflect only those employee elective deferral contributions made through the Effective Time; or

                        (xxxiii) Agree or commit to do any of the foregoing.

                (d) With respect to any written request by Bancorp for Buyer's consent to any non-permitted action of Bancorp or Bancorp Bank described in this
Section 5.1, Buyer shall not withhold its consent unreasonably, and Bancorp shall be entitled to conclusively presume that Buyer has consented to any such action unless Bancorp shall have received Buyer's written objection to such action within five (5) Business Days of the date of Buyer's actual receipt of such written request; provided, however, in the event that the Chief Executive Officer of Bancorp sends a request in accordance with Section 10.2 hereof and expressly and conspicuously requests expedited consideration of a matter, Bancorp shall be entitled to conclusively presume that Buyer has consented to any such action unless Bancorp shall have received Buyer's written objection to such action within two (2) Business Days of the date of Buyer's actual receipt of such written request. Receipt shall be conclusively evidenced by fax transmittal notification.

     5.2 STOCKHOLDERS' MEETING; PROXY STATEMENT. (a) The board of directors of Bancorp has determined that this Agreement and the transactions contemplated hereby are in the best interests of Bancorp and its stockholders, and has directed that this Agreement and the transactions contemplated hereby be submitted to Bancorp's stockholders for adoption and approval at a duly held meeting of such stockholders. Bancorp shall, as soon as practicable, take all steps necessary to duly call, give notice of, convene and hold Bancorp's regular annual meeting of its stockholders and to take such actions as shall be appropriate for the annual meeting and for the purpose of obtaining stockholder approval of this Agreement and the transactions contemplated hereby, including the Merger (the "Stockholders' Meeting").

                (b) Bancorp shall prepare a proxy statement for the purpose of holding the Stockholders' Meeting (the "Proxy Statement") and shall submit the Proxy Statement to the SEC within thirty (30) days after (i) the date on which Bancorp receives the no-action letter contemplated in Section 6.1(d) below or
(ii) the date on which the SEC advises Bancorp or its counsel that it will not issue the requested no-action letter. Notwithstanding the foregoing, Bancorp shall submit the Proxy Statement to the SEC no later than July 15, 2001. The Proxy Statement shall be prepared in accordance with all applicable requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder. The Proxy Statement shall include the Keefe, Bruyette, & Woods Fairness Opinion referred to in Section 4.32 above, which shall be redated and reconfirmed as of the date of mailing of the Proxy Statement.

                (c) Buyer shall furnish such information concerning Buyer and the Bank as is necessary to prepare the Proxy Statement, insofar as it relates to Buyer or the Bank, in accordance with all applicable requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder. Buyer agrees promptly to advise Bancorp if at any time prior to the Stockholders' Meeting any information provided by Buyer for use in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide to Bancorp the information needed to correct such inaccuracy or omission.

                (d) Bancorp shall deliver a draft of the Proxy Statement to Buyer and its counsel at least two (2) Business Days prior to filing it with the SEC, and shall provide Buyer with copies of all responses from or written communications from SEC relating to the Proxy Statement. Bancorp shall also deliver a copy of the final Proxy Statement to Buyer promptly after the SEC has completed its review thereof.

                (e) Bancorp shall mail the Proxy Statement to its stockholders as soon practicable, but in no event later than thirty (30) days after the date the SEC has completed its review of the Proxy Statement (the "Mailing Date").

     5.3 RECOMMENDATION OF APPROVAL. Subject to its fiduciary duties, the board of directors of Bancorp shall recommend to its stockholders the approval of this Agreement and the Reorganization, including the Merger, and shall include such recommendation in the Proxy Statement; and shall otherwise use its Best Efforts to the extent consistent with its fiduciary duties to obtain such stockholders' approval.

     5.4 CERTAIN ACTIONS.

                (a) None of Bancorp or any Bancorp Subsidiary or their directors, officers or employees (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to an Acquisition Transaction (as defined below) or a potential Acquisition Transaction with respect to itself or any Bancorp Subsidiary, or
(ii) shall enter into any agreement, arrangement, or understanding (whether written or oral), regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or compensating it or any Bancorp Subsidiary under any of the instances described in this clause. Bancorp shall immediately instruct and otherwise use its Best Efforts to cause its agents, advisors (including any investment banker, attorney or accountant retained by it or any Bancorp Subsidiary), consultants and other representatives to comply with such prohibition. Bancorp shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, Bancorp may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Transaction if the board of directors of Bancorp determines, in good faith, that to fail to do so would be determined to violate its fiduciary duties to Bancorp's stockholders under applicable law, after taking into account advice provided in writing by Vedder, Price, Kaufman & Kammholz, and, provided further, that Bancorp may not, in any event, provide to such third party any information which it has not provided to Buyer. Bancorp shall promptly notify Buyer orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries, along with a summary of the advice provided by Vedder, Price, Kaufman & Kammholz.

                (b) "Acquisition Transaction" shall, with respect to Bancorp, mean any of the following: (i) a merger or consolidation, or any similar transaction (other than the Merger) of any company with either Bancorp or any significant subsidiary (as defined in Rule 1.2 of Regulation S-X of the SEC) (a "Significant Subsidiary") of Bancorp; (ii) a purchase, lease or other acquisition of all or substantially all the assets of either Bancorp or any Significant Subsidiary of Bancorp; (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) which would cause such person or group to become the beneficial owner of securities representing 12 1/2% or more of the voting power of either Bancorp or any Significant Subsidiary of Bancorp;
(iv) a tender or exchange offer to acquire securities representing 12 1/2% or more of the voting power of Bancorp; (v) a public proxy or consent solicitation made to stockholders of Bancorp seeking proxies in opposition to any proposal relating to any aspect of the Reorganization that has been recommended by the board of directors of Bancorp; (vi) the filing of an application or notice with the Federal Reserve, the OCC or any other federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above; or (vii) the making of a bona fide proposal to Bancorp or its stockholders, by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

     5.5 RIGHTS AGREEMENT. Bancorp shall take all necessary steps to terminate the Rights Agreement at no cost to Bancorp or Buyer effective upon the Effective Time.

     5.6 TRUST PREFERRED SECURITIES. Bancorp shall take all actions that are necessary or that are otherwise reasonably requested by Buyer to cause, as of the Effective Time, Buyer to be the successor to, or to assume the obligations of, Bancorp under and pursuant to the Trust Agreement, the Indenture and the Guarantee Agreement and to ensure that the Subordinated Debentures remain outstanding and the Trust Preferred Securities issued pursuant to the Trust Agreement remain outstanding and to be traded in the secondary market in accordance with Section 6.1(c).

     5.7 COVENANTS RELATING TO EXCLUDED NOTES. Bancorp and Bancorp Bank (a) shall not acquire or take title to any Excluded Note Collateral other than through a subsidiary or other limited liability entity formed specifically for that purpose; (b) shall maintain or cause to be maintained property and casualty insurance on all Excluded Note Collateral providing coverages against all property and casualty risks normally insured against by commercial air carriers, in amounts at least equal to the net book value of the Excluded Note Collateral;
(c) shall maintain or cause to be maintained liability insurance with respect to all Excluded Note Collateral providing coverages against all liability risks normally insured against by commercial air carriers, and in an amount at least equal to the amount of liability insurance currently maintained for such Excluded Note Collateral; (d) shall provide Buyer with written monthly reports itemizing all expenses, other expenditures, losses and other items that are considered or claimed to be Excluded Financial Effects, as soon as practicable after the end of each calendar month between the date of this Agreement and the Effective Time, and in no event later than the twenty-fifth day of the month following the month in which such expenses, other expenditures, losses or other items were made, incurred, accrued, received, recognized or realized; (e) shall provide Buyer with an itemized written report of any individual expense, other expenditure, loss or other item in excess of $50,000 that is considered or claimed to be an Excluded Financial Effect, within five (5) Business Days after such expense, other expenditure, loss or other item is made, incurred, accrued, received, recognized or realized; and (f) shall not, without the prior written consent of Buyer, make any capital or other expenditures in connection with the inspection or repair of, or the making of improvements to, any Excluded Note Collateral in order to maintain a federal airworthiness certificate presently in effect with respect to such Excluded Note Collateral, to comply with any manufacturer's recommended maintenance schedule applicable to such Excluded Note Collateral, or to keep such Excluded Note Collateral in good working order, in an aggregate amount in excess of ten percent (10%) of the net book value of the Excluded Note secured by such Excluded Note Collateral.
Section 5.1(d) hereof shall apply to any request made by Bancorp for Buyer's consent to any action that is not permitted by Section 5.7(f).

                                   ARTICLE VI
                               COVENANTS OF BUYER

     6.1 REGULATORY APPLICATIONS. For purposes of this Article, Buyer and MHC shall be referred to as "Buyer." (a) Buyer shall, within thirty (30) days of the date hereof, file applications or notices with the OTS and any other Applicable Governmental Authorities, and shall use its Best Efforts to promptly prosecute all notices, applications, appeals and any other pending matters before OTS and any other Applicable Governmental Authorities.

                (b) Buyer shall deliver a draft of the nonconfidential portions of all regulatory applications and notices to Bancorp prior to filing them, and shall provide Bancorp with copies of the nonconfidential portions of all responses from or written communications from Regulatory Authorities relating to the Merger or this Agreement to the extent permitted by law, including, but not limited to, any notices that an application or appeal is being, or may be, or has been withdrawn, or is, or may be, or has been denied, or is not subject to further appeal or review. Buyer shall also deliver a final copy of the nonconfidential portions of all regulatory applications and notices to Bancorp promptly after they are filed with the appropriate Regulatory Authority.

                (c) Buyer shall enter into all documentation necessary for Buyer to assume the obligations of Bancorp under the Trust Agreement, the Indenture and the Guarantee Agreement governing the Trust Preferred Securities. Further Buyer and Bancorp agree to use their Best Efforts to maintain and to cause Buyer to maintain the trading of the Trust Preferred Securities in the secondary market in the most liquid form reasonably available under the circumstances until one (1) year after the Closing. In any event, Buyer shall arrange (including making arrangements with two (2) market-makers and complying with any reporting requirements of such market-makers) for the Trust Preferred Securities to be quoted on the "Over-the-Counter Pink Sheets" for a least one
(1) year after the Closing.

                (d) Buyer and Bancorp shall jointly prepare and submit to the SEC a request for guidance with respect to whether the actions proposed in
Schedule 6.1(c) to this Agreement require compliance by Bancorp with certain pertinent securities laws. Bancorp shall deliver a draft of the foregoing requests to Buyer and Buyer's legal counsel for review and comment prior to their submission to the SEC and the NASD. Bancorp shall also deliver a final copy of the requests and responses thereto to Buyer promptly after they are filed with, or received from, the SEC. Buyer shall provide Bancorp with all information that Buyer reasonably requests in connection with the preparation of the above request.

     6.2 DIRECTOR AND OFFICER LIABILITY INSURANCE. With respect to director and officer liability insurance:

                (a) for a period of five (5) years after the Effective Time of the Merger, Buyer shall use its Best Efforts to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Bancorp (provided that Buyer may substitute therefor policies of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time of the Merger; provided, however, that in no event shall Buyer be obligated to expend, in order to maintain or provide insurance coverage pursuant to this paragraph, any amount, in aggregate, in excess of 150% of the amount of the annual premiums paid as of the date hereof by Bancorp for such insurance (the "Maximum Amount") and provided further that, prior to the Effective Time of the Merger, Bancorp shall notify the appropriate directors' and officers' liability insurers of the Merger and of all pending or threatened claims, actions, suits, proceedings or investigations asserted or claimed against any Indemnified Party, or circumstances likely to give rise thereto to the extent known to the Bancorp, in accordance with terms and conditions of the applicable policies. If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Buyer shall use reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount;

                (b) if Buyer or any of its successors or assigns (A) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of Buyer shall assume the obligations set forth in this paragraph; and

                (c) the provisions of this paragraph are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     6.3 INDEMNIFICATION. With respect to the indemnification of directors and officers, Buyer agrees as follows:

                (a) Following the Effective Date of the Merger, Buyer shall indemnify, defend and hold harmless any person who is now, or has been at any time prior to the date hereof, or who becomes, prior to the Effective Time of the Merger, a director or officer of Bancorp or any Bancorp Subsidiary (an "Indemnified Party" and, collectively, the "Indemnified Parties"), to the same extent as Bancorp is obligated to indemnify, defend and hold harmless the Indemnified Parties in Bancorp's articles of incorporation or bylaws or similar governing documents of any Bancorp Subsidiary, as applicable in the particular case and as in effect on the date hereof, with respect to claims arising from
(A) facts or events that occurred before the Effective Time of the Merger, or
(B) this Agreement or any of the transactions contemplated by this Agreement, whether in any case asserted or arising before or after the Effective Time of the Merger. Nothing contained in this paragraph shall be deemed to preclude the liquidation, consolidation, or merger of Bancorp or any Bancorp Subsidiary, in which case all of such rights to indemnification and limitations on liability shall be deemed to survive and continue as contractual rights notwithstanding any such liquidation or consolidation or merger; provided, however, that in the event of liquidation or sale of substantially all of the assets of Bancorp, Buyer shall guarantee, to the extent of the net asset value of Bancorp or any Bancorp Subsidiary as of the Effective Date of the Merger, the indemnification obligations of Bancorp or any Bancorp Subsidiary to the extent of indemnification obligations of Bancorp and the Bancorp Subsidiaries described above. Notwithstanding anything to the contrary contained in this paragraph, nothing contained herein shall require Buyer to indemnify any person who was a director or officer of Bancorp or any Bancorp Subsidiary to a greater extent than

Bancorp or any Bancorp Subsidiary is, as of the date of this Agreement, required to indemnify any such person;

                (b) any Indemnified Party wishing to claim indemnification under paragraph (a) above, upon learning of any such claim, action, suit, proceeding, or investigation, shall promptly notify Buyer thereof, but the failure to so notify shall not relieve Buyer of any liability it may have to such Indemnified Party. In the event of any such claim, action, suit, proceeding, or investigation (whether arising before or after the Effective Time of the Merger) (A) Buyer shall have the right to assume the defense thereof and Buyer shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Buyer elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Buyer and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to them, and Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received, provided, however, that Buyer shall be obligated pursuant to this subparagraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, and (B) such Indemnified Party shall cooperate in the defense of any such matter.

     6.4 APPOINTMENT OF NEW DIRECTORS. Buyer shall, at the Effective Time, cause a director of Bancorp to become a director of Buyer and MHC, another director of Bancorp to become a director of the Bank, and another director of Bancorp to become a director of Financial Assurance Services, Inc. In the event that any of the above individuals that is appointed to serve as a director resigns or fails to stand for reelection, such director may propose to Buyer a person that can serve as a successor director. Such proposal shall not be binding upon Buyer or any Affiliate of Buyer.

     6.5 CONDUCT OF BUSINESS. From and after the execution and delivery of this Agreement and until the Effective Time, Buyer and Buyer Subsidiaries shall conduct their business and operate only in accordance with sound banking and business practices and remain in good standing, and file all required reports with all Applicable Governmental Authorities unless the failure to do any of the foregoing shall not result in a Buyer Material Adverse Affect.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

     7.1 ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Between the date hereof and the Effective Time, Bancorp will afford, and will cause each Bancorp Subsidiary to afford, to the officers, accountants, attorneys and authorized representatives of Buyer, reasonable access during normal business hours to the corporate and banking offices, personnel, advisors, consultants, properties, contracts, commitments, books and records of Bancorp and each Bancorp Subsidiary, whether such documents are located on the premises of Bancorp or elsewhere. Bancorp shall furnish Buyer with all such statements (financial and otherwise), records and documents or copies thereof, and other information concerning the business and affairs of Bancorp and each Bancorp Subsidiary, as Buyer shall from time to time reasonably request. Bancorp further agrees to cause its accountants, attorneys and such other persons as the parties shall mutually agree upon to fully cooperate with Buyer and its representatives in connection with the right of access granted herein.

                (b) Bancorp shall allow Buyer's Chairman to attend the meetings of the boards of directors and board committees of Bancorp and Bancorp Bank as an observer. Bancorp shall give reasonable notice to Buyer of the date, time and place of each such meeting, and if known, the agenda for or business to be discussed at each such meeting. Bancorp shall also provide to Buyer all written agendas and meeting materials provided to the boards of directors of Bancorp and Bancorp Bank in connection with such board and board committee meetings. Notwithstanding the foregoing, Bancorp shall not be required to permit Buyer's Chairman to attend any portion of any meeting, or to provide to Bancorp with any materials, that relate to this Agreement or an Acquisition Transaction, or that involve matters protected by the attorney-client privilege.

                (c) Except for information and documents that do not constitute "Evaluation Material" as defined in the Confidentiality Agreement, all information and documents to which Buyer is given access pursuant hereto shall be subject to the Confidentiality Agreement. All information furnished by Bancorp or any Bancorp Subsidiary to Buyer pursuant hereto shall be treated as the sole property of Bancorp until the consummation of the Merger contemplated hereby, and if the Merger shall not occur, Buyer shall destroy or return such information to Bancorp to the extent required by the Confidentiality Agreement.

     7.2 SUPPLEMENTAL REPORTS AND INFORMATION. (a) Bancorp shall deliver to Buyer complete copies of all Bancorp Quarterly Reports on Form 10-Q, all Bancorp Current Reports on Form 8-K and all Bancorp proxy materials and related Bancorp annual reports to stockholders that are filed with the SEC after the date hereof and prior to the Effective Time, within three (3) days of the applicable filing date.

                (b) Bancorp shall deliver to Buyer complete copies of all Bancorp Regulatory Reports and Bancorp Bank Regulatory Reports that are filed during the period after the date hereof and prior to the Effective Time, within three (3) days of the applicable filing date.

                (c) Buyer shall deliver to Bancorp complete copies of all Buyer Regulatory Reports that are filed during the period after the date hereof and prior to the Effective Time, within three (3) days of the applicable filing date.

                (d) Bancorp will furnish to Buyer (i) a copy of each other material report filed by it with any other Applicable Governmental Authority, including any federal, state or local taxing authority and any federal or state bank regulatory or securities authority during the period after the date hereof and prior to the Effective Time, within three (3) days of the applicable filing date, and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request.

                (e) As soon as reasonably available but not later than the 25th day of July and October, (i) financial statements as of June 30th and for the three (3) and six (6) month periods ended June 30th and (ii) financial statements as of September 30th for the three (3) and nine (9) month periods ended September 30th, respectively. Each of the foregoing financial statement deliveries shall be accompanied by a report in accordance with SAS 71 prepared by Bancorp's independent certified accountants.

                (f) During the period after the date hereof and prior to the Effective Time, Bancorp will provide to Buyer, as soon as reasonably available but not later than the 25th day of each calendar month, (i) the reports of management of Bancorp and Bancorp Bank to the boards of directors of Bancorp and the Bancorp Bank, respectively, for the most recently available month, including to the extent available, delinquency schedules, additions to loan loss reserves, and payroll reports, (ii) monthly financial statements prepared by Bancorp and Bancorp Bank for the preceding month, and (iii) schedules of all Loans made during the immediately preceding month which set forth the name of the borrower, the amount of and interest rate for each Loan and the collateral provided by the borrower.

                (g) Buyer will furnish to Bancorp a copy of each material report filed by it with the OTS during the period after the date hereof and prior to the Effective Time, within three (3) days of the applicable filing date.

     7.3 ENVIRONMENTAL INVESTIGATION. (a) Buyer may, at its election, engage a mutually acceptable environmental consultant to conduct a preliminary Phase I environmental assessment of each of the parcels of real estate used in the operation of the businesses of Bancorp and Bancorp Bank. The fees and expenses of the consultant with respect to the Phase I assessments shall be paid by Buyer. The consultant shall complete and deliver the Phase I assessments not later than sixty (60) days after the date of this Agreement. If any environmental conditions are found or suspected or would tend to be indicated by the report of the consultant which may be contrary to the representations and warranties of Bancorp set forth herein without regard to any exceptions that may be contained in the Bancorp Disclosure Schedule, then the parties shall obtain from one or more mutually acceptable consultants or contractors, as appropriate, an estimate of the cost of any further environmental investigation, sampling, analysis, remediation, or other follow-up work that may be necessary to address those conditions in accordance with applicable laws and regulations.

                (b) Upon receipt of the estimate of the costs of all follow-up work to the Phase I assessments or any subsequent investigation phases that may be conducted, the parties shall attempt to agree upon a course of action for further investigation and remediation of any environmental condition suspected, found to exist, or that would tend to be indicated by the report of the consultant. All post-Phase I investigations or assessments (the cost of which shall be paid by Buyer), all work plans for any post-Phase I assessments or remediation and any removal or remediation actions that may be performed shall be mutually satisfactory to Buyer and Bancorp. If the work plans or removal or remediation actions would cost more than $250,000 (individually or in the aggregate) to complete, Buyer and Bancorp shall discuss a mutually acceptable modification of this Agreement. Buyer and Bancorp shall cooperate in the review, approval and implementation of all work plans.

                (c) If the parties are unable to agree upon a course of action for further investigation and remediation of an environmental condition or issue raised by an environmental assessment and/or a mutually acceptable modification to this Agreement, and the condition or issue is not one for which it can be determined to a reasonable degree of certainty that the risk and expense to which Buyer and the Buyer Subsidiaries would be subject as owner of the property involved can be quantified, in good faith, and limited to an amount less than $500,000, then Buyer may abandon this Agreement as soon as possible but in no event more than 120 days after the receipt of the Phase I assessments.

     7.4 TITLE REPORTS. As soon as practical after the date hereof, but in any event no later than thirty (30) days after the date hereof, Bancorp shall, at Buyer's expense, obtain and deliver to Buyer, with respect to all real estate owned or held pursuant to a ground lease by Bancorp and any Bancorp Subsidiary, an owner's preliminary report of title covering a date subsequent to the date hereof, issued by Chicago Title and Trust or such other title insurance company as is reasonably acceptable to Buyer, showing fee simple title in Bancorp or such Bancorp Subsidiary in such real estate or the appropriate leasehold interest of Bancorp or such Bancorp Subsidiary, subject only to (i) the standard exceptions to title customarily contained in a policy on ALTA 1970 Owner's Form B; (ii) liens of current state and local property taxes which are not delinquent or subject to penalty; and (iii) other liens, encumbrances, restrictions and conditions of record that do not materially adversely affect the value or use of such real estate.

     7.5 RESOLUTION OF BANCORP BENEFIT PLANS. Bancorp and Buyer shall cooperate in effecting the following treatment of the Bancorp Benefit Plans, except as mutually agreed upon by Buyer and Bancorp prior to the Effective Time:

                (a) At the Effective Time, Buyer (or a Buyer Subsidiary) shall be substituted for Bancorp as the sponsoring employer under those Bancorp Benefit Plans with respect to which Bancorp or Bancorp Bank is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in Bancorp or Bancorp Bank with respect to each such Plan. Except as otherwise provided herein, each such Plan and any Bancorp Benefit Plan sponsored by Bancorp or Bancorp Bank shall be continued in effect by Buyer or any applicable Buyer Subsidiary after the Effective Time, subject to the power reserved to Buyer or any applicable Buyer Subsidiary under each such Plan to subsequently amend or terminate the Plan in accordance with Applicable Laws and Regulations. Bancorp, Bancorp Bank and Buyer will use all reasonable efforts (i) to effect said substitutions and assumptions, and take such other actions contemplated under this Agreement, and (ii) to amend such Plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

                (b) At or as promptly as practicable after the Effective Time as Buyer shall reasonably determine, Buyer shall provide, or cause any Buyer Subsidiary to provide, to each employee of Bancorp and Bancorp Bank as of the Effective Time ("Bancorp Employees") the opportunity to participate in each employee benefit plan and program maintained by Buyer or the Buyer Subsidiaries for similarly situated employees (the "Buyer Benefit Plans"); provided, however, that with respect to such Buyer Benefit Plans, Bancorp Employees shall be given credit for service with Bancorp or Bancorp Bank in determining eligibility for and vesting in benefits thereunder, but not for purposes of benefit accrual; provided further that Bancorp Employees shall not be subject to any waiting periods or pre-existing condition exclusions under the Buyer Benefit Plans to the extent that such periods are longer or restrictions impose a greater limitation than the periods or limitations imposed under Bancorp Benefit Plans. Nothing in the preceding sentence shall obligate Buyer to provide or cause to be provided any benefits duplicative of those provided under any Bancorp Benefit Plan continued pursuant to subparagraph (a) above, including, but not limited to, extending participation in any Buyer Benefit Plan which is an "employee pension benefit plan" under ERISA with respect to any year during which allocations are made to Bancorp Employees under a Bancorp Qualified Plan. Except as otherwise provided in this Agreement, the power of Bancorp, Buyer, Bancorp Bank or any Buyer Subsidiary to amend or terminate any benefit plan or program, including any Bancorp Benefit Plan, shall not be altered or affected. Moreover, this Agreement shall not confer upon any Bancorp employee any rights or remedies hereunder and shall not constitute a contract of employment or create any right, to be retained or otherwise, in employment with Buyer, Bancorp Bank or any Buyer Subsidiary.

                (c) Bancorp shall, as promptly as practicable following the date of this Agreement, amend the Bancorp Employee Stock Purchase Plan ("ESPP") as follows: (i) the ESPP shall be terminated effective immediately with respect to the executive officers of Bancorp and the Bancorp Subsidiaries and all amounts contributed by such executive officers after, or for any period after, December 31, 2000 shall be refunded, in cash; and (ii) with respect to all other Persons, the ESPP shall be terminated effective June 30, 2001. The parties agree that Bancorp may honor all contributions and purchase elections made in accordance with this Agreement and the ESPP by employees (other than executive officers of Bancorp and the Bancorp Subsidiaries) for the six (6) month period ending June 30, 2001. For the purposes of this Section 7.5(c), the term "executive officers of Bancorp and the Bancorp Subsidiaries" shall mean the officers of Bancorp or any Bancorp Subsidiary that are required to file reports under Section 16 of the Securities Exchange Act.

                (d) Bancorp Bank and each of Messrs. Meinen, Love and Felde and Ms. Breitenstein and Ms. Calabrese have executed amendments to their respective employment agreements which set forth the terms of their continued employment after the Reorganization and which are attached as Schedule 7.5(d). Immediately after the execution of this Agreement, Bancorp shall use its Best Efforts to obtain from each other officer who is a party to an employment agreement or special termination agreement with Bancorp or Bancorp Bank a Letter of Understanding with Buyer on terms acceptable to Buyer (each a "Letter of Understanding"), relating to (i) such officer's employment terms after the Effective Time and (ii) such officer's employment agreement or special termination agreement.

                (e) From and after the date of this Agreement through the Effective Time, Bancorp and/or Bancorp Bank (i) shall not make any contributions to the ESOP that will be used to repay, nor shall they repay, the ESOP Loan or any amounts due thereunder and (ii) shall cooperate with Buyer and take any action requested by Buyer to prepare for the termination of the ESOP after the consummation of the Reorganization.

     7.6 COOPERATION. (a) Subject to the terms and conditions herein provided, each of Buyer and Bancorp agrees to use Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and Regulations to consummate and make effective the Reorganization. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Buyer or Bancorp, as the case may be, shall take all such necessary action consistent with the parties' rights and responsibilities under this Agreement.

                (b) Bancorp will cooperate in the preparation by Buyer of such applications to the Applicable Governmental Authorities and any other regulatory authorities as may be necessary in connection with the Regulatory Approvals. Buyer and Bancorp will each cooperate in the preparation of such applications, statements or materials as may be required to be furnished to the stockholders of Bancorp or filed or submitted to Applicable Governmental Authorities in connection with the Merger and the Bank Merger, and with solicitation of the approval by stockholders of Bancorp in respect thereof.

                (c) Bancorp and Bancorp Bank will cooperate with Buyer in obtaining any consent, authorization or approval of, or any exemption by, any Applicable Governmental Authority or other third party that must be obtained or made by any of them in connection with the Merger and the Bank Merger, or the taking of any other action contemplated hereby.

                (d) If necessary to expedite or facilitate the Closing, the Regulatory Approvals and any other aspect of the Reorganization, the parties agree that, at the election of Buyer, Buyer may restructure the transaction as a merger of Bancorp with and into Buyer or with and into an acquisition subsidiary of the Bank, provided that any such restructuring shall not result in any change in the Merger Consideration, change the federal income tax treatment of the transactions contemplated hereunder, or delay the Closing or Buyer's receipt of the Regulatory Approvals. In the event such election is made, Bancorp will take or perform any additional reasonably necessary or advisable steps to enable Buyer to restructure the transaction in such manner.

                (e)  Bancorp agrees that it shall, and shall cause Bancorp
Bank, to: (i) make any accounting adjustments or entries to its books of account and other financial records; (ii) make or not make additional provisions to Bancorp Bank's loan loss reserve; (iii) sell or transfer any investment securities held by it; (iv) charge-off any Loan; (v) create any new reserve account or make additional provisions to any other existing reserve account;
(vi) make changes in any accounting method; (vii) accelerate, defer or accrue any anticipated obligation, expense or income item; and (viii) make any other adjustments which would affect the financial reporting of the Surviving Corporation, on a consolidated basis after the Effective Time, in any case as Buyer shall reasonably request, provided, however, that neither Bancorp nor Bancorp Bank shall be obligated to take any such requested action until immediately prior to the Closing and at such time as Bancorp shall have received reasonable assurances that all conditions precedent to Bancorp's obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied, and no such adjustment which

Bancorp or Bancorp Bank would not have been required to make but for the provisions of this Section 7.6(e) in and of itself result in a breach of any warranty or representation made herein, have any effect on Bancorp's Adjusted Stockholders' Equity, change the amount of the Merger Consideration or the Option Spread to be paid to the holders of Bancorp Common Stock and the Bancorp Stock Options, or delay the Closing or Buyer's receipt of the Regulatory Approvals.

     7.7 NOTIFICATION OF CERTAIN MATTERS. (a) Each party shall give prompt notice to the other parties of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty made by such party in this Agreement on its part contained in this Agreement to be no longer re-certifiable under the standards in Sections 8.1(a) and 8.2(a) above with respect to Buyer or Bancorp, as the case may be, after the date hereof or, in case of any representation or warranty given as of a specific date, would be likely to cause any such warranty or representation made by such party in this Agreement to be no longer re-certifiable under the standards in Sections 8.1(a) and 8.2(a) above with respect to Buyer or Bancorp, as the case may be, as of such specific date and (ii) any material failure of such party to comply with or satisfy any material covenant or agreement to be complied with or satisfied by it hereunder.

                (b) From and after the date hereof to the Effective Time, and at and as of the Effective Time, Bancorp shall supplement or amend any of its representations and warranties which apply to the period after the date hereof by delivering monthly updates to the Bancorp Disclosure Schedule ("Disclosure Schedule Updates") to Buyer with respect to any matter hereafter arising which, in the good faith judgment of Bancorp, would render any such representation or warranty after the date of this Agreement materially inaccurate or incomplete as a result of such matter arising. The Disclosure Schedule Updates shall be provided to Buyer on or before the 25th day of each calendar month. A Disclosure Schedule Update that causes any warranty or representation made by Bancorp to be breached shall not cure or be deemed to cure such breach. Buyer may exercise its right to terminate this Agreement pursuant to Section 9.1(d) hereof any time after the thirtieth (30th) day after receipt of the Disclosure Statement Update, if the information in such Disclosure Schedule Update together with the information in any or all of the Disclosure Schedule Updates previously provided by the Bancorp indicates that Bancorp is reasonably likely to fail to satisfy the closing condition set forth in Section 8.1(a) hereof.

                (c) From and after the date hereof to the Effective Time, and at and as of the Effective Time, Buyer shall amend any of its representations and warranties which apply to the period after the date hereof by delivering monthly updates to Bancorp ("Buyer Updates") with respect to any matter hereafter arising which, in the good faith judgment of Buyer, would render any such representation or warranty after the date of this Agreement materially inaccurate or incomplete as a result of such matter arising. Buyer Updates, to the extent one is required, shall be provided to Bancorp on or before the 25th day of each calendar month. A Buyer Update that causes any warranty or representation made by Buyer to be breached shall not cure or be deemed to cure such breach. Bancorp may exercise its right to terminate this Agreement pursuant to Section 9.1(d) hereof any time after the thirtieth (30th) day after receipt of the Buyer Updates, if the information in such Buyer Update together with the information in any or all of the Buyer Updates previously provided by Buyer indicates that Buyer is reasonably likely to fail to satisfy the closing condition set forth in Section 8.2(a) hereof.

     7.8 PRESS RELEASES. Buyer and Bancorp shall coordinate all publicity relating to any aspect of the Reorganization and, except as otherwise required by Applicable Laws and Regulations, or with respect to employee meetings, neither party shall issue any press release, publicity statement or other public notice relating to any Transaction Document or any aspect of the Reorganization without obtaining the prior consent of the other, which consent shall not be unreasonably withheld.

     7.9 MERGER OF SUBSIDIARY BANKS. Bancorp and Buyer shall take all action necessary and appropriate to cause the Bank and Bancorp Bank to enter into a plan and agreement of merger (the "Bank Merger Agreement") pursuant to which the Bank and Bancorp Bank shall merge (the "Bank Merger") immediately after the consummation of the Merger, with the Bank being the surviving bank thereof (the "Surviving Bank") in accordance with Applicable Laws and Regulations. The Bank Merger Agreement shall be in a form mutually agreed-upon by the parties and shall provide, among other things, that the depositors of Bancorp Bank shall be grandfathered as depositors of Bank to the fullest extent allowed by law.

     7.10 EXECUTION OF THE STOCK OPTION AGREEMENT. Simultaneously with the execution of this Agreement, and as a condition precedent to Buyer's obligations hereunder, Buyer and Bancorp shall have approved, executed and delivered a stock option agreement (the "Stock Option Agreement"), which grants to Buyer an option to acquire up to 19.9% of the issued and outstanding shares of Bancorp Common Stock upon the occurrence of certain circumstances, substantially in the form attached hereto as Exhibit C.

                                  ARTICLE VIII
                                   CONDITIONS

     8.1 CONDITIONS TO THE OBLIGATIONS OF BUYER. Notwithstanding any other provision of this Agreement, the obligations of Buyer to consummate the Merger are subject to the following conditions precedent:

                (a) All of the representations and warranties made by Bancorp in this Agreement and in any other Transaction Document executed or provided by Bancorp shall have been true and correct as of the date of this Agreement and remain true and correct in all material respects as of the Effective Time as though made at and as of the Effective Time. For the purposes of this Section 8.1(a), the representations and warranties made by Bancorp shall be deemed to be true and correct in all material respects as of the Effective Date unless the failure of any such representations and warranties to be true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Bancorp Material Adverse Effect set forth in any such representation or warranty, is reasonably likely to result, in a Bancorp Material Adverse Effect.

                (b) Bancorp shall have performed in all material respects all of its obligations and shall have performed or complied in all of the material respects with all agreements and covenants required by this Agreement to be performed by or complied with by Bancorp prior to or at the Effective Time.

                (c) To the extent the consummation of the Reorganization requires that Bancorp or any Bancorp Subsidiary, as the case may be, obtain the consent or waiver of the other party to any material lease, license, loan or financing agreement or other contract or agreement to which Bancorp or any Bancorp Subsidiary, as the case may be, is a party, such consent or waiver shall have been obtained, unless the failure to obtain such consent or waiver would not have a Bancorp Material Adverse Effect.

                (d) Since the date of this Agreement, a Bancorp Material Adverse Effect shall not have occurred, it being understood that updates provided pursuant to Section 7.7 hereof shall not constitute a waiver or other consent to any such Bancorp Material Adverse Effect.

                (e) No action, suit, proceeding or claim shall have been instituted, made or threatened (provided the Buyer shall have determined in good faith that the threatened action, suit, proceeding or claim may result in a judgment exceeding $100,000) by any Person relating to the Merger or the validity or propriety of any aspect of the Reorganization that would make consummation of the Reorganization inadvisable in the reasonable opinion of Buyer.

                (f) The Bank Merger Agreement shall have been duly authorized and approved by Bancorp and Bancorp Bank and the other terms and conditions of the Bank Merger Agreement shall have been satisfied so as to permit the Bank Merger to be consummated as contemplated thereby.

                (g) The aggregate number of Dissenting Shares shall not exceed ten percent (10%) of the outstanding shares of Bancorp Stock at the Effective Time.

                (h) Bancorp's Adjusted Stockholders' Equity as of the Closing Date shall not be less than $29,700,000, and the allowance for loan and lease losses of Bancorp Bank shall be adequate under GAAP and the standards applied by the OCC (in accordance with the OCC release, "OCC-CH-A-Allowance for Loan and Lease Losses), and in any event, shall not be less than an amount equal to the amount contemplated for the month on which the Closing Date occurs in Schedule 1.1(a) of the Bancorp Disclosure Schedule; provided, however, that the determination of adequacy shall be made in accordance with Section 4.16(d). Bancorp's Adjusted Stockholders' Equity shall be calculated by Bancorp's independent certified public accountants as of the close of business on the day immediately preceding the Closing Date, using reasonable estimates of revenues and expenses where actual amounts are not available and shall be based upon consolidated financial statements of Bancorp and the Bancorp Subsidiaries prepared as of and for the period ending on the last day of the month for the month immediately preceding the month during which the Closing Date occurs ("Closing Financial Statements"). The Closing Financial Statements shall be delivered to Buyer at least seven (7) days prior to the Closing Date and shall be accompanied by a report in accordance with SAS 71 prepared by Bancorp's independent certified accountants. The Closing Financial Statements and Bancorp's calculation of Adjusted Stockholder's Equity shall be verified and approved by certified public accountants selected by Buyer, which verification and approval shall not be withheld unreasonably.

                (i) The employment agreements (as amended in accordance with the amendments executed by pursuant to Section 7.5(d) above) of Messrs. Meinen, Felde and Love and Ms. Calabrese and Breitenstein shall be in full force and effect and no breach shall have occurred under any such employment agreement.

                (j) Bancorp shall have tendered for delivery all of the certificates, documents and other items set forth in Section 2.10 of this Agreement.

     8.2 CONDITIONS TO THE OBLIGATIONS OF BANCORP. Notwithstanding any other provision of this Agreement, the obligations of Bancorp to consummate the Merger are subject to the following conditions precedent:

                (a) All of the representations and warranties made by Buyer in this Agreement and in any other Transaction Document executed or provided by Buyer shall have been true and correct as of the date of this Agreement and remain true and correct in all material respects as of the Effective Time as though made at and as of the Effective Time. For the purposes of this Section 8.2(a), the representations and warranties made by Buyer shall be deemed to be true and correct in all material respects as of the Effective Date unless the failure of any such representations and warranties to be true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materially or Buyer Material Adverse Effect set forth in any such representation or warranty, is reasonably likely to result, in a Buyer Material Adverse Effect.

                (b) Buyer shall have performed in all material respects all of its obligations and shall have performed or complied in all material respects with all of the agreements and covenants required by this Agreement to be performed by or complied with by Buyer prior to or at the Effective Time.

                (c) The Bank Merger Agreement shall have been duly authorized and approved by Buyer and the Bank and the other terms and conditions of the Bank Merger Agreement shall have been satisfied so as to permit the Bank Merger to be consummated as contemplated thereby.

                (d) Buyer shall have tendered for delivery all of the certificates, documents and other items set forth in Section 2.9 of this Agreement.

                (e) Buyer shall have complied in all respects with its obligations under Section 6.1(c) on or prior to the Closing Date.

     8.3 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding any other provision of this Agreement, the obligations of Buyer on the one hand, and Bancorp on the other hand, to consummate the Merger are subject to the following conditions precedent:

                (a) No preliminary or permanent injunction or other order by any federal or state court that prevents the consummation of the Merger shall have been issued and shall remain in effect.

                (b) This Agreement and the Reorganization, including the Merger, shall have been duly approved by the requisite vote of the stockholders of Bancorp at a meeting duly called and held for such purpose.

                (c) Buyer shall have received the Regulatory Approvals to acquire Bancorp and to consummate the Reorganization and all required waiting periods relating thereto shall have expired; provided, however, that Buyer shall have no obligation to accept any nonstandard condition or restriction in a Regulatory Approval unless (i) such condition or restriction was imposed in an approval order issued by the OTS within two (2) years of the date hereof in a similar transaction and such order was published on the official OTS web site as of the date hereof, or (ii) such condition or restriction, individually or in the aggregate with other nonstandard restrictions and conditions, is not substantially detrimental to the prospects or financial condition of Buyer, MHC or any Buyer Subsidiary, or of Bancorp or any Bancorp Subsidiary.

                                   ARTICLE IX
                         TERMINATION; AMENDMENT; WAIVER

     9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                (a) by mutual written consent of the board of directors of Buyer and the board of directors of Bancorp;

                (b) by either Buyer or Bancorp, if any of the conditions to such party's obligation to consummate any aspect of the Reorganization shall have become impossible to satisfy prior to the Termination Date (unless such impossibility shall be due to the action or failure to act in breach of this Agreement by the party seeking to terminate this Agreement);

                (c) by Buyer or Bancorp at any time after the stockholders of Bancorp fail to approve this Agreement and the Merger in a vote taken at a meeting duly convened for that purpose;

                (d) by Buyer or Bancorp in the event of a breach by the other party of any representation, warranty, covenant or agreement contained herein or in the Bancorp Disclosure Schedule or any notice delivered pursuant to this Agreement, which breach would result in the failure to satisfy any closing conditions set forth in Section 8.1 hereof, in the case of Buyer, or Section 8.2 hereof, the case of Bancorp, except in each case, for any such breach which has been disclosed pursuant to Section 7.7 and waived by the non-disclosing party pursuant to Section 7.7 or cured by the disclosing party prior to the Effective Time and within the time period specified in Section 7.7;

                (e) by either party after the Termination Date, in the event the Merger has not been consummated by such date (provided that the terminating party is not then in material breach of any representation, warranty, or in a material breach of a covenant or other agreement contained herein);

                (f) by Bancorp, if (i) Bancorp has complied with the provisions of Section 5.4, (ii) any corporation, partnership, person, other entity or group, as defined in the Securities Exchange Act (other than Buyer or any affiliate of Buyer (a "Bancorp Suitor"), shall have commenced, made or proposed an Acquisition Transaction, (iii) Bancorp's board of directors shall have determined, in its good faith judgment, after consultation with its independent financial advisors, that such offer is more favorable to Bancorp's stockholders than the Reorganization, and (iv) Bancorp's board of directors shall have determined upon taking into account the written advice of its legal counsel, that if it failed to recommend such offer or accept such proposal then such failure would be determined to result in a breach of the directors' fiduciary duties; provided, however, that Bancorp may not terminate this Agreement pursuant to this Section 9.1(f) until the expiration of five (5) Business Days after written notice of any such offer or proposal referenced in this Section 9.1(f) has been delivered to Buyer, together with a summary of the terms of any such offer or proposal;

                (g) by Buyer, if, after the date hereof, any Bancorp Suitor shall have commenced, made or prepared an Acquisition Transaction, and thereafter the board of directors of Bancorp shall have withdrawn, or materially and adversely modified or changed its recommendation of this Agreement or any aspect of the Reorganization;

                (h) by either party if the other party commits a willful material breach of its obligations under this Agreement and if such willful material breach is not cured within ten (10) days after receipt by the breaching party of written demand for cure by the non-breaching party. For purposes of this Agreement, a "willful material breach" means a knowing and intentional violation by a party of any of its material covenants, agreements or obligations under this Agreement;

                (i) by Buyer pursuant to the provisions of Section 7.3 hereof relating to the inability of the parties to agree on a course of action regarding certain environmental matters;

                (j) by Bancorp if within ten (10) days after Buyer receives written notice from Bancorp that any application or notice required to be filed by the Buyer in connection with any Regulatory Approval (i) was not filed in accordance with the requirements of this Agreement or (ii) is not pending or has been denied (Buyer having notified Bancorp promptly of any such event) and is not subject to further appeal or an appeal is not then being diligently pursued in good faith. For purposes of this paragraph, "pending" shall mean an application, notice, procedure or process with an Applicable Governmental Authority which Buyer has initiated and is diligently pursuing in good faith.

     9.2 TERMINATION FEE. (a) In the event this Agreement is terminated (i) by Bancorp as provided in Sections 9.1(c) or 9.1(f), or as provided in Section 9.1(b) due to the failure to satisfy the conditions of Section 8.3(b); or (ii) by Buyer as provided in any of Sections 9.1(c) or 9.1(g), then Bancorp shall pay to Buyer, in immediately available funds, an amount equal to $1,250,000 within ten (10) Business Days after demand for payment by Buyer following such termination.

                (b) (i) If this Agreement is terminated by Buyer pursuant to
Section 9.1(b) due to the failure of any condition under Section 8.1, Bancorp shall pay to Buyer in immediately available funds, an amount equal to $350,000 within ten (10) Business Days after demand for payment by Buyer following such termination.

                        (ii) In the event this Agreement is terminated under the circumstances set forth in the first sentence of this Section 9.2(b) and both of the following conditions are satisfied:

                              (A) Bancorp has received a proposal for, or a third party has commenced, an Acquisition Transaction after the date hereof and prior to the termination of this Agreement; and

                              (B) Bancorp and such third party or an Affiliate of such third party enter into an agreement (the "Signing Event") within eighteen (18) months following the termination of this Agreement, then Bancorp shall pay to Buyer, in immediately available funds, an amount equal to an additional $1,250,000 within ten (10) Business Days after demand for payment by Buyer following the Signing Event.

                (c) In the event this Agreement is terminated by Bancorp pursuant to Section 9.1(b) due to the failure of a condition under Sections 8.2 or 8.3(c), Buyer shall pay to Bancorp, in immediately available funds, an amount equal to $350,000 within ten (10) Business Days after demand for payment by Bancorp following such termination.

                (d) In the event this Agreement is terminated by either party pursuant to Section 9.1(h), then the breaching party shall pay the terminating party an amount equal to $1,250,000 within ten (10) Business Days after demand for payment by the terminating party following such termination. In the event of a termination by Buyer under this Section 9.2(d), Buyer shall be entitled to the payments contemplated in Section 9.2(b)(ii) above in addition to the amount provided for in this Section 9.2(d), if, and only if, both of the conditions of
Section 9.2(b)(ii) occur.

                (e) Notwithstanding anything contained in this Agreement to the contrary, the payment of the termination fee pursuant to the provisions of this Section 9.2 is intended by the parties to be, and shall constitute, liquidated damages and shall be the sole and exclusive remedy and shall be in lieu of any and all claims that the party entitled to such fee and its officers, directors and stockholders have, or might have against the other parties and their respective officers, directors and stockholders for any claims arising from, or relating in any way to, this Agreement or the Reorganization, and the party entitled to such termination fee and its officers, directors and stockholders shall not have any other rights or claims against the other parties and their respective officers, directors and shareholders. Any termination fee payable to Buyer hereunder is intended to supplement the rights of Buyer and shall not affect its rights or the enforceability of its rights, under the Stock Option Agreement.

     9.3 EXPENSES. Except as provided elsewhere herein, Buyer and Bancorp shall each bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel. In the event one of the parties hereto files suit to enforce this Section 9.3 or a suit seeking to recover costs and expenses or damages for breach of this Agreement, the costs, fees, charges and expenses (including attorneys' fees and expenses) of the prevailing party in such litigation (and any related litigation) shall be borne by the non-prevailing party.

     9.4 SURVIVAL OF AGREEMENT. In the event of termination of this Agreement by either Buyer or Bancorp as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except that (i) the agreements contained in Sections 6.1, 9.2 and 9.3 hereof shall survive the termination hereof; (ii) the Confidentiality Agreement shall survive the termination hereof; and (iii) the Stock Option Agreement shall be governed by its own termination provisions.

     9.5 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by their respective boards of directors at any time before or after approval hereof by the stockholders of Bancorp but, after such approval, no amendment shall be made which changes the form of consideration or adversely affects or decreases the value of the consideration to be received by the stockholders of Bancorp without the further approval of such stockholders or which in any other way adversely affects the rights of stockholders of either Bancorp or Buyer without the further required approval of the stockholders so affected. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Buyer and Bancorp may, without approval of their respective boards of directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof and thereof, as may be required to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate any filing or recording required for the consummation of any aspect of the Reorganization.

     9.6 WAIVER. Any term, provision or condition of this Agreement (other than requirements for stockholders' approval and required approvals of the Applicable Governmental Authorities) may be waived in writing at any time by the party which is, or the stockholders of which are, entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by Buyer of Bancorp or Bancorp of Buyer prior to or after the date hereof shall estop or prevent either party from exercising any right hereunder or be deemed to be a waiver of any such right, or affect the warranties or representations of either party as set forth herein.

                                    ARTICLE X
                               GENERAL PROVISIONS

     10.1 SURVIVAL. All representations, warranties, covenants and agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective
Time) shall not survive the Effective Time except as provided for in Section
9.4.

     10.2 NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

                (a)  if to BankFinancial:  BankFinancial Corporation,
1200 Internationale Parkway, Suite 101, Woodridge, Illinois 60517, Attention: F. Morgan Gasior, James J. Brennan and Paul A. Cloutier, Telephone Number: (630) 739-3307, Facsimile Number: (630) 972-3633, with a required concurrent copy to:
Barack Ferrazzano Kirschbaum Perlman & Nagelberg, 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606, Attention: Edwin S. del Hierro, Telephone Number
(312) 984-3222, Facsimile Number: (312) 984-3150.

                (b) if to Bancorp: Success Bancshares, Inc., 1 Marriott Drive, Lincolnshire, Illinois 60069, Attention: Wilbur G. Meinen, Telephone Number:
(847) 634-4200, Facsimile Number: (847) 634-2635, with a required concurrent copy to: Vedder, Price, Kaufman & Kammholz, 222 North LaSalle Street, Chicago, Illinois 60603, Attention: Daniel O'Rourke, Esq., Telephone Number: (312) 609-7500, Facsimile Number: (312) 609-5005.

     10.3 SPECIFIC ENFORCEABILITY. The parties recognize and hereby acknowledge that it may be impossible to measure in money the damages that would result to a party by reason of the failure of either of the parties to perform any of the obligations imposed on it by this Agreement and that in any event damages would be an inadequate remedy in this instance. Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists and shall waive or not assert any requirement to post bond in connection with seeking specific performance. The parties hereto agree that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     10.4 APPLICABLE LAW. This Agreement shall be construed and interpreted in all respects, including validity, interpretation and effect, by the laws of the State of Delaware with respect to matters of corporate laws and, with respect to all other matters, by the laws of the State of Illinois, in both cases excluding conflicts of law, except to the extent that the federal laws of the United States apply.

     10.5 HEADINGS, ETC. The article headings and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.6 SEVERABILITY. If any term or provision of this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

     10.7 ENTIRE AGREEMENT; BINDING EFFECT; NONASSIGNMENT; COUNTERPARTS. Except as otherwise expressly provided herein, this Agreement, the other Transaction Documents and the Confidentiality Agreement (including the documents and instruments referred to herein and therein) (a) constitute the entire agreement between the parties hereto and supersede all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) are not intended to confer any rights or remedies upon any Person except the parties to this Agreement or to confer third party beneficiary status or rights on any Person. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts that together shall constitute a single agreement.

     10.8 TIMING. Timing is of the essence with regard to this Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

BANKFINANCIAL CORPORATION                       SUCCESS BANCSHARES, INC.


By:  /s/ F. Morgan Gasior                       By:  /s/ Wilbur G. Meinen
     ------------------------------------            ------------------------------------
     F. Morgan Gasior                                Wilbur G. Meinen
Its: Chairman and Chief Executive Officer       Its: Chairman and Chief Executive Officer


Attest: /s/ James J. Brennan                    Attest: /s/ Laurie Breitenstein
       ----------------------------------              ----------------------------------
       James J. Brennan                                Laurie Breitenstein
Its:   Secretary                                Its:   Secretary


BFIN ACQUISITION CORPORATION                    FINANCIAL FEDERAL MHC, INC.


By:  /s/ F. Morgan Gasior                       By:  /s/ F. Morgan Gasior
     ------------------------------------            ------------------------------------
     F. Morgan Gasior                                F. Morgan Gasior
Its: Chairman and Chief Executive Officer       Its: Chairman and Chief Executive Officer


Attest:/s/ James J. Brennan                     Attest: /s/ James J. Brennan
       ----------------------------------               ---------------------------------
       James J. Brennan                                 James J. Brennan
Its:   Secretary                                 Its:   Secretary

                                                                         ANNEX C

                                OPTION AGREEMENT

     This Option Agreement (this "Agreement") is entered into as of the 21st day of May, 2001, by and between SUCCESS BANCSHARES, INC., a Delaware corporation ("Bancorp"), and BANKFINANCIAL CORPORATION, a federal corporation ("Buyer").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Buyer and Bancorp have entered into an Agreement and Plan of Reorganization dated as of May 21, 2001 (the "Merger Agreement") providing, among other things, for the merger (the "Merger") of a wholly-owned subsidiary of Buyer with and into Bancorp, with Bancorp as the surviving corporation;

     WHEREAS, in connection with the Merger, each share of outstanding common stock of Bancorp, par value $0.001 per share ("Bancorp Common Stock"), would be converted into the right to receive $19.00 ("Merger Consideration") per share of Bancorp Common Stock;

     WHEREAS, Buyer has expressly indicated to Bancorp that it would be unwilling to enter into the Merger Agreement and consummate the transactions contemplated thereby without the benefit of this Agreement; and

     WHEREAS, Bancorp has determined that it is in its best interests and the best interests of its stockholders to enter into the Merger Agreement and grant to Buyer an option to purchase additional shares of its authorized but unissued Bancorp Common Stock so as to induce Buyer to enter into the Merger Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

                               A G R E E M E N T:
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, Bancorp and Buyer agree as follows:

     1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Bancorp hereby grants to Buyer an option (the "Option") to purchase up to 605,989 fully paid and nonassessable shares (the "Option Shares") of Bancorp Common Stock at a purchase price of $17.50 per share (such price, as adjusted if applicable, the "Purchase Price"). Notwithstanding anything contained herein or in the Merger Agreement to the contrary, the amount that Buyer (including any successor-in-interest, Affiliate or transferee) shall be entitled to receive, whether as (a) consideration for the Option Shares or the Option (including, without limitation, any payments in the form of Repurchase Consideration) from any Person, including Bancorp (whether in a single transaction or a series of transactions), less any Purchase Price actually paid by Buyer, or (b) any amounts paid to Buyer pursuant to Section 9.2 of the Merger Agreement shall not exceed $2,418,033 in the aggregate (the "Limit"). In the event that Buyer receives or is entitled to receive consideration and/or payments described in
(a) and (b) above in excess of the Limit, such excess amount shall be deemed to be held in constructive trust by Buyer for the benefit of Bancorp and shall be immediately paid by Buyer to Bancorp at the time and in the form such amount is received by Buyer. Each certificate evidencing Option Shares issued to Buyer upon exercise of the Option shall bear a legend in form and substance acceptable to Bancorp to the effect that such shares are subject to the foregoing restrictions. The foregoing restrictions with respect to the Limit shall expire and be of no further force and effect on the day after the second anniversary of the occurrence of a Triggering Event (as defined below).

     2. EXERCISE OF OPTION.

             (a) The Option may be exercised in whole or in part prior to the termination of this Agreement and after the occurrence of a Triggering Event, as defined in Section 4 hereof. In the event that Buyer desires to exercise the Option at any time, Buyer shall notify Bancorp as to the number of shares of Option Shares it wishes to purchase and a place and date, not less than two (2) Business Days nor more than ten (10) Business Days after the date such notice is given (the "Closing Date"), for the closing of such purchase; provided, however, that notwithstanding the establishment of such Closing Date, the consummation of the exercise of the Option may take place only after all regulatory or supervisory agency approvals required by any applicable law, rule or regulation shall have been obtained and each such approval shall have become final. Bancorp shall fully cooperate with Buyer in the filing of the required notice or application for approval and the obtaining of any such approval.

             (b) On the Closing Date, Buyer shall (i) pay to Bancorp, in immediately available funds by wire transfer to a bank account designated by Bancorp, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on the Closing Date, and (ii) present and surrender this Agreement to Bancorp at the address of Bancorp specified in
Section 11(f) hereof.

             (c) On the Closing Date, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 2(b) above, (i) Bancorp shall deliver to Buyer a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and, if the Option is exercised in part only, an executed agreement with the same terms as this Agreement evidencing the right to purchase the balance of the Option Shares hereunder, and (ii) Buyer shall deliver to Bancorp a letter agreeing that Buyer shall not offer to sell or otherwise dispose of the Option Shares in violation of the provisions of this Agreement.

             (d) Certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

          THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE
          IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES
          ACT OF 1933, AS AMENDED, STATE SECURITIES LAWS AND PURSUANT TO THE TERMS OF AN OPTION AGREEMENT DATED AS OF MAY 21, 2001. A COPY OF SUCH OPTION AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT

          CHARGE UPON RECEIPT BY BANCORP, INC. OF A WRITTEN REQUEST
          THEREFOR.

The above legend shall be removed by delivery of substitute certificate(s) without the legend if Buyer shall deliver to Bancorp a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel in form and substance reasonably satisfactory to Bancorp and its counsel, to the effect that the legend is not required for purposes of the Securities Act of 1933, as amended (the "1933 Act").

             (e) Upon the giving of written notice of exercise by Buyer to Bancorp and the tender of the applicable purchase price in immediately available funds, Buyer shall be deemed to be the holder of record of the shares of Bancorp Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Bancorp shall then be closed or that certificates representing such shares of Bancorp Common Stock shall not then be actually delivered to Buyer. Bancorp shall pay all expenses, and any and all federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of Buyer or its assignee, transferee or designee.

     3. TERMINATION OF OPTION. The Option shall terminate and be of no further force and effect upon the earliest to occur of: (i) the Effective Time (as defined in the Merger Agreement), (ii) eighteen (18) months after the occurrence of a Triggering Event (as defined below), (iii) valid termination of the Merger Agreement by Bancorp pursuant to Section 9.1(d), 9.1(h) or 9.1 (j) of the Merger Agreement, (iv) termination of the Merger Agreement by Buyer pursuant to Section 9.1(i) of the Merger Agreement, (v) termination of the Merger Agreement pursuant to Section 9.1(a) of the Merger Agreement, or (vi) eighteen (18) months after the termination of the Merger Agreement for any other reason.

     4. CONDITIONS TO EXERCISE. Buyer may exercise the Option, in whole or in part, at any time and from time to time prior to its termination following the occurrence of a Triggering Event. The term "Triggering Event" shall mean the occurrence of any of the following events:

             (a) if the board of directors of Bancorp shall withdraw its support of the Merger by resolution or by authorization of specific action inconsistent with consummation of the Merger, or if it fails to recommend to Bancorp's Stockholders approval of the Merger; or

             (b) a Bancorp Suitor:

                  (i) acquires beneficial ownership (as such term is defined in Rule 13d-3 as promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act")) of twelve and one-half percent (12 1/2%) or more of the then outstanding Bancorp Common Stock or securities representing, or the right or option to acquire beneficial ownership of, or to vote securities representing, twelve and one-half percent (12 1/2%) or more of the then outstanding Bancorp Common Stock, and after the occurrence of such acquisition the board of directors of Bancorp (A) recommends such acquisition to its stockholders for acceptance, (B) fails to undertake such acts as Buyer reasonably requests to oppose such acquisition (provided that in so doing Bancorp does not incur significant legal expense), or (C) fails to recommend, withdraws or materially and adversely modifies or changes its recommendation or its approval of the Merger Agreement or any aspect of the Reorganization;

                  (ii) enters into an agreement with Bancorp involving or relating to an Acquisition Transaction; or

                  (iii) makes, commences or proposes an Acquisition Transaction, and thereafter, but before such Proposal has been Publicly Withdrawn (as defined below), Bancorp willfully commits any material breach of any covenant of the Merger Agreement and such breach (A) would entitle Buyer to terminate the Merger Agreement without regard to the cure periods provided for therein, (B) is not cured and (C) would materially interfere with Bancorp's ability to consummate the Merger or materially reduce the value of the transaction to Buyer. The phrase "Publicly Withdrawn" for purposes of clause (iii) above shall mean an unconditional bona fide withdrawal of the Proposal or a formal rejection of such Proposal by Bancorp in writing. Bancorp shall notify Buyer promptly in writing of the occurrence of any of the events set forth in paragraphs (b)(i), (ii), or (iii) above, it being understood that the giving of such notice by Bancorp shall not be a condition to the right of Buyer to transfer or exercise the Option.

     5. REPRESENTATIONS AND WARRANTIES OF BANCORP. Bancorp hereby represents and warrants to Buyer as follows:

             (a) Bancorp has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein (including, without limitation, the approval of the OTS and the Federal Reserve, if necessary), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Bancorp. This Agreement has been duly executed and delivered by Bancorp.

             (b) Bancorp has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver the Option Shares upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Bancorp Common Stock necessary for Buyer to fully exercise the Option, and Bancorp will take all necessary corporate action to authorize and reserve for issuance all additional shares of Bancorp Common Stock or other securities which may be issued upon exercise of the Option. The Option Shares, including all additional shares of Bancorp Common Stock or other securities which may be issuable pursuant to Section 7 hereof, upon issuance pursuant hereto and payment therefor, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Bancorp.

             (c) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Bancorp of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case referred to in this clause
(ii), give any other person the ability to prevent or enjoin Bancorp's performance under this Agreement.

             (d) Bancorp agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Bancorp Common Stock so that the Option may be exercised without additional authorization of Bancorp Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Bancorp Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Bancorp except pursuant to the Merger; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Home Owners' Loan Act, as amended, or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the FRB or the OTS or to any federal or state regulatory authority is necessary before the Option may be exercised, cooperating fully with Buyer in preparing such applications or notices and providing such information to the FRB and the OTS or such federal or state regulatory authority as it may require) in order to permit Buyer to exercise the Option and Bancorp duly and effectively to issue shares of Bancorp Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of Buyer against dilution on or prior to the Closing Date.

     6. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants to Bancorp that:

             (a) Buyer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer.

             (b) The Option is not being, and any Option Shares or other securities acquired by Buyer upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

     7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, REPURCHASE OF OPTION.

             (a) In the event of any change in Bancorp Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Buyer shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Buyer would have received in respect of Bancorp Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Bancorp Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Bancorp Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Bancorp Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Bancorp Common Stock then issued and outstanding, after giving effect to any shares subject to or issued pursuant to the Option.

             (b) If a Triggering Event described in Section 4(b) shall occur and the transaction that is the subject of such Triggering Event is consummated, or if any Person other than Buyer or an Affiliate of Buyer acquires beneficial ownership of 50% or more of the then outstanding shares of Bancorp Common Stock, Bancorp, if requested by Buyer, shall pay to Buyer, in lieu of delivery of the Option Shares, an amount in cash equal to the Spread multiplied by the total number of Option Shares for which the Option is exercisable (such aggregate amount is referred to as the "Repurchase Consideration"). As used herein, "Spread" shall mean the excess, if any, over the Purchase Price (as defined in Section 1) of the higher of (i) highest closing price per share of Bancorp Common Stock as reported on The Nasdaq Stock Market ("NASDAQ") within six months immediately preceding the date that Buyer requests cash in lieu of shares pursuant to this Section (the "Request Date"), (ii) the price per share of Bancorp Common Stock at which a tender offer or an exchange offer therefor has been made, (iii) the price per share of Bancorp Common Stock to be paid by any third party pursuant to an agreement with Bancorp, or (iv) in the event of a sale of all or a substantial portion of Bancorp's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Bancorp determined by a nationally recognized investment banking firm mutually selected by Buyer, on the one hand, and Bancorp, on the other, divided by the number of shares of Bancorp Common Stock of Bancorp outstanding at the time of such sale. In determining the Repurchase Consideration, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm mutually selected by Buyer, on the one hand, and Bancorp on the other.

             (c) Upon exercise of its right to receive cash pursuant to this Section, any and all obligations of Buyer to make payment pursuant to Section 2(b) and all obligations of Bancorp to deliver a certificate or certificates representing shares of Bancorp Common Stock pursuant to Section 2(b) shall be terminated. If Buyer exercises its rights under this Section 7, Bancorp shall, within ten (10) Business Days after the Request Date, pay the Repurchase Consideration to Buyer in immediately available funds, and Buyer shall surrender to Bancorp the Option. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Applicable Governmental Authority is required in connection with the payment of all or any portion of the Repurchase Consideration, Buyer shall have the ongoing option to revoke its request for repurchase pursuant to Section 7(b) or to require that Bancorp deliver from time to time that portion of the Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and Bancorp shall cooperate with Buyer in the filing of any such notice or application and the obtaining of any such approval). If any Applicable Governmental Authority disapproves of any part of Bancorp's proposed repurchase pursuant to Section 7(b), Bancorp shall promptly give notice of such fact to Buyer and Buyer shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date.

     8. REGISTRATION RIGHTS.

             (a) Upon the occurrence of a Triggering Event Bancorp shall, at the request of Buyer delivered at the time of and together with a written notice of exercise in accordance with Section 2 hereof and promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued or issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and to remain effective for up to 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary in order to permit the sale or other disposition of any shares of Bancorp Common Stock issued upon total or partial exercise of this Option in accordance with any plan of disposition requested by Buyer. Buyer will provide such information as may be necessary for Bancorp's preparation of such a registration statement, and any such information will not contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact nor will such information omit to state any material facts with respect to Buyer or its intended plan of disposition of Option Shares. The foregoing notwithstanding, if, at the time of any request by Buyer for registration of Option Shares as provided above, Bancorp is in registration with respect to an underwritten public offering of shares of Bancorp Common Stock, and if in the good faith reasonable judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of Buyer's Option or Option Shares would interfere with the successful marketing of the shares of Bancorp Common Stock offered by Bancorp, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced ("Underwriter Reduction"); provided, however, that after any such required reduction, the number of Option Shares to be included in such offering for the account of Buyer shall constitute at least 50% of the total number of shares to be sold by Buyer and Bancorp in the aggregate; and provided, further, however, that if such reduction occurs, then Bancorp shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. If requested by Buyer in connection with such registration, Bancorp shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Bancorp.

             (b) If after the occurrence of a Triggering Event, Bancorp effects a registration under the 1933 Act of Bancorp Common Stock for its own account or for any other stockholders of Bancorp (other than on Form S-8, or any successor form), it shall allow Buyer the right to participate in such registration, and such participation shall not affect the obligation of Bancorp to effect a registration statement for Buyer under Section 8(a) above; provided, however, that if the circumstances give rise to an Underwriter Reduction as provided in 8(a) above, then the procedure set forth in Section 8(a) governing the number of Option Shares to be included in such registration shall apply.

             (c) In connection with any registration pursuant to this Section 8, Bancorp and Buyer shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration. Any registration statement prepared and filed under this Section 8 and any sale covered thereby shall be at Bancorp's expense except for underwriting discounts or commissions, brokers' fees, taxes and the fees and disbursements of Buyer's counsel related thereto.

     9. SUBSTITUTE OPTION.

             (a) In the event that prior to the termination of the Option, Bancorp shall enter into an agreement (i) to consolidate with or merge into any person, other than Buyer or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Buyer or one of its subsidiaries, to merge into Bancorp and Bancorp shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Bancorp Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Bancorp Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Buyer or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Buyer, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

             (b) The following terms have the meanings indicated:

                    (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Bancorp (if other than Bancorp), (ii) Bancorp in a merger in which Bancorp is the continuing or surviving person, and (iii) the transferee of all or substantially all of Bancorp's assets.

                    (2) "Substitute Common Stock" shall mean the shares of
               capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

                    (3) "Assigned Value" shall mean the highest of (i) the price per share of common stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of common stock to be paid by any third party pursuant to an agreement with Bancorp, or (iii) in the event of a sale of all or substantially all of Bancorp's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Bancorp as determined by a nationally recognized investment banking firm selected by Buyer divided by the number of shares of Bancorp Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by Buyer.

                    (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the six (6) months immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, however, that if Bancorp is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Bancorp or by any company which controls or is controlled by such person, as Buyer may elect.

             (c) The Substitute Option shall have the same terms and conditions as the Option, provided, that if any term or condition of the Substitute Option cannot, for legal reasons, be the same as the Option, such term or condition shall be as similar as possible and in no event less advantageous to Buyer. The issuer of the Substitute Option shall also enter into an agreement with Buyer in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

             (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Bancorp Common Stock for which the Option is then exercisable, divided by (ii) the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Bancorp Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

             (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the number of shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

             (f) Bancorp shall not enter into any transaction described in subsection (a) of this Section 9 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Bancorp hereunder.

     10. LISTING. If Bancorp Common Stock to be acquired upon exercise of the Option is then authorized for listing on the NASDAQ or on any other national securities exchange or automated quotation system, Bancorp will promptly file an application to authorize for listing the shares of Bancorp Common Stock to be acquired upon exercise of the Option on the NASDAQ or such other securities exchange or quotation system and will use its best efforts to obtain approval of such listing as soon as practicable.

     11. MISCELLANEOUS.

             (a) Expenses. Except as otherwise provided in Section 8, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

             (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

             (c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement, with the Merger Agreement and the other Transaction Documents, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Buyer to acquire, or does not require Bancorp to repurchase, the full number of shares of Bancorp Common Stock as provided herein, it is the express intention of Bancorp to allow Buyer to acquire or to require Bancorp to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

             (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

             (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

             (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Buyer, addressed to:    BankFinancial Corporation, Inc.
                              1200 Internationale Parkway, Suite 101
                              Woodridge, Illinois 60517
                              Telecopy:   (630) 972-3633
                              Attention:  Mr. James J. Brennan

with a copy to:               Barack Ferrazzano Kirschbaum Perlman
                              & Nagelberg
                              333 West Wacker Drive, Suite 2700
                              Chicago, Illinois  60606
                              Telecopy:   (312) 984-3222
                              Attention:  Edwin S. del Hierro, Esq.

If to Bancorp, addressed to:  Success Bancshares, Inc.
                              1 Marriott Drive
                              Lincolnshire, Illinois 60069
                              Telecopy:   (847) 634-2635
                              Attention:  Wilbur G. Meinen

with a copy to:               Vedder, Price, Kaufman & Kammholz
                              222 North LaSalle Street
                              Chicago, Illinois 60601-1003
                              Telecopy:   (312) 609-5005
                              Attention:  Daniel O'Rourke, Esq.

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

             (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

             (h) Assignment. TRANSFER OF THIS AGREEMENT IS SUBJECT TO CERTAIN PROVISIONS CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER THE 1933 ACT. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Buyer may assign this Agreement to a wholly owned subsidiary of Buyer. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

             (i) Further Assurances. In the event of any exercise of the Option by Buyer, Bancorp and Buyer shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

             (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Bancorp and Buyer have caused this Option Agreement to be signed by their respective officers, all as of the day and year first written above.

BANKFINANCIAL CORPORATION                 SUCCESS BANCSHARES, INC.


By:  /s/ F. Morgan Gasior                 By:   /s/ Wilbur G. Meinen
     ---------------------------------          --------------------------------
     F. Morgan Gasior                           Wilbur G. Meinen
Its: Chairman and Chief                   Its:  Chairman and Chief
     Executive Officer                          Executive Officer


Attest: /s/ James J. Brennan              Attest: /s/ Laurie Breitenstein
       -------------------------------           -------------------------------
       James J. Brennan                          Laurie Breitenstein
Its:   Secretary                          Its:   Secretary

                               FAIRNESS OPINION OF
                         KEEFE, BRUYETTE & WOODS, INC.

                                                                         ANNEX D

                                               September 17, 2001


The Board of Directors
Success Bancshares, Inc.
100 Tri-State International
Lincolnshire, IL 60069

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of Success Bancshares, Inc. ("Success") of the consideration offered in the proposed merger (the "Merger") of Success with BankFinancial Corporation ("BankFinancial"), pursuant to the Agreement and Plan of Merger, dated as of May 21, 2001, between Success and BankFinancial (the "Agreement"). Pursuant to the terms of the Agreement, each outstanding share of Common Stock of Success (the "Common Shares") will be converted into $19.00 in cash.

     Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of the banking enterprises. In the ordinary course of our business as a broker-dealer, we may from time to time purchase securities from, and sell securities to, Success and BankFinancial, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Success for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Success. We have acted exclusively for the Board of Directors of Success in rendering this fairness opinion and will receive a fee from Success for our services.

     In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Success and BankFinancial and the Merger, including among other things, the following: (i) the Agreement; (ii) the Annual Reports to Shareholders and Annual Reports on Form 10-K for the three years ended December 31, 2000 of Success; (iii) certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Success and certain other communications from Success to their respective shareholders; and (iv) other financial information concerning the businesses and operations of Success and BankFinancial furnished to us by Success and BankFinancial for purposes of our analysis. We have also held discussions with senior management of Success and BankFinancial regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for Success with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

     In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. We have relied upon the management of Success and BankFinancial as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent, that the aggregate allowances for loan and lease losses for Success and BankFinancial are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of Success or BankFinancial, nor have we examined any individual credit files.

     We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of Success and BankFinancial; (ii) the assets and liabilities of Success and BankFinancial; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration offered in the proposed Merger is fair, from a financial point of view, to holders of the Common Shares of Success.

                                               Very truly yours,

                                               Keefe, Bruyette & Woods, Inc.

                                                                         ANNEX E

                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

Section 262. Appraisal Rights.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a, b and c of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)   Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation is a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                            SUCCESS BANCSHARES, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1. APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG BANKFINANCIAL CORPORATION, FINANCIAL FEDERAL MHC, INC., BFIN ACQUISITION CORPORATION AND SUCCESS BANCSHARES, INC., DATED MAY 21, 2001.

                               FOR AGAINST ABSTAIN
                               /_/   /_/     /_/

2.  ELECTION OF DIRECTORS:                 For  Withhold For All
    NOMINEES:  01-Glen Wherfel             All    All    Except
               02-Wilbur G. Meiner, Jr.    /_/    /_/     /_/

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

    ____________________________________

3. In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting and at any postponements or adjournments thereof.


Please send an admission ticket for the Annual Meeting.         /_/

Dated:_____________________________________________, 2001

Signature _________________________________________

Signature _________________________________________

IMPORTANT: Please sign exactly as name appears herein. Each joint owner should sign. Executors, administrators, trustees and others signing in a representative capacity should give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

                              FOLD AND DETACH HERE

                            YOUR NOTE IS IMPORTANT.

                  PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

                            SUCCESS BANCSHARES, INC.
                     100 TRI STATE INTERNATIONAL, SUITE 300
                          LINCOLNSHIRE, ILLINOIS 60069

                                     PROXY

        THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS FOR THE
               ANNUAL MEETING OF STOCKHOLDERS ON OCTOBER 24, 2001

     The undersigned hereby appoints Kurt C. Felde and Avrom H. Goldfeder, and each of them, as proxies of the undersigned, with full power of substitution, to vote, as specified herein, all shares of Common Stock of Success Bancshares, Inc. (the "Company") owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held on October 24, 2001 and at any postponements or adjournments thereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG BANKFINANCIAL CORPORATION, FINANCIAL FEDERAL MHC, INC., BFIN ACQUISITION CORPORATION AND THE COMPANY, DATED MAY 21, 2001, IN PROPOSAL 1, AND FOR THE ELECTION AS DIRECTOR OF ALL THE NOMINEES NAMED ON THE REVERSE SIDE IN PROPOSAL 2.

            (Continued and to be signed and dated on reverse side.)